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                                                                    Exhibit 10.3

                                Texas Department
                                       Of
                                 Human Services

                                     [SEAL]

                               STAR+PLUS CONTRACT
--------------------------------------------------------------------------------

                              AMERICAID Texas, Inc.

                               HARRIS SERVICE AREA





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                                TABLE OF CONTENTS



ARTICLE                 I           PARTIES AND AUTHORITY TO CONTRACT.........1

ARTICLE                 II          DEFINITION............................... 2

ARTICLE                 III         PLAN ADMINISTRATIVE AND HUMAN RESOURCE
                                    REQUIREMENTS.............................14

         3.1            ORGANIZATION AND ADMINISTRATION......................14
         3.2            NON-PROVIDER SUBCONTRACTS............................15
         3.3            MEDICAL DIRECTOR.....................................17
         3.4            PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS....17
         3.5            RECORDS REQUIREMENTS AND RECORDS RETENTION...........19
         3.6            HMO REVIEW OF TDHS MATERIALS.........................20
         3.7            REQUIRMENTS FOR EDUCATION, TRAINING, AND ADVISORY
                        COMMITTEE ACTIVITIES.................................20

ARTICLE                 IV          FISCAL, FINANCIAL AND SOLVENCY
                                    REQUIREMENTS.............................20

         4.1            FISCAL SOLVENCY......................................20
         4.2            MINIMUM NET WORTH....................................21
         4.3            PERFORMANCE BOND.....................................21
         4.4            INSURANCE............................................21
         4.5            FRANCHISE TAX........................................22
         4.6            AUDIT................................................22
         4.7            PENDING OR THREATENED LITIGATION.....................22
         4.8            MISREPRESENTATION AND FRAUD IN RESPONSE TO RFA.......22
         4.9            THIRD PARTY RECOVERY.................................23
         4.10           CLAIMS PROCESSING REQUIREMENTS.......................24
         4.11           INDEMNIFICATION......................................26

ARTICLE                 V           STATUTORY AND REGULATORY COMPLIANCE
                                    REQUIREMENTS.............................26

         5.1            COMPLIANCE WITH FEDERAL, STATE, AND LOCAL LAWS.......26
         5.2            PROGRAM INTEGRITY....................................27
         5.3            FRAUD AND ABUSE COMPLIANCE PLAN......................27
         5.4            SAFEGUARDING INFORMATION.............................29
         5.5            NON-DISCRIMINATION...................................30
         5.6            HISTORICALLY UNDERUTILIZED BUSINESS (HUBs)...........30
         5.7            AFFIRMATIVE ACTION...................................31
         5.8            BUY TEXAS............................................31
         5.9            CHILD SUPPORT........................................31
         5.10           REQUEST FOR PUBLIC INFORMATION.......................32
         5.11           NOTICE AND APPEAL....................................32

ARTICLE                 VI          SCOPE OF SERVICES........................33

         6.1            SCOPE OF SERVICES....................................33
         6.2            PRE-EXISTING CONDITIONS..............................35
         6.3            SPAN OF ELIGIBILITY..................................35
         6.4            CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS......36


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         6.5            EMERGENCY CARE.......................................36
         6.6            BEHAVIORAL HEALTH SERVICES - SPECIFIC REQUIREMENTS...37
         6.7            FAMILY PLANNING - SPECIFIC REQUIREMENTS..............39
         6.8            TEXAS HEALTH STEPS (EPSDT)...........................41
         6.9            PERINATAL SERVICES...................................43
         6.10           EARLY CHILDHOOD INTERVENTION.........................44
         6.11 SPECIAL SUPPLEMENTAL NUTRITION PROGRAM FOR WOMEN INFANTS, AND CHILDREN (WIC)- SPECIFIC REQUIREMENTS,..45
         6.12           TUBERCULOSIS (TB)....................................45
         6.13           HEALTH EDUCATION AND WELLNESS AND PREVENTION PLANS...46
         6.14           CARE COORDINATION AND TRANSITION PLANS
                        FOR LONG TERM CARE SERVICES..........................47
         6.15           1915 (C) WAIVER SERVICE(COMMUNITY BBASED
                        ALTERNATIVES)....................................... 51

ARTICLE                 VII         PROVIDER NETWORK REQUIREMENTS............52

         7.1            NETWORK PROVIDER DIRECTORY...........................52
         7.2            PROVIDER ACCESSIBILITY...............................53
         7.3            PROVIDER CONTRACTS...................................54
         7.4            PHYSICIAN INCENTIVE PLANS............................58
         7.5            PROVIDER MANUAL AND PROVIDER TRAINING................59
         7.6            MEMBER PANEL REPORTS.................................60
         7.7            PROVIDER COMPLAINT AND APPEAL PROCEDURES.............60
         7.8            PROVIDER QUALIFICATIONS - GENERAL....................61
         7.9            PRIMARY CARE PROVIDERS...............................62
         7.10           OB/GYN PROVIDERS.....................................66
         7.11           SPECIALTY CARE PROVIDERS.............................66
         7.12           SPECIAL HOSPITALS AND SPECIALTY CARE FACILITIES......67
         7.13           BEHAVIORAL HEALTH - LOCAL MENTAL HEALTH AUTHORITY
                        (LMHA)...............................................67
         7.14           SIGNIFICANT TRADITIONAL PROVIDERS (STPS).............69
         7.15           FEDERALLY QUALIFIED HEALTH CENTERS (FQHC) AND
                        RURAL HEALTH CLINICS (RHC) ..........................70

ARTICLE                 VIII        MEMBER SERVICES REQUIREMENTS.............70

         8.1            MEMBER EDUCATION.....................................70
         8.2            MEMBER HANDBOOK......................................71
         8.3            ADVANCE DIRECTIVES...................................71
         8.4            MEMBER ID CARDS......................................73
         8.5            MEMBER HOTLINE.......................................73
         8.6            MEMBER COMPLAINT PROCESS.............................73
         8.7            MEMBER NOTICES, APPEALS AND FAIR HEARINGS............75
         8.8            MEMBER CULTURAL AND LINGUISTIC SERVICES..............77

ARTICLE                 IX          MARKETING AND PROHIBITED PRACTICES.......78

         9.1            MARKETING MATERIALS..................................78
         9.2            ADHERENCE TO MARKETING GUIDELINES....................78

ARTICLE                 X           MIS SYSTEM REQUIREMENTS..................78

         10.1           MODEL MIS REQUIREMENTS...............................78
         10.2           SYSTEM WIDE FUNCTIONS................................79
         10.3           ENROLLMENT/ELIGIBILITY SUBSYSTEM.....................80
         10.4           PROVIDER SUBSYSTEM...................................81
         10.5           ENCOUNTER/CLAIMS PROCESSING SUBSYSTEM................81

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         10.6           FINANCIAL SUBSYSTEM..................................82
         10.7           UTILIZATION/QUALITY IMPROVEMENT SUBSYSTEM............83
         10.8           REPORT SUBSYSTEM.....................................84
         10.9           DATA INTERFACE SUBSYSTEM.............................85
         10.10          TPR SUBSYSTEM........................................86
         10.11          YEAR 2000 COMPLIANCE.................................87

ARTICLE                 XI          QUALITY ASSURANCE AND QUALITY IMPROVEMENT
                                    PROGRAM..................................87

         11.1           QUALITY IMPROVEMENT PROGRAM (QIP) SYSTEM.............87
         11.2           WRITTEN QIP PLAN.....................................87
         11.3           QUI SUBCONTRACTING ..................................87
         11.4           BEHAVIORAL HEALTH INTEGRATION INTO QIP...............88
         11.5           QIP REPORTING REQUIREMENTS...........................88

ARTICLE                 XII         REPORTING REQUIREMENTS...................88

         12.1           FINANCIAL REPORTS....................................88
         12.2           STATISTICAL REPORTS..................................89
         12.3           ARBITRATION/LITIGATION CLAIMS REPORT.................90
         12.4           SUMMARY REPORT OF PROVIDER COMPLAINTS................90
         12.5           PROVIDER NETWORK REPORTS.............................91
         12.6           MEMBER COMPLAINTS....................................91
         12.7           FRAUDULENT PRACTICES.................................91
         12.8           UTILIZATION MANAGEMENT REPORTS - BEHAVIORAL HEALTH...91
         12.9           UTILIZATION MANAGEMENT REPORTS - PHYSICAL HEALTH.....92
         12.10          UTILIZATION MANAGEMENT REPORTS - LONG TERM CARE......92
         12.11          QUALITY IMPROVEMENT REPORTS..........................92
         12.12          HUB QUARTERLY REPORTS................................93
         12.13          THSTEPS REPORTS......................................93

ARTICLE                 XIII        PAYMENT PROVISIONS.......................93

         13.1           CAPATATION AMOUNTS...................................93
         13.2           EXPERIENCE REBATE TO STATE...........................95
         13.3           ADJUSTMENTS TO PREMIUM...............................96

ARTICLE                 XIV         ELIGIBILITY, ENROLLMENT, AND
                                    DISENROLLMENT............................97

         14.1           ELIGIBILITY DETERMINATION............................97
         14.2           ENROLLMENT...........................................98
         14.3           PLAN CHANGES FROM HMO AND DISENROLLMENT FROM
                        MANAGED CARE.........................................99
         14.4           AUTOMATIC RE-ENROLLMENT.............................100
         14.5           ENROLLMENT REPORTS..................................100

ARTICLE                 XV          GENERAL PROVISIONS......................100

         15.1           INDEPENDENT CONTRACTOR..............................100
         15.2           AMENDMENT...........................................100
         15.3           LAW, JURISDICTION AND VENUE.........................101
         15.4           NON-WAIVER..........................................101
         15.5           SEVERABILITY........................................101
         15.6           ASSIGNMENT..........................................101
         15.7           MAJOR CHANGE IN CONTRACTING.........................101

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         15.8           NON-EXCLUSIVE.......................................102
         15.9           DISPUTE RESOLUTION..................................102
         15.10          DOCUMENTS CONSTITUTING CONTRACT.....................102
         15.11          FORCE MAJEURE.......................................102
         15.12          NOTICES.............................................102
         15.13          SURVIVAL............................................102

ARTICLE                 XVI         DEFAULT AND REMEDIES....................103

         16.1           DEFAULT BY TDHS.....................................103
         16.2           REMEDIES AVAILABLE TO HMO FOR TDHS DEFAULT..........103
         16.3           DEFAULT BY HMO......................................103

ARTICLE                 XVII        NOTICE OF DEFAULT AND CURE OF DEFAULT...110

ARTICLE                 XVIII       EXPLANATION OF REMEDIES.................111

         18.1           TERMINATION.........................................111
         18.2           DUTIES OF CONTRACTING PARTIES UPON TERMINATION......113
         18.3           SUSPENSION OF NEW ENROLLMENT........................114
         18.4           LIQUIDATED MONEY DAMAGES............................114
         18.5           APPOINTMENT OF TEMPORARY MANAGEMENT.................116
         18.6           TDHS-INITIATED DISENROLLMENT OF A MEMBER OR MEMBERS
                        WITHOUT CAUSE.......................................116
         18.7           RECOMMENDATION TO HCFA THAT SANCTIONS BE TAKEN
                        AGAINST HMO.........................................117
         18.8           CIVIL MONETARY PENALTIES............................117
         18.9           FORFEITURE OF ALL OR A PART OF THE TDI PERFORMANCE
                        BOND................................................117
         18.10          REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED..........117

ARTICLE                 XIX         TERM....................................118

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                                   ATTACHMENTS


ATTACHMENT A
           Value Added Services
ATTACHMENT B
           HUB Reporting Requirements and Forms
ATTACHMENT C
           Behavioral Health Value-added Services
ATTACHMENT D
           Required Critical Elements
ATTACHMENT E
           Cost Principles for Administrative Expenses

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                           1999 CONTRACT FOR SERVICES
                                     BETWEEN
                     THE TEXAS DEPARTMENT OF HUMAN SERVICES
                                       AND
                                       HMO

This Contract is entered into between the Texas Department of Human Services ("TDHS") and AMERICIAD TEXAS, INC. ("HMO"). The purpose of this Contract is to set forth the terms and conditions for HMO participation as a managed care organization in the TDHS STAR+PLUS Program ("STAR+PLUS"). Under the terms of this Contract HMO will provide comprehensive health care services to qualified and eligible Medicaid recipients through a managed care delivery system. This is a risk-based Contract. HMO was selected to provide services under this Contract pursuant to Human Resources Code Section 22.002(f). The HMO's original selection for this Contract was based on HMOs Application to TDH/TDHS Request for Application (RFA). Representation and responses contained in HMO's Application are incorporated into and are enforceable provisions of this Contract, except where changed by this Contract.

ARTICLE I               PARTIES AND AUTHORITY TO CONTRACT

1.1 The Texas Legislature has designated the Texas Health and Human Services Commission ("THHSC") as the single state agency to administer the Medicaid program in the state of Texas. THHSC has delegated the authority to operate the Medicaid managed care delivery system for the population covered by this Contract to TDHS. TDHS has authority to contract with HMO to carry out the duties and functions of the Medicaid managed care program for the population served by this Contract under the Human Resources Code, chapter 32.

1.2 HMO is a corporation with authority to conduct business in the State of Texas and has a certificate of authority from the Texas Department of Insurance (TDI) to operate as a Health Maintenance Organization (HMO) under Chapter 20A of the Insurance Code. HMO is in compliance with all TDI rules and laws that apply to HMOs. HMO has been authorized to enter into this contract by its Board of Directors or other governing body. HMO is an authorized vendor with TDHS and has received a Vendor Identification number from the Texas Comptroller of Public Accounts.

1.3 This contract is subject to the approval and ongoing monitoring of the federal Health Care Financing Administration (HCFA).

1.4 TDHS is required by Human Resources Code Section 32.043(a) and Government Code Section 533.007 to conduct readiness review of HMO's performance and compliance with this contract as a condition for retention and renewal.

1.4.1 Readiness review may include a review of HMO's past performance and compliance with the requirements of this contract and on-site inspections of any or all of HMO's systems or processes.

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1.4.2 The State will provide HMO with at least 30 days written notice prior to conducting an HMO readiness review. A report of the results of the readiness review findings will be provided to HMO within 10 weeks from the completion of the readiness review. The readiness review report will include any deficiencies, which must be corrected, and the timeline within which the deficiencies must be corrected.

1.4.3 The State reserves the right to conduct on-site inspection of any or all of HMO's systems and processes as often as necessary to ensure compliance with contract requirements. TDHS may conduct at least one complete on-site inspection of all systems and processes every three years.

      The State will provide six weeks advance notice to HMO of the three year on-site inspection, unless the State enters into an MOU with the Texas Department of Insurance to accept the TDI report in lieu of an on-site inspection. The State will notify HMO prior to conducting an onsite visit related to a regularly scheduled review specifically described in this contract. Even in the case of a regularly scheduled visit, the State reserves the right to conduct an onsite review without advance notice if the State believes there may be potentially serious or life-threatening deficiencies.

1.5 AUTHORITY OF HMO TO ACT ON BEHALF OF THE STATE. HMO is given express, limited authority to exercise the State's right of recovery, for expenses incurred related to acute care services, as provided in Article 4.9, and to enforce provisions of this contract which require providers or subcontractors to produce records, reports, encounter data, public health data, and other documents to comply with this contract and which the State has authority to require under State or federal laws.

      The HMO is obligated to pursue recovery for expenses related to long-term care services or to assist the state in pursuit of recovery as required in
      Article 4.9.

ARTICLE II              DEFINITIONS

TERMS USED THROUGHOUT THIS CONTRACT HAVE THE FOLLOWING MEANING, UNLESS THE CONTEXT CLEARLY INDICATES OTHERWISE:

Abuse means provider practices that are inconsistent with sound fiscal, business, or medical practices, and result in an unnecessary cost to the Medicaid program, or in reimbursement for services that are not medically necessary or that fail to meet professionally recognized standards for health care. It also includes recipient practices that result in unnecessary cost to the Medicaid program.

Acute Care means medical care provided under the direction of a physician for a condition having a relatively short duration.

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Adjudicate means to deny or pay a clean claim.

Adverse action means a denial, termination, suspension, reduction of covered services, denial of a continued stay in a health facility, a retrospective denial of a continued service or a denial of prior authorization for covered services affecting a Member. This term does not include reaching the end of prior authorized services.

Adverse determination means a determination by a utilization review agent that the health care services furnished, or proposed to be furnished to a patient, are not medically necessary or not appropriate.

Affiliate means any individual or entity: owning or holding more than a five percent (5%) interest in HMO; in which HMO owns or holds more than a five percent (5%) interest; or, any parent entity; or any subsidiary entity of HMO, regardless of the organizational structure of the entity.

Allowable Expenses means all expenses related to the Contract for Services between TDHS and HMO that are incurred during the term of the Contract that are not reimbursable or recovered from another source.

Allowable Revenue means all Medicaid managed care revenue received by HMO for the contract period, including retroactive adjustments made by TDHS.

Appeal of adverse determination means the formal process by which a utilization review agent offers a mechanism to address adverse determinations as defined in
Article 21.58A, Texas Insurance Code.

Behavioral health services means covered services for the treatment of mental or emotional disorders and treatment of chemical dependency disorders.

Benchmark means a target or standard based on historical data or an objective/goal.

Capitation means a method of payment in which HMO or a health care provider receives a fixed amount of money each month for each enrolled Member, regardless of the amount of covered services used by the enrolled Member.

Care Coordination means a specialized care management service that is performed by a Care Coordinator and that includes but is not limited to:

      (a) Identification of needs, including physical health, mental health services and long term support services, and development of a Care Plan (CP) to address those needs;

      (b) Assistance to ensure timely and a coordinated access to an array of providers and services;

      (c)   Attention to addressing unique needs of Members; and

      (d) Coordination of Plan services with social and other services delivered outside the Plan, as necessary and appropriate.

Care Coordinator means the person with primary responsibility for providing care coordination/management to members with complex care needs including long term

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care. The Care Coordinator need not be a medical professional. This person is authorized by HMO to authorize the provision and delivery of long term care services.

Care Plan (CP) means an individualized plan of care developed with and for Members who have chronic or complex conditions. A CP includes, but is not limited to, the following:

      (a)   A Member's history;

      (b)   A summary of current medical and social needs and concerns;

      (c)   Short and long term care needs and goals; and

      (d) A list of services required their frequency, and a description of who will provide the services.

CHIP means Children's Health Insurance Program established by Title XXI of the Social Security Act to assist state efforts to initiate and expand child health assistance to uninsured, low-income children.

Chronic or complex condition means a physical, behavioral, or developmental condition which may have no known cure and/or is progressive and/or can be debilitating or fatal if left untreated or under-treated.

Clean claim means a TDHS approved or identified claim format that contains all data fields required by HMO and TDHS for final adjudication of the claim. The required data fields must be complete and accurate. Clean claim also includes HMO-published requirements for adjudication, such as medical records, as appropriate (see definition of Unclean Claim). The TDHS required data fields are identified in TDHS "HMO Encounter Data Claims Submission Manual".

CLIA means the federal legislation commonly known as the Clinical Laboratories Improvement Act of 1988 as found at Section 353 of the federal Public Health Services Act, and regulations adopted to implement the Act.

Community Based Alternatives (CBA) Waiver is the TDHS waiver program, which provides home and community-based services to aged and disabled adults as cost-effective alternatives to institutional care in nursing homes.

Community Management Team (CMT) means interagency groups responsible for developing and implementing the Texas Children's Mental Health Plan (TCMHP) at the local level. A CMT consists of local representatives from TXMHMR, the Mental Health Association of Texas, Texas Commission on Alcohol and Drug Abuse, Texas Department of Protective and Regulatory Services, Texas Department of Human Services, Texas Department of Health, Juvenile Probation Commission, Texas Youth Commission, Texas Rehabilitation Commission, Texas Education Agency, Council on Early Childhood Intervention and a parent representative. This organizational structure is also replicated in the State Management Team that sets overall policy direction for the TCMHP.

Community Resource Coordination Groups (CRCGs) means a statewide system of local interagency groups, including both public and private providers, which coordinate services for "multi-problem" children and youth. CRCGs develop individual service plans for children and adolescents whose needs can be met only through interagency cooperation. CRCGs address complex needs in a model that promotes local decision-

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making and ensures that children and adolescents receive the integrated combination of social, medical and other services needed to address their individual problems.

Complainant means a Member or a treating provider or other individual designated to act on behalf of the Member who files the complaint.

Complaint means any dissatisfaction, expressed by a complainant orally or in writing to the HMO, with any aspect of HMO's operation, including, but not limited to, dissatisfaction with plan administration; procedures related to review or appeal of an adverse determination, as that term is defined by Texas Insurance Code Article 20A.12, with the exception of the Independent Review Organization requirements; the denial, reduction, or termination of a service for reasons not related to medical necessity; the way a service is provided; or disenrollment decisions expressed by a complainant. The term does not include misinformation that is resolved promptly by supplying the appropriate information or clearing up the misunderstanding to the satisfaction of the Member. The term also does not include a provider's or enrollee's oral/written dissatisfaction or disagreement with an adverse determination or a request for a Fair Hearing to the State.

Complex Need means a condition or situation that results in a need for coordination or access to services beyond what a PCP would normally provide, and which triggers the HMO's determination that a Care Coordinator is required.

Comprehensive Care Program See definition for Texas Health Steps.

Continuity of Care means care provided to a Member by the same primary care provider, specialty provider or other auxiliary provider to the greatest degree possible, so that the delivery of care to the Member remains stable, and services are consistent and unduplicated.

Contract means this Contract between TDHS and HMO and documents included by reference and any of its written amendments, corrections or modifications.

Contract administrator means an entity contracting with the State to carry out specific administrative functions under the State Medicaid managed care program.

Contract period means the period of time starting with effective date of the Contract and ending on the termination date of the Contract.

Court-ordered commitment means a commitment of a STAR+PLUS Member to a psychiatric facility for treatment that is ordered by the court of law pursuant to the Texas Health and Safety Code, Title VII Subtitle C.

Covered Services means health care services and health related services the HMO must provide to Members, including all services required by this Contract and state and federal law, and all value-added services described by the HMO and approved by TDHS.

Cultural competency means the ability of individuals and systems to provide services effectively to people of various cultures, races, ethnic backgrounds, and religions in a manner that recognizes, values, affirms, and respects the worth of the individuals and protects and preserves their dignity.

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Day mean calendar day, unless specified otherwise.

Denied claim means a clean claim or a portion of a clean claim for which a determination is made that the claim cannot be paid.

Disabled Person or Person with Disability means a person under 65 years of age, including a child, who qualifies for Medicaid services because of a disability.

Disability means a physical or mental impairment that substantially limits one or more of the major life activities of an individual.

DSM-IV means the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition, which is the American Psychiatric Association's official classification of behavioral health disorders.

ECI means Early Childhood Intervention which is a federally mandated program for infants and children under the age of three with or at risk for developmental delays and/or disabilities. The federal ECI regulations are found at 34 C.F.R.
303.1 et seq. The state ECI rules are found at 25 TAC Section 621.21 et seq.

Effective date of the Contract means the day on which all parties are bound by the terms and conditions of this Contract.

Emergency Behavioral Health Condition means any condition, without regard to the nature or cause of the condition, which in the opinion of a prudent layperson possessing an average knowledge of health and medicine requires immediate intervention and/or medical attention without which Members would present an immediate danger to themselves or others or which renders Members incapable of controlling, knowing or understanding the consequences of their actions.

Emergency services means covered inpatient and outpatient services that are furnished by a provider that is qualified to furnish such services under this contract and are needed to evaluate or stabilize an emergency medical condition and/or and emergency behavioral health condition.

Emergency Medical Condition means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain), such that a prudent layperson, who possesses an average knowledge of health and medicine could reasonably expect the absence of immediate medical care could result in:

      (a)   placing the patient's health in serious jeopardy;
      (b)   serious impairment to bodily functions;
      (c)   serious dysfunction of any bodily organ or part; or
      (d)   serious disfigurement; or
      (e) in the case of a pregnant woman, serious jeopardy to the health of the fetus.

Encounter means a covered service or a group of services delivered by a provider to a Member during a visit between the Member and provider. This also includes value-added services.

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Encounter data means data elements from fee-for-service claims or capitated services proxy claims that are submitted to the State by HMO in accordance with TDHS "HMOs Encounter Data Claims Submission Manual".

Enrollment Broker means an entity contracting with the State to carry out specific functions related to Member services (i.e., enrollment/disenrollment, complaints, etc.) under the State's Medicaid managed care program.

Enrollment Report means the list of Medicaid recipients who are enrolled with an HMO as Members for the month the report was issued.

EPSDT means the federally mandated Early and Periodic Screening, Diagnosis and Treatment program contained at 42 United States Code 1396d(r). (See definition for Texas Health Steps.) The name has been changed to Texas Health Steps (THSteps) in the State of Texas.

Execution Date means the date this Contract is signed by persons with the authority to contract for TDHS and HMO.

Experience Rebate means excess of allowable HMO STAR+PLUS revenues over allowable HMO STAR+PLUS expenses.

Fair Hearing means the process adopted and implemented by the Texas Department of Health, 25 TAC Chapter 1, in compliance with federal regulations and state rules relating to Medicaid Fair Hearings for Acute Care Services, found at 42 CFR Part 431, Subpart E, and 1 TAC, Chapter 357., or a hearing conducted under the rules set forth in 40 TAC chapter 79, Subchapters L, M and N for Long Term Care services.

FQHC means a Federally Qualified Health Center that has been certified by HCFA to meet the requirements of Section 1861(aa)(3) of the Social Security Act as a federally qualified health center and is enrolled as provider in the Texas Medicaid program.

Fraud means an intentional deception or misrepresentation made by a person with the knowledge that the deception could result in some unauthorized benefit to himself or some other person. It includes any act that constitutes fraud under applicable federal or state law.

HCFA means the Federal Health Care Financing Administration.

Health care services means medically necessary physical medicine, behavioral health care and health-related services which an enrolled population might reasonably require in order to be maintained in good health, including, as a minimum, emergency care and impatient and outpatient services.

Implementation Date means the first date that Medicaid managed care services are delivered to Members in a service area.

Inpatient Stay means at least a 24 hour stay in a facility licensed to provide hospital care.

JCAHO means Joint Commission on Accreditation of Health Care Organizations.

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Local Health Department means a local health department established pursuant to
Health and Safety Code, Title 2, Local Public Health Reorganization Act Section 121.031.

Local Mental Health Authority (LMHA) means an entity to which the TXMHMR board delegates its authority or responsibility within a specified region for planning, policy development, coordination, and resource development and allocation and for supervising and ensuring the provision of mental health services to persons with mental illness in one or more local service areas.

Long term care is a continuum of care and assistance ranging from in-home and community based services for elderly people and people with disabilities who need help in maintaining their independence, to institutional care for those who require that level of support, seeking to maintain independence for the individual while providing the support required. Long term care services are listed in Appendices KK and LL of the RFA.

Major life activities means functions such as caring for oneself, performing manual tasks, walking, seeing, hearing, speaking, breathing, learning, and working.

Major population group means any population which represents at least 10% of the Medicaid population in any of the counties in the service area served by the Contractor.

Medical Assistance Only (MAO) means one of the three primary classes of Texas Medicaid clients. The other two are Public Assistance and SSI. MAO clients receive no cash assistance but receive "Medical Assistance Only." MAO clients are related to the financial assistance programs in that, except for some eligibility criteria, they would be eligible for money payments. This means that they are in one of the categories of aged, blind, disabled or families with dependent children.

Medical Home means a primary care provider or specialty care provider who has accepted the responsibility to act as a PCP for providing accessible, continuous, comprehensive and coordinated care to Members participating in the TDHS Medicaid managed care program.

Medically Necessary Behavioral Health Services means those behavioral health services which:

      (a) are reasonable and necessary for the diagnosis or treatment of a mental health or chemical dependency disorder or to improve or to maintain or to prevent deterioration of functioning resulting from such a disorder;
      (b) are in accordance with professionally accepted clinical guidelines and standards of practice in behavioral health care;
      (c) are furnished in the most appropriate and least restrictive setting in which services can be safely provided;
      (d) are the most appropriate level of supply or service which can safely be provided; and
      (e) could not be omitted without adversely affecting the Member's mental and/or physical health or the quality of care rendered.

Medically necessary health services means health services other than behavioral health services which are:

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      (a)   reasonable and necessary to prevent illnesses or medical conditions, or provide early screening, interventions, and/or treatments for conditions that cause suffering or pain, cause physical deformity or limitations in function, threaten to cause or worsen a handicap, cause illness or infirmity of a Member, or endanger life;
      (b) provided at appropriate facilities and at the appropriate levels of care for the treatment of a Member's health conditions;
      (c) consistent with health care practice guidelines and standards that are endorsed by professionally recognized health care organizations or governmental agencies;
      (d)   consistent with the diagnoses of the conditions; and
      (e) no more intrusive or restrictive than necessary to provide a proper balance of safety, effectiveness, and efficiency.

Medicare is a health insurance program for people 65 and older and some people under age 65 who are disabled. It is a federal government program authorized under Title XVIII of the Social Security Act and is administered by the Health Care Financing Administration (HCFA). For people with very low incomes, state Medicaid programs may pay the amounts Medicare does not pay and may pay some health care expenses not covered by Medicare if the individual is also eligible for Medicaid.

Member means a person who: is entitled to benefits under Title XIX of the Social Security Act and the Texas Medical Assistance Program (Medicaid), is in a Medicaid eligibility category included in the STAR+PLUS Program, and is enrolled in the STAR+PLUS Program.

Member month means one client enrolled with HMO during any given month. The total Member months for each month of a year comprise the annual Member months.

Mental health priority population means those individuals served by TXMHMR who meet the definition of the priority population. The priority population for mental health services is defined as:

      Children and adolescents under the age of 18 who have a diagnosis of mental illness who exhibit severe emotional or social disabilities which are life-threatening or require prolonged intervention.

      Adults who have severe and persistent mental illnesses such as schizophrenia, major depression, manic depressive disorder, or other severely disabling mental disorders which require crisis resolution or ongoing and long-term support and treatment.

Minimum Data Set for Home Care (MDS-HC) is the screening component of the Resident Assessment Instrument for Home Care (RAI-HC) that enables a home care provider to briefly assess multiple key domains of function, health, social support, and service use. Particular MDS-HC items also identify clients who could benefit from further evaluation of specific problems and risks for functional decline. These items, known as "triggers", link the MDS-HC to a series of problem-oriented Client Assessment Protocols (CAPs). The MDS-HC instrument is included in Appendix NN of the RFA.


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Minimum Data Set 2.0 for Nursing Facilities (MDS-NF) is a comprehensive screening component of the Resident Assessment Instrument for long term care facilities certified to participate in Medicare or Medicaid that is administered to all residents upon admission to the nursing facility to facilitate development of a care plan. The items in the MDS-NF standardize communication about resident problems and conditions within facilities, between facilities, and between facilities and outside agencies.

MIS means management information system.

Non-provider subcontracts means contracts between HMO and a third party which performs a function, excluding delivery of health services, that HMO is required to perform under its contract with TDHS.

Nursing Facility Level of Care is the determination that a Medicaid recipient requires the services of licensed nurses in an institutional setting to carry out the physician's planned regimen for total care. In the STAR+PLUS Program these services can be provided in the home or in community-based programs as a cost-effective, least restrictive alternative to institutional care in a nursing home.

Pended claim means a claim submitted for payment which requires additional information before the claim can be adjudicated as a clean claim.

Premium means the amount paid by the TDHS to a managed care organization on a monthly basis and is determined by multiplying the Member months times the capitation amount for each enrolled Member.

Primary care physician or primary care provider (PCP) means a physician or provider who has agreed with HMO to provide a medical home to Members and who is responsible for providing initial and primary care to patients, maintaining the continuity of patient care, and initiating referrals for care (see also Medical
Home).

Provider means an individual or entity and its employees and Subcontractors that directly provide health care services to HMOs Members under TDHS Medicaid managed care program.

Provider contract means an agreement entered into by a direct provider of health services and HMO or an intermediary entity.

Proxy Claim Form means a form submitted by providers to document services delivered to Medicaid Members under a capitated arrangement. It is not a claim for payment.

Public Information means information that is collected, assembled, or maintained under a law or ordinance or in connection with the transaction of official business by a governmental body or for a governmental body and the governmental body owns the information or has a right of access.

Qualified Disabled and Working Individual (QDWI) is one whose only Medicaid benefit is payment of the Medicare Part A premium. The Omnibus Budget Reconciliation Act of 1989 requires the state to pay the Medicare Part A premiums for certain disabled and working individuals who are enrolled in Medicare Part A, who are not otherwise eligible for Medicaid, who have countable income of no more than 200% of the Federal poverty

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level, and whose countable resources do not exceed twice the resource limit of the SSI program.

Qualified Medicare Beneficiary (QMB) is an individual who does not receive Medicaid benefits other than Medicare premiums, deductible, and coinsurance liabilities. The Medicare Catastrophic Coverage Act of 1988 requires TDHS to pay Medicare premiums, deductibles, and coinsurance for individuals who are entitled to Medicare Part A, whose income does not exceed 100% of the federal poverty level, and whose resources do not exceed twice the resource limit of the SSI program.

Real Time Captioning (also known as CART, Communication Access Real-Time Translation) means a process by which a trained individual uses a shorthand machine, a computer, and real-time translation software to type and simultaneously translate spoken language into text on a computer screen. Real Time Captioning is provided for individuals who are deaf, have hearing impairments, or have unintelligible speech; and it is usually used to interpret spoken English into text English but may be used to translate other spoken languages into text.

Readiness review means a review process conducted by TDHS or its agent(s) to assess HMOs capacity and capability to perform the duties and responsibilities required under the Contract. This process is required by Texas Government Code
Section 533.007.

Representative means a person who can make care-related decisions for a Member who is not able to make such decisions alone. A representative may, in the following order of priority, be a person who is:

      (a)   A court-appointed guardian of the person;
      (b) A spouse or other family Member (parent) as designated by the Member or the State's surrogate decision maker statute; or
      (c)   Designated as the Member's health care Representative

RFA means the Request for Application issued by TDH/TDHS on January 7, 1997, and all RFA addenda, appendices, corrections or modifications.

Risk means the potential for loss as a result of expenses and costs of HMO exceeding payments made by TDHS under this contract.

SED means severe emotional disturbance.

Service area means the counties included in a site selected for the STAR+PLUS Program, within which a participating HMO must provide services.

Significant Traditional Provider (STP). For acute care services, STP means all hospitals receiving disproportionate share hospital funds (DSH) in FY'97 and all other providers in a county that, when listed by provider type in descending order by the number of recipient encounters, provided the top 80 percent of recipient encounters for each provider type in FY'97. For Long Term Care services STP means a provider with whom Medicaid recipients have well-established or longstanding provider/client relationships, or to whom the recipients have typically or traditionally gone for health care, emergency care or family planning advice. A provider falling within this definition shall be determined by criteria established by the State.

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Special hospital means an establishment that:

      (a) offers services, facilities, and beds for use for more than 24 hours for two or more unrelated individuals who are regularly admitted, treated, and discharged and who require services more intensive than room, board, personal services, and general nursing care;
      (b)   has clinical laboratory facilities, diagnostic X-ray facilities, treatment facilities, or other definitive medical treatment;
      (c)   has a medical staff in regular attendance; and
      (d)   maintains records of the clinical work performed for each patient.

Specified Low-Income Medicare Beneficiary (SLMB) is an individual whose only Medicaid benefit is payment of the Medicare Part B premium. The Omnibus Budget Reconciliation Act of 1990 requires the state to pay the Medicare Part B premiums for individuals who are enrolled in Medicare Part A, whose income is more than 100% of the federal poverty level (FPL) but less than 120% of the FPL, and whose resources do not exceed twice the resource limit of the SSI program. SLMB is considered an extension of QMB.

SPMI means severe and persistent mental illness.

STAR+PLUS is the name of the State of Texas Medicaid managed care program which provides and coordinates preventive, primary, acute and long term care services to persons of all ages with disabilities and elderly persons 65 and over who qualify for Medicaid through SSI/MAO.

State fiscal year means the 12-month period beginning on September 1 and ending on August 31 of the next year.

Subcontract means any written agreement between HMO and other party to fulfill the requirements of this Contract. All subcontracts are required to be in writing.

Subcontractor means any individual or entity which has entered into a subcontract with HMO.

Supplemental Security Income (SSI) a federal cash assistance program of direct financial payments to the aged, blind, and disabled. It is federally administered by the Social Security Administration under Title XVI of the Social Security Act and funded through general federal tax revenues. All persons who are certified as eligible for SSI in Texas are eligible for Medicaid. SSI eligibility determinations are made by local Social Security Administration
(SSA) claims representatives. The transactions are forwarded to SSA in Baltimore, who then notifies the states through the State Data Exchange (SDX).

Supplemental Security Income (SSI) beneficiary is a person that receives supplemental security income cash assistance as cited in 42 USCA Section 1320 a-6.

TAC means Texas Administration Code.

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TCADA means Texas Commission on Alcohol and Drug Abuse. State agency responsible for licensing chemical dependency treatment facilities. TCADA also contracts with providers to deliver chemical dependency treatment services.

TCMHP stands for Texas Children's Mental Health Plan and means an interagency, state-funded initiative that plans, coordinates, provides and evaluates service systems for children and adolescents with behavioral health needs. The Plan is operated at a state and local level by Community Management Teams representing the major child-serving state agencies.

TDD means telecommunication device for the deaf. It is interchangeable with the term teletype machine or TTY.

TDH means the Texas Department of Health

TDHS means the Texas Department of Human Services

TDI means the Texas Department of Insurance.

TDMHMR means the Texas Department of Mental Health and Mental Retardation.

THSteps means Texas Health Steps which is the name adopted by the State of Texas for the federally mandated Early and Periodic Screening, Diagnostic and Treatment (EPSDT) program. It includes the state's Comprehensive Care Program extension to EPSDT, which adds benefits to the federal EPSDT requirements contained in 42 United States Code Section 1396d(r), and defined and codified at 42 Code of Federal Regulations Section 440.40 and Sections 441.56-62. TDHS rules are contained in 25 TAC, Chapter 33 (relating to Early and Periodic Screening, and Diagnosis and Treatment).

Texas Medicaid Provider Procedures Manual means the policy and procedures manual published by or on behalf of the State which contains policies and procedures required of all health care providers who participate in the Texas Medicaid program. The manual is published annually and is updated bi-monthly by the Medicaid Bulletin.

Texas Medicaid Service Delivery Guide means an attachment to the Texas Medicaid Provider Procedures Manual.

THHSC means Texas Health & Human Services Commission.

Third Party Liability (TPL) means the legal responsibility of another individual or entity to pay for all or part of the services provided to Members under this Contract. (See 25 TAC, Subchapter 28, relating to Third Party Resources).

Third Party Recovery (TPR) means the recovery of payments made on behalf of a Member by TDHS or HMO from an individual or entity with the legal responsibility to pay for the services.

TXMHMR means Texas Mental Health and Mental Retardation System which includes the state agency, TDMHMR, and the Local Mental Health and Mental Retardation Authorities.

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Unclean claim means a claim that does not contain accurate and complete data in all claim fields that are required by HMO and TDHS and other HMO-published requirements for adjudication such as medical records, as appropriate (see definition of Clean Claim).

Urgent behavioral health situations means conditions which require attention and assessment within 24 hours but which do not place the Member in immediate danger to themselves or others and the Member is able to cooperate with treatment.

Urgent condition means a health condition, including an urgent behavioral health situation, which is not an emergency but is severe or painful enough to cause a prudent layperson, possessing the average knowledge of medicine, to believe that his or her condition requires medical treatment evaluation or treatment within 24 hours by the Member's PCP or PCP designee to prevent serious deterioration of the Member's condition or health.

Value-added services means a service that the state has approved to be included in this contract for which the HMO does not receive capitation.

ARTICLE III             PLAN ADMINISTRATIVE AND HUMAN RESOURCE
                        REQUIREMENTS

3.1       ORGANIZATION AND ADMINISTRATION

3.1.1 HMO must maintain the organizational and administrative capacity and capabilities to carry out all duties and responsibilities under this Contract.

3.1.2 HMO must maintain assigned staff with the capacity and capability to provide all services to all Members under this Contract.

3.1.3 HMO must maintain an administrative office in the service area (local office). The local office must comply with the American with Disabilities Act requirements for public buildings.

3.1.4 HMO will maintain full-time medical and administrative staff with experience in delivering services to pediatric, geriatric, and disabled populations.

3.1.5 HMO will ensure that medical, functional, and/or long term care decisions are based on the assessed needs of the member and that access to services is not influenced solely by fiscal management decisions

3.1.6 The HMO must provide upon request a current organizational chart showing:

          -         basic functions
          -         the number of employees for those functions
          - a list of key managers in the HMO who are responsible for the basic functions of the organization

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          HMO must also submit a description and organizational chart which illustrates how behavioral health service administration is integrated into the overall administrative structure of the HMO, including individuals assigned to be behavioral health liaisons with the State. The HMO must notify TDHS within fifteen (15) working days of any change in key managers or behavioral health subcontractors. This information must be updated when there is a significant change in organizational structure or personnel.

3.1.7 Participation in Regional Advisory Committee. HMO must participate on a Regional Advisory Committee established in the service area in compliance with the Texas Government Code Section 533.021-533.029.

3.2       NON-PROVIDER SUBCONTRACTS

3.2.1 HMO must enter into written contracts with all Subcontractors and maintain copies of the subcontracts in HMO's administrative office. HMO must submit two copies of all non-provider subcontracts to TDHS for approval no later than 60 days after the effective date of this contract, unless the contract has already been submitted to and approved by TDHS. Subcontracts entered into after the effective date of this contract must be submitted no later than 30 days prior to the date of execution of the subcontract. HMO must also make non-provider subcontracts available to TDHS upon request, at the time and location requested by TDHS.

3.2.1.1 TDHS has 15 working days to review the subcontract and recommend any suggestions or required changes. If TDHS has not responded to HMO by the fifteenth day, HMO may execute the subcontract. TDHS reserves the right to request HMO to modify any subcontract that has been deemed approved.

3.2.1.2 HMO must notify TDHS not less than 90 days prior to terminating any Subcontract affecting a major performance function of this contract. All major Subcontractor terminations or substitutions require TDHS approval. TDHS may require HMO to provide a transition plan describing how the subcontracted function will continue to be provided. All subcontracts are subject to the terms and conditions of this contract and must contain the provisions of Article V, Statutory and Regulatory Compliance, and the provisions contained in Article 3.2.4.

3.2.2 Subcontracts which are requested by any agency with authority to investigate and prosecute fraud and abuse must be produced at the time and in the manner requested by the requesting Agency. Subcontracts requested in response to a public information request must be produced within 3 working days from TDHS' notification to HMO of the request. All requested records must be provided free of charge.

3.2.3 The form and substance of all Subcontracts including subsequent amendments are subject to approval by TDHS. TDHS retains the authority to reject or require changes to any provisions of the subcontract

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          that do not comply with the requirements or duties and
          responsibilities of this contract or create significant barriers for TDHS in carrying out its duty to monitor compliance with the contract. HMO REMAINS RESPONSIBLE FOR PERFORMING ALL DUTIES, RESPONSIBILITIES AND SERVICES UNDER THIS CONTRACT REGARDLESS OF WHETHER THE DUTY, RESPONSIBILITY OR SERVICE IS SUBCONTRACTED TO ANOTHER.

3.2.4 HMO and all intermediary entities must include the following standard language in each subcontract and ensure that this language is included in all subcontracts down to the actual provider of the services. The following standard language is not the only language which will be acceptable by TDHS.

3.2.4.1 Contractor understands that services provided under this contract are funded by state and federal funds under the Texas Medical Assistance Program (Medicaid). Contractor is subject to all state and federal laws, rules and regulations that apply to persons or entities receiving state and federal funds. Contractor understands that any violation by Contractor of a state or federal law relating to the delivery of services under this contract, or any violation of the TDHS/HMO contract could result in liability for contract money damages, and/or civil and criminal penalties and sanctions under state and federal law.

3.2.4.2 The Contractor understands and agrees that the HMO has the sole responsibility for payment of services rendered by the Contractor under this contract. In the event of HMO insolvency or cessation of operations, Contractor's sole recourse is against the HMO through the bankruptcy or receivership estate of the HMO.

3.2.4.3 The Contractor understands and agrees that TDHS is not liable or responsible for payment for any services provided under this contract.

3.2.4.4 The Contractor agrees that any modification, addition, or deletion of the provisions of this agreement will become effective no earlier than 30 days after the HMO notifies TDHS of the change. If TDHS does not provide written approval within 30 days from receipt of notification from the HMO, changes may be considered provisionally approved.

3.2.4.5 This contract is subject to state and federal fraud and abuse statutes. The Contractor is subject to state and federal fraud and abuse statutes. The Contractor will be required to cooperate in the investigation and prosecution of any suspected fraud or abuse, and must provide any and all requested originals and copies of records and information, free of charge on request, to any state or federal agency with authority to investigate fraud and abuse in the Medicaid program.

3.2.5 The Texas Medicaid Fraud Control Unit must be allowed to conduct private interviews of HMO personnel, Subcontractors and their personnel, witnesses, and patients. Requests for information are to be complied with, in the form and the language requested. HMO employees and contractors and Subcontractors and their employees and contractors


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
          must cooperate fully in making themselves available in person for interviews, consultation, grand jury proceedings, pretrial conference, hearings, trial and in any other process, including investigations. Compliance with this Article is at the HMO's and subcontractors' own expense.

3.3       MEDICAL DIRECTOR

3.3.1 HMO must have the equivalent of a full-time Medical Director licensed under the Texas State Board of Medical Examiners (M.D. or D.O.). HMO must have a written job description describing the Medical Director's authority, duties and responsibilities as follows:

3.3.1.1 Ensure that medical necessity decisions, including prior authorization protocols, are rendered by qualified medical personnel and are based on TDHS' definition of medical necessity, and is in compliance with the Utilization Review Act and 21.58a of the Texas Insurance Code.

3.3.1.2 Oversight responsibility of network providers to ensure that all care provided complies with the generally accepted health standards of the community.

3.3.1.3 Oversight of HMO's quality improvement process, including establishing and actively participating in HMO's quality improvement committee, monitoring Member health status, HMO utilization review policies and standards and patient outcome measures.

3.3.1.4 Identify problems and develop and implement corrective actions to quality improvement process.

3.3.1.5 Develop, implement and maintain responsibility for HMO's medical policy.

3.3.1.6   Oversight responsibility for medically related complaints.

3.3.1.7 Participate and provide witnesses and testimony on behalf of HMO in the State Medicaid Fair Hearing process.

3.3.2 The Medical Director must exercise independent medical judgement in all medical necessity decisions. HMO must ensure that medical necessity decisions are not adversely influenced by fiscal management decisions. The State may conduct reviews of medical necessity decisions by HMO Medical Director at any time.

3.4       PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS

3.4.1 HMO must receive written approval from TDHS for all updated written materials, produced or authorized by HMO, containing information about the STAR+PLUS Program prior to distribution to Members, prospective Members, providers within HMO's network, or potential providers who HMO intends to recruit as network providers. This includes Member education materials.

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


3.4.2 Member materials must meet cultural and linguistic requirements as stated in Article VIII. Unless otherwise required, Member materials must be written at 4th - 6th grade reading comprehension level and translated into the language of any major population group, except when the State requires plan to use statutory language (i.e. advanced directives, medical necessity, etc.).

3.4.3 All materials regarding the STAR+PLUS Program, including Member education materials, must be submitted to TDHS for approval prior to distribution. TDHS has 15 working days to review the materials and recommend any suggestions or required changes. If TDHS has not responded to the HMO by the fifteenth day, HMO may print and distribute these materials. TDHS reserves the right to request HMO to modify plan materials that are deemed approved and have been printed or distributed. These modifications can be made at the next printing unless substantial non-compliance exists.

3.4.4 HMO must forward approved English versions of their Member Handbook, Member Provider Directory, newsletters, individual Member letters, and any written information that applies to Medicaid-specific services to TDHS for TDHS to translate into Spanish. TDHS must provide the written and approved translation into Spanish to HMO no later than 15 working days after receipt of the English version by TDHS. HMO must incorporate the approved translation into these materials. If TDHS has not responded to HMO by the fifteenth day, HMO may print and distribute these materials. TDHS reserves the right to require revisions to materials if inaccuracies are discovered or if changes are required by changes in policy or law. These changes can be made at the next printing unless substantial non-compliance exists. HMO has the option of using the TDHS translation unit or their own translators for health education materials that do not contain Medicaid-specific information and for other marketing materials such as billboards, radio spots, and television and newspaper advertisements.

3.4.5 HMO must reproduce all written instructional, educational, and procedural documents required under this Contract and distribute them to its providers and Members. HMO must reproduce and distribute instructions and forms to all network providers who have reporting and audit requirements under this Contract.

3.4.6 HMO must provide TDHS with at least three paper copies and one electronic copy in a format approved by TDHS of their Member Handbook, Provider Manual and Member Provider Directory. If electronic format not available, five paper copies are required.

3.4.7 Changes to the Required Critical Elements for the Member Handbook, Provider Manual, and Member Provider Directory may be handled as inserts until the next printing of these documents.

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3.5       RECORDS REQUIREMENTS AND RECORDS RETENTION

3.5.1 HMO must keep all records required to be created and retained under this contract. Records related to Members served in this service area must be made available in HMO s local office when requested by TDHS. All records must be retained for a period of five (5) years unless otherwise specified in this contract. Original records must be kept in the form they were created in the regular course of business for a minimum of two (2) years following the end of the contract period. Microfilm, digital or electronic records may be substituted for the original records after the first two (2) years, if the retention system is reliable and is supported by a retrieval system which allows reasonable access to the records. All copies of original records must be made using guidelines and procedures approved by TDHS, if the original documents will no longer be available or accessible.

3.5.2 Availability and Accessibility. All records, documents and data required to be created under this contract are subject to audit, inspection and production. If an audit, inspection or production is requested by TDHS, TDHS' designee or TDHS acting on behalf of any agency with regulatory or statutory authority over Medicaid Managed Care, the requested records must be made available at the time and at the place the records are requested. Copies of requested records must be produced or provided free-of-charge to the requesting agency. Records requested after the second year following the end of contract term, which have been stored or archived must be accessible and made available within 10 calendar days from the date of a request by TDHS or the requesting agency or at a time and place specified by the requesting entity.

3.5.3 Accounting Records. HMO must create and keep accurate and complete accounting records in compliance with to Generally Accepted Accounting Principles (GAAP). Records must be created and kept for all claims payments, refunds and adjustment payments to providers, premium or capitation payments, interest income and payments for administrative services or functions. Separate records must be maintained for medical and administrative fees, charges, and payments.

3.5.4 General Business Records. HMO must create and keep complete and accurate general business records to reflect the performance of duties and responsibilities, and compliance with the provisions of this contract.

3.5.5 Medical records. HMO must require, through contractual provisions or provider manual, providers to create and keep medical records in compliance with the medical records standards contained in the Standards for Quality Improvement Programs (pages 76-116 of the Medicaid Managed Care RFA for the Harris Service Area). All medical records must be kept for at least five (5) years, except for records of rural health clinics, which must be kept for a period of six (6) years from the date of service.

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3.5.6     Matters in Litigation. HMO must retain records related to matters in litigation for five (5) years following the termination or resolution of the litigation.

3.5.7 On-line Retention of Claims History. HMO must keep automated claims payment histories for a minimum of 18 months, from date of adjudication, in an on-line inquiry system. HMO must also keep sufficient history on-line to ensure all claim/encounter service information is submitted to and accepted by TDHS for processing.

3.6       HMO REVIEW OF TDHS MATERIALS

          TDHS will submit all studies or audits that relate or refer to HMO for review and comment to HMO 10 working days prior to releasing the report to the public or to Members.

3.7       REQUIREMENTS FOR EDUCATION, TRAINING, AND ADVISORY COMMITTEE
          ACTIVITIES

          HMO is required to participate in education and training activities provided for HMO's staff to educate and train regarding the special needs populations and services included in the STAR+PLUS Project. HMO is also required to attend regular meetings with THHSC and TDHS, and for HMO, CEO staff, the medical director staff, and the care coordinator staff.

ARTICLE IV     FISCAL, FINANCIAL AND SOLVENCY REQUIREMENTS

4.1       FISCAL SOLVENCY

4.1.1 HMO must be and remain in full compliance with all State and federal solvency requirements for HMOs, including but not limited to all reserve requirements, net worth standards, debt to equity ratios, or other debt limitations.

4.1.2 If HMO becomes aware of any impending changes to its financial or business structure which could adversely impact its compliance with these requirements or its ability to pay its debts as they come due, HMO must notify TDHS immediately in writing. In addition, if HMO becomes aware of a take-over or assignment which would require approval of TDI or TDHS, HMO must notify TDHS immediately in writing.

4.1.3 HMO must not have been placed under state conservatorship or receivership or filed for protection under federal bankruptcy laws. None of HMO s property, plant or equipment must have been subject to foreclosure or repossession within the preceding 10-year period. HMO must not have any debt declared in default and accelerated to maturity within the preceding 10-year period. HMO represents that these statements are true as of the contract execution date. HMO must inform TDHS within 24 hours of a change in any of the preceding representations.

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4.2       MINIMUM NET WORTH

4.2.1 HMO has minimum net worth to the greater of (a) $1,500,000; (b) an amount equal to the sum of twenty five dollars ($25) times the number of all enrollees including Medicaid Members; or (c) an amount that complies with standards adopted by TDI. Minimum net worth means the excess total admitted assets over total liabilities, excluding liability for subordinated debt issued in compliance with Article 1.39 of the Insurance Code.

4.2.2 The minimum equity must be maintained during the entire contract period.

4.3       PERFORMANCE BOND

          HMO has furnished TDHS with a performance bond in the form prescribed by TDHS and approved by TDI, naming TDHS as Obligee, securing HMO's faithful performance of the terms and conditions of this contract. The performance bond has been issued in the amount of $100,000 for a two year period (contract period). If the contract is renewed or extended under Article XVIII, a separate bond will be required for each additional term of the contract. The bond has been issued by a surety licensed by TDI, and specifies cash payment as the sole remedy. Performance Bond requirements under this Article must comply with Texas Insurance Code Section 11.1805, relating to Performance and Fidelity Bonds. The bond must be delivered to TDHS at the same time the signed HMO contract is delivered to TDHS.

4.4       INSURANCE

4.4.1 HMO must maintain or cause to be maintained general liability insurance in the amounts of at least $1,000,000 per occurrence and $5,000,000 in the aggregate.

4.4.2 HMO must maintain or require professional liability insurance on each of the providers in its network in the amount of $100,000 per occurrence and $300,000 in the aggregate, or the limits required by the hospital at which the network provider has admitting privileges.

4.4.3 HMO must maintain an umbrella professional liability insurance policy for the greater of $3,000,000 or an amount (rounded to the next $100,000) which represents the number of STAR+PLUS Members enrolled in HMO in the first month of the contract year multiplied by $150, not to exceed $10,000,000.

4.4.4 Any exceptions to the requirements of this Article must be approved in writing by TDHS prior to the effective date of this contract. HMOs and providers who qualify as either state or federal units of government are exempt from the insurance requirements of this Article and are not required to obtain exemptions from these provisions prior to the effective date of this contract. State and federal units of government are required to

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          comply with and are subject to the provisions of the Texas or Federal
          Tort Claims Act.

4.5       FRANCHISE TAX

          HMO certifies that its payment of franchise taxes is current or that it is not subject to the State of Texas franchise tax.

4.6       AUDIT

4.6.1 TDHS, TDI or their designee have the right from time to time to examine and audit books and records of the HMO or of its Subcontractors relating to: (1) HMO's capacity to bear the risk of potential financial losses; (2) services performed or determination of amounts payable under this contract; (3) detection of fraud and abuse; and (4) other purposes TDHS deems to be necessary to perform its regulatory function and/or to enforce the provisions of this contract.

4.6.2 TDHS is required to conduct an audit of HMO at least once every three years. HMO is responsible for paying the costs of an audit conducted under this Article. The costs of the audit paid by HMO are allowable costs under this contract.

4.7       PENDING OR THREATENED LITIGATION

          HMO must require disclosure from Subcontractors and network providers of all pending or potential litigation or administrative actions against the Subcontractor or network provider and must disclose this information to TDHS, in writing, prior to the execution of this contract. HMO must make reasonable investigation and inquiry that there is not pending or potential litigation or administrative action against the providers or Subcontractors in HMO s provider network. HMO must notify TDHS of any litigation which is initiated or threatened during the contract period within seven days of receiving service or becoming aware of the threatened litigation.

4.8       MISREPRESENTATION AND FRAUD IN RESPONSE TO RFA

4.8.1 HMO was awarded the original Contract based upon the responses and representations contained in its application. All responses and representations upon which scoring was based were considered material to the decision of whether to award the original Contract to HMO and are thus incorporated by reference into this Contract. If there is any difference between HMOs RFA responses and this Contract, the Contract shall control.

4.8.2 This Contract was awarded in part based upon HMOs representation of its current equity, deposits and financial ability to bear the risks under this Contract. TDHS will consider any misrepresentations of equity at any time, its ability to bear financial risks of this Contract or otherwise inflating the equity of HMO, solely for the purpose of being awarded this Contract, a material misrepresentation and fraud under this Contract.

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4.8.3     Discovery of any material misrepresentation, or fraud on the part of
          HMO in HMO s application or in HMO s day-to-day activities and operations may cause this contract to terminate and may result in legal action being taken against HMO under this contract, and state and federal civil and criminal laws.

4.9       THIRD PARTY RECOVERY

          FOR ACUTE CARE SERVICES

4.9.1 Third Party Recovery. All Members are required to assign their rights to any benefits to the State and agree to cooperate with the State in identifying third parties who may be liable for all or part of the costs for providing services to the Member, as a condition for participation in the Medicaid program. HMO is authorized to act as the State's agent in enforcing the State's rights to third party recovery under this contract.

4.9.2 Identification. HMO must develop and implement systems and procedures to identify potential third parties who may be liable for payment of all or part of the costs for providing medical services to Members under this contract. Potential third parties must include any of the sources identified in 42 C.F.R. 433.138, relating to identifying third parties, except workers' compensation, uninsured and underinsured motorist insurance, first and third party liability insurance and tortfeasors. HMO must coordinate with the state to obtain information from other state and federal agencies and HMO must cooperate with the State in obtaining information from commercial third party resources. HMO must require all providers to comply with the provisions of 25 TAC
          Section 28, relating to Third Party Recovery in the Medicaid program.

4.9.3 Exchange of identified resources. HMO must forward identified resources of uninsured and underinsured motorist insurance, first and third party liability insurance and tortfeasors ("excepted resources") to the State for the State to pursue collection and recovery from these resources. The State will forward information on all third party resources identified by the State to HMO. HMO must coordinate with the State to obtain information from other state and federal agencies, including HCFA for Medicare and the Child Support Enforcement Division of the Office of the Attorney General for medical support. HMO must cooperate with the State in obtaining and exchanging information from commercial third party resources.

4.9.4 Recovery. HMO must actively pursue and collect from third party resources which have been identified, except when the cost of pursuing recovery reasonably exceeds the amount which may be recovered by HMO. HMO is not required to, but may pursue recovery and collection from the excepted resources listed in 4.9.3. HMO must report the identity of these resources to the State, even if HMO will pursue collection and recovery from the excepted resources.

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4.9.4.1   HMO must provide third party resource information to network providers to whom individual Members have been assigned or who provide services to Members. HMO must require providers to seek recovery from potential third party resources prior to seeking payment from HMO. If network providers are paid capitation, HMO must either seek recovery from third party resources or account to the State for all amounts received by network providers from third party resources.

4.9.4.2 HMO must prohibit network providers from interfering with or placing liens upon the State's right or the HMO's right, acting as the State's agent, to recovery from third party resources. HMO must prohibit network providers from seeking recovery in excess of the Medicaid payable amount or otherwise violating state and federal laws.

4.9.5 Retention. HMO may retain as income all amounts recovered from third party sources as long as recoveries are obtained in compliance with the contract and state and federal laws.

4.9.6 Accountability. HMO must report all third party recovery efforts and amounts recovered as required in 12.1.10. If HMO fails to pursue and recover from third parties no later 180 days after the date of service, the State may pursue third party recoveries and retain all amounts recovered without accounting to HMO for the amounts recovered. Amounts recovered by the State will be added to expected third party recoveries to reduce future capitation rate, except recoveries from those excepted third party resources listed in 4.9.3.


          FOR LONG-TERM CARE SERVICES

4.9.7 HMO is expected to identify members who have insurance coverage that should pay for all or part of the expenses related to the long-term care needs of the client. The use of this process will result in a cost avoidance to hold down costs to the Medicaid program. The HMO may retain any amounts recovered, if the HMO must pursue collection of these benefits after the expenses are incurred.

4.9.8 TDHS retains the right and responsibility to pursue recovery of amounts from subrogation claims arising out of tort claims and recovery from OBRA 93 trusts and annuities. HMO must assist TDHS in these activities by providing information to TDHS related to costs paid on behalf of the member in these situations.

4.10      CLAIMS PROCESSING REQUIREMENTS

4.10.1 HMO and claims processing Subcontractors must comply with the Texas Managed Care Claims Manual (Claims Manual), which contains claims processing requirements. HMO must comply with any changes to Claims Manual with appropriate notice of changes from the State.

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4.10.2    HMO must not pay any claim submitted by a provider who has been excluded or suspended from the Medicare or Medicaid programs for fraud and abuse when the HMO has knowledge of the exclusion or suspension.

4.10.3 All provider clean claims must be adjudicated (finalized as paid or denied adjudicated) within 30 days from the date the claim is received by the HMO. HMO must pay providers interest on a clean claim which is not adjudicated within 30 days from the date the claim is received by the HMO or becomes clean at a rate of 1.5% per month (18% annual) for each month the clean claim remains unadjudicated. HMO will be held to a minimum performance level of 90% of all clean claims paid or denied within 30 days of receipt and 99% of all clean claims paid or denied within 90 days of receipt. Failure to meet these performance levels is a default under this contract and could lead to damages or sanctions as outlined in Article XVII. The performance levels are subject to changes if required to comply with federal and state laws or regulations.

4.10.3.1 All claims and appeals submitted to HMO and claims processing subcontractors must be paid-adjudicated (clean claims), denied-adjudicated (clean claims), or denied for additional information (unclean claims) to providers within 30 days from the date the claim is received by HMO. Providers must be sent a written notice for each claim that is denied for additional information (unclean claims) identifying the claim, all reasons why the claim is being denied, the date the claim was received by HMO, all information required from the provider in order for the HMO to adjudicate the claim, and the date by which the requested information must be received from the provider.

4.10.3.2 Claims that are suspended (pended internally) must be subsequently paid-adjudicated, denied-adjudicated, or denied for additional information (pended externally) within 30 days from date of receipt. No claim can be suspended for a period exceeding 30 days from date of receipt of the claim.

4.10.3.3 HMO must identify each data field of each claim form that is required from the provider in order for the HMO to adjudicate the claim. HMO must inform all network providers about the required fields no later than 30 days prior to the effective date of the contract or as a provision within the HMO/provider contract. Out of network providers must be informed of all required fields if the claim is denied for additional information. The required fields must include those required by the HMO and TDHS.

4.10.4 HMO is subject to the Remedies and Sanctions Article of this contract for claims that are not processed on a timely basis as required by this contract and the Claims Manual. Not withstanding the provisions of Articles 4.10.3, 4.10.3.1 and 4.10.3.2, sanctions will be applied if at least ninety percent (90%) of all claims are not adjudicated (paid, denied, or external pended) within thirty (30) days of receipt and ninety nine percent (99%) with in ninety (90) days of receipt for the contract year to date.

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4.10.5    HMO agrees that when it receives written notification from TDHS that a provider's funds be held because the provider has changed ownership, has an unpaid judgment, sanction, monetary penalty or audit exception, or has failed to meet some other legal requirement, the HMO will place the provider's funds on hold until it receives further notification from TDHS. Upon notification to the HMO, the HMO must either pay the claim or remit the held funds to TDHS.

4.10.6 HMO must comply with the standards adopted by the U.S. Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996 submitting and receiving claims information through electronic data interchange (EDI) that allows for automated processing and adjudication of claims within two or three years, as applicable, from the date the rules promulgated under HIPAA are adopted.

4.11      INDEMNIFICATION

4.11.1 HMO/TDHS: HMO must agree to indemnify TDHS and its agents for any and all claims, cost, damages and expenses, including court costs and reasonable attorney fees which are related to or arise out of:

4.11.1.1 Any failure, inability or refusal of HMO or any of its network providers or other Subcontractors to provide covered services:

4.11.1.2 Claims arising from HMO, HMOs network providers or other Subcontractors negligent or intentional conduct in not providing covered services and;

4.11.1.3 Failure, inability or refusal of HMO to pay any of its network providers or Subcontractors for covered services.

4.11.2 HMO/Provider: HMO is prohibited from requiring any providers to indemnify HMO for HMOs own acts or omissions which result in damages or sanctions being assessed against HMO either under this contract or under State or Federal Law.

ARTICLE V STATUTORY AND REGULATORY COMPLIANCE REQUIREMENTS

5.1       COMPLIANCE WITH FEDERAL, STATE, AND LOCAL LAWS

5.1.1 HMO must know, understand and comply with all state and federal laws and regulations relating to the Texas Medicaid Program which have not been waived by HCFA. HMO must comply with all rules relating to the Medicaid Managed Care program adopted by TDHS, TDI, TDH, THHSC, TDMHMR and any other state agency delegated authority to operate or administer Medicaid or Medicaid Managed Care Programs.

5.1.2 HMO must require through contract provisions, that all network providers or Subcontractors comply with all state and federal laws and regulations

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          relating to the Texas Medicaid program and all rules relating to the
          Medicaid Managed Care program adopted by TDHS, TDI, TDH, THHSC, TDMHMR and any other state agency delegated authority to operate Medicaid or Medicaid Managed Care programs.

5.1.3 HMO must comply with the provisions of the Clean Air Act and the Federal Water Pollution Control Act, as amended, found at 42 C.F.R. 7401, et. seq. and 33 U.S.C.1251, et. seq., respectively.

5.2       PROGRAM INTEGRITY

5.2.1 HMO has not been excluded, debarred, or suspended from participation in any program under Title XVIII or Title XIX under any of the provisions of section 1128(a) or (b) of the Social Security Act (42 USC Section 1320 a-7), or Executive Order 12549. HMO must notify TDHS within 3 days of the time it receives notice that any action being taken against HMO or any person defined under the provision of section 1128 (a) or (b) or any Subcontractor, which could result in exclusion, debarment or suspension of HMO or a Subcontractor from the Medicaid program, or any program listed in Executive Order 12549.

5.2.2 HMO must Comply with the provisions of and file the certification of compliance required by the Byrd Anti-Lobbying Amendment, found at 31 USC 1352, relating to use of federal funds for lobbying for or obtaining federal contracts.

5.3       FRAUD AND ABUSE COMPLIANCE PLAN

5.3.1 This contract is subject to all state and federal laws and regulations relating to fraud and abuse in health care and the Medicaid program. HMO must cooperate and assist TDHS and THHSC and any other state or federal agency charged with the duty of identifying, investigating, sanctioning or prosecuting suspected fraud and abuse. HMO must provide originals and/or copies of all records and information requested and allow access to premises and provide records to TDHS or its authorized agent(s), THHSC, HCFA, the U.S. Department of Health and Human Services, FBI, TDI, and the Texas Attorney General's Medicaid Fraud Control Unit. All copies of records must be provided free of charge.

5.3.2 Compliance Plan. HMO must submit to TDHS for approval a written fraud and abuse compliance plan which is based on the Model Compliance Plan issued by the U.S. Department of Health and Human Services, the Office of Inspector General (OIG), no later than 30 days after the effective date of the contract. HMO must designate an officer or director in its organization who has the responsibility and authority for carrying out the provisions of its compliance plan. HMO must submit any updates or modifications in its compliance plan to TDHS for approval at least 30 days prior to the modifications going into effect. HMO's fraud and abuse compliance plan must:

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5.3.2.1   ensure that all officers, directors, managers and employees know and understand the provisions of HMO's fraud and abuse compliance plan.

5.3.2.2 contain procedures designed to prevent and detect potential or suspected abuse and fraud in the administration and delivery of services under this contract.

5.3.2.3 contain provisions for the confidential reporting of plan violations to the designated person in HMO.

5.3.2.4 contain provisions for the investigation and follow-up of any compliance plan reports.

5.3.2.5 ensure that the identity of individuals reporting violations of the plan is protected.

5.3.2.6 contain specific and detailed internal procedures for officers, directors, managers and employees for detecting, reporting, and investigating fraud and abuse compliance plan violations.

5.3.2.7 require any confirmed or suspected fraud and abuse under state or federal law be reported to TDHS, the Medicaid Program Integrity section of the Office of Investigations and Enforcement of the Texas Health and Human Services Commission, and/or the Medicaid Fraud Control Unit of the Texas Attorney General.

5.3.2.8 ensure that no individual who reports plan violations or suspected fraud and abuse is retaliated against.

5.3.3 Training. HMO must designate executive and essential personnel to attend mandatory training in fraud and abuse detection, prevention and reporting. The training will be conducted by the Office of Investigation and Enforcement, Health and Human Services Commission, and will be provided free of charge. HMO must schedule and complete training no later than 90 days after the effective date of any updates or modification of the written Model Compliance Plan.

5.3.3.1 If HMO's personnel have attended OIE training prior to the effective date of this contract, they are not required to attend additional OIE training unless new training is required due to changes in federal and/or state law or regulations. If additional OIE training is required, TDHS will notify HMO to schedule this additional training.

5.3.3.2 If HMO updates or modifies its written fraud and abuse compliance plan, HMO must train its executive and essential personnel on these updates or modifications no later than 90 days after the effective date of the updates or modifications.

5.3.3.3 If HMO's executive and essential personnel change or if HMO employs additional executive and essential personnel, the new or additional

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          personnel must attend OIE training within 90 days of employment by
          HMO.

5.3.4 HMO's failure to report potential or suspected fraud or abuse may result in sanctions, contract cancellation, or exclusion from participation in the Medicaid program.

5.3.5 HMO must allow the Texas Medicaid Fraud Control Unit and THHSC's Office of Investigations and Enforcement, to conduct private interviews of HMO's employees, subcontractors and their employees, witnesses, and patients. Requests for information must be complied with in the form and the language requested. HMO's employees and its subcontractors and their employees must cooperate fully and be available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process.

5.3.6 Subcontractors. HMO must submit the documentation described in Articles 5.3.6.1 through 5.3.6.3, in compliance with Texas Government Code Section 533.012, regarding any subcontractor providing health care services under this contract except for those providers who have re-enrolled as a provider in the Medicaid program as required by
          Section 2.07, Chapter 1153, Acts of the 75th Legislature, Regular Session, 1997, or who modified a contract in compliance with that section. HMO must submit information in a format as specified by TDHS. Documentation must be submitted no later than 120 days after the effective date of this contract. Subcontracts entered into after the effective date of this contract must be submitted no later than 90 days after the effective date of the subcontract. Documentation required under this provision is not subject to disclosure under Chapter 552, Government Code.

5.3.6.1 a description of any financial or other business relationship between HMO and its subcontractor;

5.3.6.2   a copy of each type of contract between HMO and its subcontractor;

5.3.6.3   a description of the fraud control program used by any subcontractor.

5.4       SAFEGUARDING INFORMATION

5.4.1 All Member information, records and data collected or provided to HMO by TDHS or another state agency is protected from disclosure by state and federal law and regulations. HMO may only receive and disclose information which is directly related to establishing eligibility, providing services and conducting or assisting in the investigation and prosecution of civil and criminal proceedings under state or federal law.

5.4.2 HMO is responsible for informing Members and providers regarding the provisions of 42 CFR 431, Subpart F, relating to Safeguarding Information on Applicants and Recipients, and HMO must ensure that confidential information is protected from disclosure except for authorized purposes.

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5.4.3     HMO must assist network PCPs in policies for protecting the confidentiality of AIDS and HIV-related medical information and an anti-discrimination policy for employees and Members with communicable diseases. Also see Health and Safety Code, Chapter 85, Subchapter E, relating to the Duties of State Agencies and State Contractors.

5.4.4 HMO must require that Subcontractors have mechanisms in place to ensure Member's (including minor's) confidentiality for family planning services.

5.5       NON-DISCRIMINATION

          HMO agrees to comply with and to include in all subcontracts a provision that the Subcontractor will comply with each of the following requirements:

5.5.1 Title VI of the Civil Rights Act of 1964, Section 504 of the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, and all requirements imposed by the regulations implementing these acts and all amendments to the laws and regulations. The regulations provide in part that no person in the United States shall, on the grounds of race, color, national origin, sex, age, disability, political beliefs or religion, be excluded from participation in, or denied, any aid, care, service or other benefits, or be subjected to any discrimination under any program or activity receiving federal funds.

5.5.2 Texas Health and Safety Code Section 85.113 (relating to workplace and confidentiality guidelines regarding AIDS and HIV).

5.5.3 The provisions of Executive Order 11246, as amended by 11375, relating to Equal Employment Opportunity.

5.6       HISTORICALLY UNDERUTILIZED BUSINESSES (HUBs)

5.6.1 TDHS is committed to providing procurement and contracting opportunities to historically underutilized businesses (HUBs), under the provisions of Texas Government Code, Title 10, Subtitle D, Chapter 2161 and 1 TAC Section 111.11(b) and 111.13(c)(7). TDHS requires its HMOs and Subcontractors to make a good faith effort to assist HUBs in receiving a portion of the total contract value of this Contract.

5.6.2 The HUB good faith effort goal for this Contract is 18.1%. HMO agrees to make a good faith effort to meet or exceed this goal. HMO acknowledges it made certain good faith effort representations and commitments to TDHS during the HUB good faith effort determination process. HMO agrees to use its best efforts to abide by these representations and commitments during the Contract period.

5.6.3 HMO is required to submit to TDHS quarterly reports of its HUB programs efforts and accomplishments during the Contract period as required in 12.11 of this Contract. The quarterly reports must include a narrative

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          report describing HMO's HUB efforts and accomplishments and a financial report reflecting expenditures made with HUBs. Included in Attachment B of this Contract is the format which must be used for the quarterly reports.

5.6.4 TDHS will assist HMO in meeting the contracting and reporting requirements of this section.

5.7       AFFIRMATIVE ACTION

5.7.1 HMO must have in place, to the extent required by federal or state law, an "Affirmative Action Plan," which is a written document that details an affirmative action program. Key parts of an affirmative action plan are:

          (a) a policy statement pledging nondiscrimination and affirmative action in employment;
          (b)       internal and external dissemination of the policy;
          (c) assignment of a key employee as the equal opportunity officer;
          (d) a work force analysis that identifies job classifications where representation of women, minorities and the disabled is deficient;
          (e) goals and timetables that are specific and measurable, and that are set to correct deficiencies and to reach a balance of work force;
          (f) revision of all employment practices to ensure that they do not have discriminatory effects; and
          (g) establishment of internal monitoring and reporting systems to regularly measure progress.

5.8       BUY TEXAS

          HMO agrees to Buy Texas products and materials when they are available at a comparable price and in a comparable period of time, as required by Section 48 of Article IX of the General Appropriations Act of 1995.

5.9       CHILD SUPPORT

5.9.1 The Texas Family Code Section 231.006 requires the State to withhold contract payments from any for profit entity or individual who is at least thirty (30) days delinquent in child support obligations. It is HMOs responsibility to determine and verify that no owner, partner, or shareholder who has at least a 25% ownership interest in HMO is delinquent in child support obligations. HMO must attach a list of the names and social security numbers of all shareholders, partners or owners who have at least a 25% ownership interest in HMO.

5.9.2 Under Section 231.006 of the Family Code, contractor certifies that the contractor is not ineligible to receive the specified grant, loan, or payment and acknowledges that this Contract may be terminated and payment may be withheld if this certification is inaccurate. A child support obligor who is more than thirty (30) days delinquent in paying child support or a

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          business entity in which the obligor is a sole proprietor, partner, shareholder, or owner with an ownership interest of at least 25 percent is not eligible to receive the specified grant, loan or payment.

5.9.3 If TDHS is informed and verifies that a child support obligor who is more than thirty (30) days delinquent is a partner, shareholder, or owner with at least a 25% ownership interest in HMO, it will withhold any payments due under this Contract until it has received satisfactory evidence that the obligation has been satisfied or that the obligor has entered into a written repayment request.

5.10      REQUEST FOR PUBLIC INFORMATION

5.10.1 This contract and all network provider and Subcontractor contracts are subject to public disclosure under the Public Information Act (Texas Government Code, Chapter 552). TDHS may receive Public Information requests related to this contract, information submitted as part of the compliance of the contract and the HMO's application upon which this contract was awarded. TDHS agrees that it will promptly deliver a copy of any request for public information to the HMO.

5.10.2 TDHS may, in its sole discretion, request a decision from the Office of the Attorney General (AG opinion) regarding whether the information requested is excepted from required public disclosure. TDHS may rely on the HMO's written representations in preparing any AG opinion request, in accordance with Texas Government Code Section 552.305. TDHS is not liable for failing to request an AG opinion or for releasing information which is not deemed confidential by law, if the HMO fails to provide TDHS with specific reasons why the requested information is exempt from the required public disclosure. TDHS or the Office of the Attorney General will notify all interested parties if an AG opinion is requested.

5.10.3 If the HMO believes that the requested information qualifies as a trade secret or as commercial or financial information, HMO must notify TDHS-- within three (3) working days of HMO's receipt of the request of the specific text, or portion of text, which the HMO claims is excepted from required public disclosure. The HMO is required to identify the specific provisions of the Act which the HMO believes are applicable, and is required to include a detailed written explanation of how the exceptions apply to the specific information identified by the HMO as confidential and excepted from required public disclosure.

5.11      NOTICE AND APPEAL

          For Acute care services, HMO must comply with the notice requirements contained in 25 TAC Section 36.21, and the maintaining benefits and services contained in 25 TAC Section 36.22, whenever the HMO intends to take an action affecting the Member benefits and services under this contract. See also the Member appeal requirements contained in
          Article 8.7 of this contract.

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          For Long Term Care services, HMO must comply with the notice requirements contained in 40 TAC, Section 79.1204, and the appeal requirements of 40 TAC ch.79, whenever HMO intends to take an adverse action affecting Member benefits and services under this Contract. HMO agrees to provide information regarding fair hearings to TDHS within fifteen (15) days of the date of appeal and agrees to provide an HMO staff member to represent HMO at the hearing. See also the Member appeal requirements containing in paragraph 8.7 of this Contract.

ARTICLE VI     SCOPE OF SERVICES

6.1       SCOPE OF SERVICES

          HMO is paid capitation for all services included in the State of Texas Title XIX State Plan and the 1915(b) and 1915(c) waiver applications for the SDA currently filed and approved by HCFA, except those services which are specifically excluded and listed in Article 6.1.8 (non-capitated services).

6.1.1 HMO must pay for or reimburse for all covered services provided to mandatory-enrolled Members for whom HMO is paid capitation.

6.1.2 HMO must provide Acute care covered services described in the 1999 Texas Medicaid Provider Procedures Manual (Provider Procedures Manual), subsequent editions of the Provider Procedures Manual also in effect during the contract period, and all Texas Medicaid Bulletins which update the 1999 Provider Procedures Manual and subsequent editions of the Provider Procedures Manual published during the contract period.

6.1.3 Long Term care covered services include attendant care, day activity and health services, and required services under the 1915 (c) waiver.

          6.1.3.1. HMO is responsible for the Medicare co-payment for days 21-100 in a skilled nursing facility.

6.1.4 Covered services are subject to change due to changes in federal law, changes in Texas Medicaid policy, and/or responses to changes in Medicine, Clinical protocols, or technology.

6.1.5 The State has obtained a waiver to the State Plan to include three enhanced benefits to all members. Two of these enhanced benefits removed restrictions which previously applied to Medicaid eligible individuals 21 years and older: the three-prescriptions per month limit for Medicaid only recipients; and, the 30-day spell of illness limit. One of these expanded the covered benefits to add an annual adult well check.

6.1.6 Value-added Services. Value-added services that are approved by TDHS during the contracting process are included in the Scope of Services under this contract.

6.1.6.1   The approval request must include:

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6.1.6.1.1 A detailed description of the service to be offered;

6.1.6.1.2 Identification of the category or group of Members eligible to receive the service if it is a type of service that is not appropriate for all Members.

6.1.6.1.3 Any limits or restrictions which apply to the service; and

6.1.6.1.4 A description of how a Member may obtain or access the service.

6.1.6.2 Value-added services can only be added or removed by written amendment of this contract. HMO cannot include a value-added service in any material distributed to Members or prospective Members until this contract has been amended to include that value-added service.

6.1.6.2.1 If a value-added service is deleted by amendment, HMO must notify each Member that the service is no longer available through HMO, and HMO must revise all materials distributed to prospective Members to reflect the change in covered services.

6.1.6.3 Value-added services must be offered to all eligible HMO Members, as indicated in Article 6.1.6.1.2, unless the contract is amended or the contract terminates.

6.1.7 HMO may offer additional benefits that are outside the scope of services of this contract to individual Members on a case-by-case basis, based on medical necessity, cost-effectiveness, and satisfaction and improved health/behavioral health status of the Member/Member family.

6.1.8 Non-Capitated Services. The following Texas Medicaid program services have been excluded from the services included in the calculation of HMO capitation rate:

          THSteps Dental (including Orthodontia)
          Early Childhood Intervention Case Management/Service Coordination MHMR Targeted Case Management
          Mental Health Rehabilitation
          Pregnant Women and Infants Case Management
          THSteps Medical Case Management
          Texas School Health and Related Services
          Texas Commission for the Blind Case Management
          Tuberculosis Services Provided by TDH-approved providers (Directly Observed Therapy and Contact Investigation)
          Vendor Drugs (out of office drugs)
          Medical Transportation
          TDHS Hospice Services

          Refer to relevant chapters in the Provider Procedures Manual and the Texas Medicaid Bulletins for more information.

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          Although HMO is not responsible for paying or reimbursing for these non-capitated services, HMO remains responsible for providing appropriate referrals for Members to obtain or access these services.

6.1.8.1 HMO is responsible for informing providers that all non-capitated services must be submitted to the State for payment or reimbursement.

6.2       PRE-EXISTING CONDITIONS

          HMO is responsible for providing all covered services to each eligible Member beginning on the effective date of the Contract or the Member's date of enrollment under the contract regardless of pre-existing conditions, prior diagnosis and/or receipt of any prior health care services.

6.3       SPAN OF ELIGIBILITY

          The following outlines the HMO's responsibilities for payment of hospital and free-standing psychiatric facility (facility) admissions:

6.3.1 Inpatient Admission Prior to Enrollment in HMO. HMO is responsible for payment of physician and non-hospital/facility charges for the period for which the HMO is paid a capitation payment for that Member. HMO is not responsible for hospital/facility charges for Members admitted prior to the date of enrollment in HMO.

6.3.2 Inpatient Admission after Enrollment in HMO. HMO is responsible for all charges until the Member is discharged from the hospital facility or until the Member loses Medicaid eligibility.

6.3.2.1 If a Member regains Medicaid eligibility and the Member was enrolled in the HMO at the time the Member was admitted to the hospital, the HMO is responsible for charges as follows:

6.3.2.1.1 Member Re-enrolls into HMO after Regaining Medicaid Eligibility. HMO is responsible for all charges for the period for which HMO receives a capitation payment for the Member or until the Member is discharged or loses Medicaid eligibility.

6.3.2.1.2 Member Re-enrolls in Another Health Plan after Regaining Medicaid Eligibility. HMO is responsible for hospital/facility charges until the Member is discharged or loses Medicaid eligibility.

6.3.3 Plan Change. A Member cannot change from one health plan to another health plan during an inpatient hospital stay.

6.3.4 Hospital/Facility Transfer. Discharge from one acute care hospital/facility and readmission to another acute care hospital/facility within 24 hours for continued treatment is not a discharge under this contract.

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6.3.5     HMO insolvency or receivership. HMO is responsible for payment of all services provided to a person who was a Member on the date of insolvency or receivership to the same extent they would otherwise be responsible under this Article 6.3.

6.4       CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS

6.4.1 HMO must ensure that the care of newly enrolled Members is not disrupted or interrupted. HMO must take special care to provide continuity in the care of newly enrolled Members whose health or behavioral health condition has been treated by specialty care providers or whose health could be placed in jeopardy if care is disrupted or interrupted.

6.4.2 Pregnant Members with 12 weeks or less remaining before the expected delivery date must be allowed to remain under the care of the Member's current OB/GYN through the Member's postpartum checkup even if the provider is out-of-network. If Member wants to change her OB/GYN to one who is in the plan, she must be allowed to do so if the provider to whom she wishes to transfer agrees to accept her in the last trimester.

6.4.3 HMO must pay a Member's existing out-of-network providers for covered services until the Member's records, clinical information and care can be transferred to a network provider. Payment must be made within the time period required for network providers. HMO may pay any out-of-network provider a reasonable and customary amount determined by the HMO. This Article does not extend the obligation of HMO to reimburse the Member's existing out-of-network providers of on-going care for more than 90 days after Member enrolls in HMO or for more than nine months in the case of a Member who at the time of enrollment in HMO has been diagnosed with and receiving treatment for a terminal illness. The obligation of HMO to reimburse the Member's existing out-of-network provider for services provided to a pregnant Member with 12 weeks or less remaining before the expected delivery date extends through delivery of the child, immediate postpartum care, and the follow-up checkup within the first six weeks of delivery.

6.4.4 HMO must pay out-of-network providers who provide covered services to Members who move out of the service area through the end of the period for which capitation has been paid for the Member.

6.5       EMERGENCY CARE

6.5.1 HMO must pay for the professional, facility, and ancillary services that are medically necessary to perform the medical screening examination and stabilization of HMO Member presenting as an emergency medical condition or an emergency behavioral health condition to the hospital emergency department, 24 hours a day, 7 days a week, rendered by either HMO's in-network or out-of-network providers. HMO may elect to pay any emergency services provider an amount negotiated between the
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          emergency provider and HMO, or a reasonable and customary amount determined by the HMO.

6.5.2 The HMO must ensure that its network primary care providers (PCPs) have after-hours telephone availability 24 hours a day, 7 days a week throughout the service area.

6.5.3 HMO cannot require prior authorization as a condition for payment for an emergency medical condition, an emergency behavioral health condition, or labor and delivery.

6.5.4 Medical Screening Examination. A medical screening examination may range from a relatively simple history, physical examination, diagnosis, and treatment, to a complex examination, diagnosis, and treatment that requires substantial use of hospital emergency department and physician services. HMO must pay for the emergency medical screening examination required to determine whether an emergency condition exists, as required by 42 U.S.C. 1395dd. HMOs must reimburse for both the physician's services and the hospital's emergency services, including the emergency room and its ancillary services.

6.5.5 Stabilization services. HMO must pay for emergency services performed to stabilize the Member as documented by the Emergency physician in the Member's medical record. HMOs must reimburse for physician's services and hospital's emergency services including the emergency room and its ancillary services. With respect to an emergency medical condition, to stabilize is to provide such medical care as to assure within reasonable medical probability that no deterioration of the condition is likely to result from, or occur during discharge, transfer, or admission of the Member from the emergency room.

6.5.6 Post-stabilization services. Post-stabilization services are services subsequent to an emergency that a treating physician views as medically necessary after an emergency medical condition has been stabilized. They are not "emergency services" and are subject to HMO's prior authorization process. HMO must be available to authorize or deny post-stabilization services within one hour after being contacted by the treating physician.

6.5.7 HMO must provide access to the TDH-designated Level I and Level II trauma centers within the State or hospitals meeting the equivalent level of trauma care. HMOs may make out-of-network reimbursement arrangements with the TDH-designated Level I and Level II trauma centers to satisfy this access requirement.

6.6       BEHAVIORAL HEALTH SERVICES - SPECIFIC REQUIREMENTS

6.6.1 HMO must provide or arrange to have provided to Members all Behavioral Health Services included as covered services. These services are described in detail in the Texas Medicaid Provider Procedures Manual

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          (Provider Procedures Manual) and the Texas Medicaid Bulletins, which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services are published by the Texas Medicaid program in the Texas Medicaid Service Delivery Guide.

6.6.2 HMO must maintain a behavioral health provider network that includes psychiatrists, psychologists and other behavioral health providers. HMO must provide or arrange to have provided behavioral health benefits described as covered services. These services are indicated in the Provider Procedures Manual and the Texas Medicaid Bulletins, which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services are published by the Texas Medicaid Program in the Texas Medicaid Service Delivery Guide. The network must include providers with experience in serving children and adolescents to ensure accessibility and availability of qualified providers to all eligible children and adolescents in the service area. The list of providers including names, addresses and phone numbers must be available to State upon request.

6.6.3 HMO must maintain a Member education process to help Members know where and how to obtain behavioral health services.

6.6.4 HMO must implement policies and procedures to ensure that Members who require routine or regular laboratory and ancillary medical tests or procedures to monitor behavioral health conditions are provided the services by the provider ordering the procedure or at a lab located at or near the provider's office.

6.6.5 When assessing Members for behavioral health services, the HMO and network behavioral health providers must use the DSM-IV multi-axial classification and report axes I, II, III, IV, and V to the State. The State may require use of other assessment instrument/outcome measures in addition to the DSM-IV. Providers must document DSM-IV and assessment/outcome information in the Member's medical record.

6.6.6 HMO must permit Members to self refer to any in-network behavioral health care provider without a referral from the Member's PCP. The HMO must permit Members to participate in the selection or assignment of the appropriate behavioral health individual practitioner(s) who will serve them. HMO previously submitted a written copy of its policies and procedures for self-referral to the State. Changes or amendments to those policies and procedures must be submitted to the State for approval at least 60 days prior to their effective date.

6.6.7 HMO must require, through contract provisions, that PCPs have screening and evaluation procedures for detection and treatment of, or referral for, any known or suspected behavioral health problems and disorders. PCPs may provide any clinically appropriate behavioral health care services within the scope of their practice. This requirement must be included in all Provider Manuals.

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6.6.8     HMO must require that behavioral health providers refer Members with known or suspected physical health problems or disorders to their PCP for examination and treatment. Behavioral health providers may only provide physical health services if they are licensed to do so. This requirement must be included in all Provider Manuals.

6.6.9 HMO must require, that behavioral health providers send initial and quarterly (or more frequently if clinically indicated) summary reports of Members' behavioral health status to PCP. This requirement must be included in all Provider Manuals.

6.6.10 HMO must require, through contract provisions, that all Members receiving inpatient psychiatric services are scheduled for outpatient follow-up and/or continuing treatment prior to discharge. The outpatient treatment must occur within 7 days from the date of discharge. HMO must ensure that behavioral health providers contact Members who have missed appointments within 24 hours to reschedule appointments.

6.6.11 HMO must provide inpatient psychiatric services to Members under the age of 21 who have been ordered to receive the services by a court of competent jurisdiction under the provisions of Chapters 573 and 574 of the Texas Health and Safety Code, relating to court ordered commitments to psychiatric facilities.

6.6.11.1 HMO cannot deny, reduce or controvert the medical necessity of any court ordered inpatient psychiatric service for Members under age 21. Any modification or termination of services must be presented to the court with jurisdiction over the matter for determination.

6.6.11.2 A Member who has been ordered to receive treatment under the provisions of Chapter 573 or 574 of the Texas Health and Safety Code cannot appeal the commitment through the HMO's complaint or appeals process.

6.6.12 HMO must comply with 28 TAC Sections 3.8001 et seq., regarding utilization of chemical dependency treatment.

6.7       FAMILY PLANNING - SPECIFIC REQUIREMENTS

6.7.1 Counseling and Education. HMO must require, through contract provisions, that Members requesting contraceptive services or family planning services are also provided counseling and education about family planning and family planning services available to members. HMO must develop outreach programs to increase community support for family planning and encourage Members to use available family planning services. HMO is encouraged to include a representative cross-section of Members and family planning providers who practice in the community in developing, planning and implementing family planning outreach programs.

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6.7.2     Freedom of Choice. HMO must ensure that Members have the right to choose any Medicaid participating family planning provider, whether the provider chosen by the Member is in or outside the HMO provider network. HMO must provide Members access to information about the providers of family planning services available and the Member's right to choose any Medicaid family planning provider. HMO must provide access to confidential family planning services.

6.7.3 Provider Standards and Payment. HMO must require all Subcontractors who are family planning agencies to deliver family planning services according to the State Family Planning Service Delivery Standards. HMO must provide, at minimum, the full scope of services available under the Texas Medicaid program for family planning services. The HMO will reimburse family planning agencies and out-of-network family planning providers the Medicaid fee-for service amounts for family planning services, including medically necessary medications, contraceptives, and supplies.

6.7.4 HMO must provide medically-approved methods of contraception to Members. Contraceptive methods must be accompanied by verbal and written instructions on their correct use. HMO must establish mechanisms to ensure all medically approved methods of contraception are made available to the Member, either directly or by referral to a Subcontractor. The following initial Member education content may vary according to the educator's assessment of the Member's current knowledge:

6.7.4.1   general benefits of family planning services and contraception;

6.7.4.2 information on male and female basic reproductive anatomy and physiology;

6.7.4.3 information regarding particular benefits and potential side effects and complications of all available contraceptive methods;

6.7.4.4 information concerning all of the health care provider's available services, the purpose and sequence of health care provider procedures, and the routine schedule of return visits;

6.7.4.5 information regarding medical emergencies and where to obtain emergency care on a 24-hour basis;

6.7.4.6 breast self-examination rationales and instructions unless provided during physical exam (for females); and

6.7.4.7 information on HIV/STD infection and prevention and safer sex discussion.

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6.7.5     HMO must require, through contractual provisions, that subcontractors have mechanisms in place to ensure Member's (including minor's) confidentiality for family planning services.

6.7.6 HMO must develop, implement, monitor, and maintain standards, policies and procedures for providing information regarding family planning to providers and Members, specifically regarding State and federal laws governing Member confidentiality (including minors). Providers and family planning agencies cannot require parental consent for minors to receive family planning services.

6.7.7 HMO must report encounter data on family planning services in accordance with Article 12.2.

6.8       TEXAS HEALTH STEPS (EPSDT)

6.8.1 THSteps Services. HMO must develop methods to ensure that children under the age of 21 receive THSteps services when due and according to the recommendations established by the American Academy of Pediatrics and the THSteps periodicity schedule for children. HMO must arrange for THSteps services to be provided to all eligible Members except when a Member knowingly and voluntarily declines or refuses services after the Member has been provided information upon which to make an informed decision.

6.8.2 Member education and information. HMO must ensure that Members are provided information and educational materials about the services available through the THSteps program, and how and when they can obtain the services. The information should tell the Member how they can obtain dental benefits, transportation services through the TDHS Medicaid Transportation programs and advocacy assistance from HMO.

6.8.3 Provider education and training. HMO must provide appropriate training to all network providers and provider staff in the providers area of practice regarding the scope of benefits available and the Texas Health Steps program. Training must include THSteps benefits, the periodicity schedule for THSteps check-ups and immunizations, and Comprehensive Care Program (CCP) services that are available under the THSteps program to member under age 21 years. Providers must also be educated and trained regarding the requirements imposed upon the department and contracting HMOs under the Consent Decree entered in Frew v. McKinney, et. al., Civil Action No. 3:93CV65, in the United States District Court for the Eastern District of Texas, Paris Division. Providers should be educated and trained to treat each THSteps visit as an opportunity for a comprehensive assessment of the Member.

6.8.4 Member Outreach. HMO must provide an outreach unit that works with Members to ensure they receive prompt services and are effectively informed about available THSteps services. Each month the HMO must retrieve from the Enrollment Broker BBS a list of members who are due

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          and overdue THSteps services. Using these lists and their own internally generated lists, HMOs will contact members and encourage members who are periodically due or overdue a THSteps service to obtain the service as soon as possible. HMO outreach staff must coordinate with TDH THSteps outreach staff to ensure that Members have access to the Medical Transportation Program, and that any coordination with other agencies is maintained.

6.8.5 Initial Checkups upon enrollment. HMO must have mechanisms in place to ensure that all newly enrolled Members receive a THSteps checkup within 90 days from enrollment, if one is due according to the American Academy of Pediatrics periodicity schedule, or if there is uncertainty regarding whether one is due. HMO should make THSteps checkups a priority to all newly enrolled Members.

6.8.6 Accelerated Services to Migrant Populations. HMO must cooperate and coordinate with the department, outreach programs and THSteps regional program staff and agents to ensure prompt delivery of services to children of migrant farm workers and other migrant populations who may transition into and out of HMO s program more rapidly and/or unpredictably than the general population.

6.8.7 Coordination and Cooperation. HMO must make an effort to coordinate and cooperate with existing community and school-based health and education programs that offer services to school-aged children in a location that is both familiar and convenient to the Members. HMO must make a good faith effort to comply with Head Start requirement that members participating in Head Start receive their THSteps checkup no later than 45 days after enrolling into either program.

6.8.8 Immunizations. HMO must educate providers of the Immunization standard requirements set forth in Chapter 161, Health and Safety Code, standard in the ACIP Immunization Schedule and AAP Periodicity Schedule.

6.8.8.1 ImmTrac Compliance. HMO must educate providers about and require providers to comply with the requirements of Chapter 161, Health and Safety Code, relating to the Texas Immunization Registry (ImmTrac), to include parental consent on the Vaccine Information Statement.

6.8.9 Claim forms. HMO must require all THSteps providers to submit claims for services paid (either on a capitated or fee-for-service basis) on the HCFA 1500 claim form and use the unique procedure coding required by TDHS.

6.8.10 Compliance with THSteps performance benchmarks. The State will establish performance benchmarks against which HMO s full compliance with the THSteps periodicity schedule will be measured. The performance benchmarks will establish minimum compliance measures which will increase over time. HMO must meet all performance

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          benchmarks required for THSteps services. HMO must submit all THSteps reports and encounters as required under this contract. Failure to meet or exceed the performance benchmarks may result in: removal of THSteps component of the capitation amounts paid to HMO; or any of the Remedies contained in Article XVIII. Repeated non-compliance with the THSteps performance benchmarks is a major breach of the terms of this contract and could result in termination of the contract, or non-renewal of the contract, in addition to all money damages and sanctions assessed against HMO for non-compliance with reporting administrative requirements.

6.8.11 Validation of Encounter Data. Encounter data will be validated by chart review of a random sample of THSteps eligible enrollees against monthly encounter data reported by HMO. Chart reviews will be conducted by the State to validate that all screens are performed when due and as reported and that reported data is accurate and timely. Substantial deviation between reported and charted encounter data could result in HMO and/or network providers being investigated for potential fraud and abuse without notice to the HMO or the provider.

6.9       PERINATAL SERVICES

6.9.1 HMO's perinatal health care services must ensure appropriate care is provided to women who are Members of HMO. The HMO's perinatal health care system must comply with the requirements of Health & Safety Code, Chapter 32 Maternal and Infant Health Improvement Act and 25 TAC
          Section 37.233 et. seq.

6.9.2 HMO shall have a perinatal health care system in place that, at a minimum, provides the following services:

6.9.2.1 pregnancy planning and perinatal health promotion and education for reproductive age women;

6.9.2.2 perinatal risk assessment of nonpregnant women, pregnant and postpartum women;

6.9.2.3 access to appropriate levels of care based on risk assessment, including emergency care;

6.9.2.4 transfer and care of pregnant women to tertiary care facilities when necessary;

6.9.2.5 availability and accessibility of obstetrician/gynecologists; anesthesiologists, and neonatologists capable of dealing with complicated perinatal problems;

6.9.2.6 availability and accessibility of appropriate outpatient and inpatient facilities capable of dealing with complicated perinatal problems; and

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6.9.2.7   compiles, analyzes and reports process and outcome data of Members to the State.

6.9.3 HMO must provide inpatient care for its pregnant/delivering Members in a health care facility, if requested by the mother or is determined to be medically necessary by the Member's PCP, for a minimum of:

6.9.3.1   48 hours following an uncomplicated vaginal delivery and,

6.9.3.2   96 hours for an uncomplicated caesarian delivery.

6.9.4 HMO must establish mechanisms to ensure that medically necessary inpatient care is provided to the Member for complications following the birth of newborn using the HMO's prior authorization procedures for a medically necessary hospitalization.

6.10      EARLY CHILDHOOD INTERVENTION

6.10.1 ECI Services. HMO must provide all federally mandated services contained at 34 C.F.R. 303.1 et. seq., and 25 TAC Section 621.21 et. seq., relating to identification, referral and delivery of health care services contained in the Member's Individual Family Service Plan
          (IFSP). An IFSP is the written plan which identifies a Member's disability or chronic or complex conditions(s) or developmental delay, and describes the course of action developed to meet those needs, and identifies the person or persons responsible for each action in the plan. The plan is a mutual agreement of the Member's Primary Care Physician (PCP), Case Manager, and the Member/family, and is part of the Member's medical record.

6.10.2 ECI Providers. HMO must contract with qualified providers to provide ECI services to Members under age 3 with developmental delays. HMO may contract with local ECI programs or non-ECI providers who meet qualifications for participation by the Texas Interagency Council on Early Childhood Intervention to provide ECI services.

6.10.3 Identification and Referral. HMO must ensure that network providers are educated regarding the identification of Members under age 3 who have or are at risk for having disabilities and/or developmental delays. HMO must use written education material developed or approved by the Texas Interagency Council on Early Childhood Intervention. HMO must ensure that all providers refer identified Members to ECI service providers within two working days from the day the Member is identified. Eligibility for ECI services is determined by the local ECI program using the criteria contained in 25 TAC Section 621.21 et. seq.

6.10.4 Coordination. HMO must coordinate and cooperate with local ECI programs which perform assessment in the development of the Individual Family Service Plan (IFSP), including ongoing case management and other non-capitated services required by the Member's IFSP.

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          Cooperation includes conducting medical diagnostic procedures and providing medical records required to perform developmental assessments and develop the IFSP within the time lines established at 34 C.F.R. 303.1 et. seq. ECI case management is not an HMO capitated service.

6.10.5 Intervention. HMO must require, through contract provisions, that all medically necessary health and behavioral health services contained in the Member's IFSP are provided to the Member in amount, duration and scope established by the IFSP. Medical necessity for health and behavioral health services is determined by the interdisciplinary team as approved by the Member's PCP. HMO cannot modify the plan of care or alter the amount, duration and scope of services required by the Member's IFSP. HMO cannot create unnecessary barriers for the Member to obtain IFSP services, including requiring prior authorization for the ECI assessment and insufficient authorization periods for prior authorized services.

6.11 SPECIAL SUPPLEMENTAL NUTRITION PROGRAM FOR WOMEN, INFANTS, AND CHILDREN (WIC) - SPECIFIC REQUIREMENTS

6.11.1 HMO must coordinate with WIC to provide certain medical information, which is necessary to determine WIC eligibility, such as height, weight, hematocrit or hemoglobin.

6.11.2 HMO must direct all eligible Members to the WIC program (Medicaid recipients are automatically income-eligible for WIC).

6.11.3 HMO must coordinate with existing WIC providers to ensure Members have access to the special supplemental nutrition program for women, infants and children (WIC), or HMO must provide these services.

6.11.4 The HMO may use the nutrition education provided by WIC to satisfy health education requirements described in this contract.

6.12      TUBERCULOSIS (TB)

6.12.1 Education, screening, diagnosis and treatment. HMO must provide Members and providers with education on the prevention, detection and effective treatment of tuberculosis (TB). HMO must establish mechanisms to ensure all procedures required to screen at-risk Members and to form the basis for a diagnosis and proper prophylaxis and management of TB are available to all Members, except services referenced in Article 6.1.8 as non-capitated services. HMO must develop policies and procedures to ensure that Members who may be or are at risk for exposure to TB are screened for TB. An at-risk Member refers to a person who is susceptible to TB because of the association with certain risk factors, behaviors, drug resistance, or environmental conditions. HMO must consult with the local TB control program to ensure that all services and treatments provided by HMO are in compliance with the

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          guidelines recommended by the American Thoracic Society (ATS), the
          Centers for Disease Control and Prevention (CDC), and TDH policies and standards.

6.12.2 Reporting and referral. HMO must implement policies and procedures requiring providers to report all confirmed or suspected cases of TB to the local TB control program within one working day of identification of a suspected case, using the forms and procedures for reporting TB adopted by TDHS (25 TAC Chapter 97). HMO must require that in-state or out-of-state labs report mycobacteriology culture results positive for M. Tuberculosis and M. Tuberculosis antibiotic susceptibility to TDH as required for in-state labs by 25 TAC Section 97.5(a). Referral to state-operated hospitals specializing in the treatment of tuberculosis should only be made for TB-related treatment.

6.12.3 Medical records. HMO must provide access to Member medical records to TDHS and the local TB control program for all confirmed and suspected TB cases upon request.

6.12.4 Coordination and cooperation with the local TB control program. HMO must coordinate with the local TB control program to ensure that all Members with confirmed or suspected TB have a contact investigation and receive directly observed therapy (DOT). HMO must require, through contract provisions, that providers report any Member who is non-compliant, drug resistant, or who is or may be posing a public health threat to TDHS or the local TB control program. HMO must cooperate with the local TB control program in enforcing the control measures and quarantine procedures contained in Chapter 81 of the Texas Health and Safety Code.

6.12.4.1 HMO must have a mechanism for coordinating a post-discharge plan for follow-up DOT with the local TB program.

6.12.4.2 HMO must coordinate with the TDHS South Texas Hospital and Texas Center for Infectious Disease for voluntary and court-ordered admission, discharge plans, treatment objectives and projected length of stay for Members with multi-drug resistant TB.

6.12.4.3 HMO may contract with the local TB control programs to perform any of the capitated services required in this Article.

6.13      HEALTH EDUCATION AND WELLNESS AND PREVENTION PLANS

6.13.1 Health Education Plan. HMO must develop and implement a Health Education plan. The health education plan must tell Members how HMO system operates, how to obtain services, including emergency care and out-of-plan services. The plan must emphasize the value of screening and preventive care and must contain disease-specific information and educational materials.

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6.13.2    Wellness Promotion Programs. HMO must conduct wellness promotion programs to improve the health status of its Members. HMO may cooperatively conduct Health Education classes for all enrolled STAR+PLUS members with one or more HMOs also contracting with TDHS in the service area to provide services to Medicaid recipients in all counties of the service area. Providers and HMO staff must integrate health education, wellness and prevention training into the care of each Member. HMO must provide a range of health promotion and wellness information and activities for Members in formats that meet the needs of all Members. HMO must:

          (1) develop, maintain and distribute health education services standards, policies and procedures to providers;

          (2) monitor provider performance to ensure the standards for health education services are complied with;

          (3) inform providers in writing about any non-compliance with the plan standards, policies or procedures;

          (4) establish systems and procedures that ensure that provider's medical instruction and education on preventive services provided to the Member are documented in the Member's medical record; and

          (5) establish mechanisms for promoting preventive care services to Members who do not access care, e.g. newsletters, reminder cards, and mail-outs.

6.13.3 Health Education Activities Report. HMO must submit, upon request, a Health Education Activities Schedule to the State or its designee listing the time and location of classes, health fairs or other events conducted during the time period of the request.

6.14      CARE COORDINATION AND TRANSITION PLANS FOR LONG TERM CARE SERVICES

6.14.1 For STAR+PLUS Members that are receiving all preventive, primary, acute, and long term care services from the same HMO (this includes Members that are eligible for Medicaid only and Members that are Medicare eligible who select the STAR+PLUS HMO to also provide Medicare covered services), HMO shall ensure that each Member has a qualified PCP who is responsible for overall clinical direction and serves as a central point of integration and coordination of covered primary, acute, and long term care services. HMO will furnish a Care Coordinator to all Members who request one, or when HMO has determined through an assessment of the Member's health and support needs, that a Care Coordinator is required. The Care Coordinator shall be responsible for working with the Member or his representative and service providers to develop a seamless package of care in which primary, acute, and long

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          term care service needs are met through a single, understandable, rational plan. Each Member's plan must also be well coordinated with the Member's family and community support systems. The Care Coordinator shall work as a team with the PCP, and coordinate all STAR+PLUS services with the PCP. HMO must identify and train certain Members or their families to coordinate their own care, to the extent of the Member's capability. HMO must empower its Care Coordinators to authorize and refer Members for all long term care services.

6.14.2 For dually eligible Members who obtain their Medicare services outside the STAR+PLUS HMO's Medicare network, HMO is responsible for meeting the Member's long term care service needs. HMO's Care Coordinator shall be responsible for providing a seamless package of long term care services for each Member, and for coordinating preventive, primary, and acute care services provided elsewhere into an integrated, single, understandable, rational plan. Each Member's plan must also be coordinated with the Member's family and community support systems. In integrating each Member's care, the Care Coordinator shall work with the Members physician as a team in furnishing and coordinating a comprehensive long term care package. HMO must empower its Care Coordinators to authorize and refer Members for all long term care services. In order to integrate the Members acute and primary care, and stay abreast of the Members needs and condition, the Care Coordinator shall also actively involve and coordinate with the Members primary and specialty care providers and work cooperatively together.

6.14.3 HMO shall provide information about and referral to community organizations that may not be providing STAR+PLUS covered services, but are otherwise important to the health and well-being of Members. These organizations include, but are not limited to:

          1) State/Federal agencies (e.g., those agencies with jurisdiction over children's services, aging, protective services, public health, substance abuse, mental health/retardation, rehabilitation, developmental disabilities, income support, nutritional assistance, school districts, family support agencies, etc.);

          2) Social Service agencies (e.g., Area Agencies on Aging, residential support agencies, independent living centers, supported employment agencies, etc.) and ECI providers;

          3) City and County agencies (e.g., welfare departments, Women, Infants, and Children (WIC), housing programs, etc.);

          4)        Civic and religious organizations; and

          5) Consumer groups, advocates, and councils (e.g., legal aid offices, consumer/family support groups, permanency planning, etc.).

6.14.4 HMO must have a protocol for quickly assessing the needs of Members who are discharged from a hospital or other care or treatment facility. HMO must ensure that social workers and discharge planners in hospitals and hospital care coordinators are knowledgeable about the mandatory requirement for Medicaid Members to receive their long term care

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          services under managed care. HMO Care Coordinator must work with the
          Members PCP (whether or not the PCP is in HMOs network), the hospital discharge planner(s), the Member, and the Members family to assess and plan for the Members discharge. When long term care is needed, HMO must ensure that the Members discharge plan includes arrangements for receiving community-based care whenever possible. HMO must ensure that the Member, the Members family, and the Members PCP are all well-informed of all service options that are available to meet the Members needs in the community.

6.14.5 Within thirty (30) days of receiving the Member's enrollment package, HMO must review the screening information and any existing care plan, and develop a transition plan for that Member Until such time as HMO contacts the Member and coordinates modifications to the Members current treatment/long term care services plan, HMO must ensure that the current services continue and that there are no breaks in services/treatment.

6.14.6 HMO must have assessment instruments. For infants and children, HMO must have an instrument appropriate for the assessment of children. The instrument(s) must be used to identify Members with significant health problems, requiring immediate attention, and which can be used to identify Members who need or are at risk of needing long term care services. The appropriate Minimum Data Set (MDS) instrument must be completed for every Member receiving long term care services, either in the community or in a facility, in addition to any assessment instrument HMO might use with the exception that for children under 21 do not have to be assessed using the MDS-HC. The instrument may be completed by HMO Subcontractor, or service provider, but HMO remains responsible for the data recorded. As specialized MDS instruments are developed for other living arrangements (e.g., assisted living), TDHS will notify HMO of the availability of the instrument and the date by which data collection for using the instrument would be required.

6.14.7 For Members residing in nursing facilities, HMO must ensure that the NF provider uses the MDS version required by HCFA regulations for assessment and care planning and submits the MDS data electronically to TDHS

6.14.8 All Members who qualify for nursing facility level of care must be given the freedom to choose their setting of care, i.e., nursing facility, within HMO's network. HMO shall ensure that the Member or his representative is aware of all available options.

6.14.9 HMO must ensure that Members needing home and community based long term care services are identified and referred to services in a timely manner.

          No individual under 21 should be admitted to a nursing facility without completion of the following:

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          1)        Information about all available community-based long-term
                    care services appropriate to the individual's needs provided to the individual and parent/guardian; and

          2) A CRCG (Community Resource Coordination Group) meeting has been held in which all other available options have been considered and rejected.

6.14.10 When a need for nursing facility level of care is indicated, HMO must refer the Member to TDHS for determination of Members eligibility. HMO, at its discretion, may provide this level of care to Members not determined eligible by TDHS.

6.14.11 HMO must develop a system to have a centralized record for each Member reflecting current service plan and showing all services received by the Member from providers within HMO network and from providers external to the network. The centralized record will ensure that all Plan providers, including specialty and long term care service providers, make appropriate and timely entries regarding care provided, diagnosis, medications prescribed, and treatment plans developed. The PCP, or when applicable, the Care Coordinator, shall determine the appropriate physical location of the Member record. In most cases, the most appropriate location will be with the PCP or the Care Coordinator. However, the location may vary depending on residence (e.g., nursing homes or group homes) and particular care needs of the Member. The HMO shall ensure that the organization of and documentation included in the centralized Member record shall meet all applicable professional standards ensuring confidentiality of Member records, referrals, and documentation of information.

          HMO must have a systematic process for generating or receiving referrals and sharing confidential medical, treatment, and planning information across providers.

6.14.12 HMO must assure that the Member is involved in the assessment process and fully informed about options, is included in the development of the service plan and is in agreement with the plan of care that is developed.

6.14.13 HMO must provide a transition plan for Members currently receiving Medicaid services. TDHS and/or previous health plan will provide current HMO with detailed service plans, names of current providers, etc. for Members receiving long term care services at the time of enrollment. The transition planning process includes, but is not limited to, the following:

          (a)       Review of existing TDHS care plans;
          (b) Preparation of a transition plan that ensures continuous care under the Member's current care plan during the transfer into HMOs network while HMO conducts an appropriate assessment and development of a new plan if needed; and

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            (c)       If Durable Medical Equipment had been ordered prior to
                      enrollment but not received by the time of enrollment, coordination and follow through to ensure that the Member receives other necessary supportive equipment and supplies without undue delay.

6.14.14 HMO will hire as Care Coordinators persons experienced in meeting the needs of vulnerable populations who have chronic or complex conditions. These include, but are not limited to, persons with an undergraduate and/or graduate degree in either social work or nursing with relevant work experience. HMO may subcontract the Care Coordination function to other entities or agencies, as long as the Subcontractor's Care Coordinators meet these requirements.

6.15        1915 (c) WAIVER SERVICE (COMMUNITY BASED ALTERNATIVES)

6.15.1 The HMO must provide to members the array of services allowable through the HCFA approved 1915 (c) waiver.

6.15.1.1 1915 (c) Waiver services must be available to all members who meet CBA eligibility requirements based on their assessment and medical necessity.

6.15.1.2 1915 (c) Waiver services may be made available to members who do not meet the CBA eligibility requirements based on assessment and medical necessity as a value added service.

6.15.2      Waiver Service eligibility for members of the HMO

6.15.2.1 The HMO must notify the TDHS when CBA eligibility testing is initiated on a member of the HMO.

6.15.2.2 The HMO must apply risk criteria, complete the 3652 for medical necessity determination, complete the assessment documentation and prepare a CBA Individual Service Plan (ISP) for each member requesting CBA services or for members identified as needing CBA services.

6.15.2.3    The HMO must provide TDHS the results of the assessment activities.

6.15.2.4 TDHS will notify the member and the HMO of the results of their eligibility determination based on the information provider by the HMO.

6.15.2.4.1 If the member is eligible, the member will be notified of the effective date of eligibility. A copy of the notice will be sent to the HMO.

6.15.2.4.2 If the member is not eligible, the notification will provide information on the member's right to appeal the adverse determination. A copy of the notice will be sent to the HMO.

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6.15.3       Waiver Service eligibility for Medical Assistance Only non-member applicants.

6.15.3.1 TDHS will inform the applicant that services are provided through an HMO and allow the applicant to select the HMO.

6.15.3.2 TDHS will notify the selected HMO to initiate pre-enrollment assessment services required under the waiver for the non-member.

6.15.3.3 The HMO must complete the 3652 for medical necessity determination, complete the assessment documentation and prepare a CBA Individual Service Plan (ISP) for each applicant referred by TDHS.

6.15.3.4 The HMO must provide information to TDHS reflecting the results of the assessment activities.

6.15.3.5 The HMO will be authorized payment for the assessment activities in accordance with the fee-for-services schedule in effect at the time of the assessment regardless of final determination of applicant eligibility.

6.15.3.6 TDHS will notify the client and the HMO of the results of their eligibility determination.

6.15.3.6.1   If the applicant is eligible,

6.15.3.6.1.1 The HMO will be notified of their eligibility and the effective date of eligibility will be the first day of the month following the determination of eligibility.

6.15.3.6.1.2 The HMO will be notified of client eligibility and the client will be enrolled in the HMO on the date that eligibility is effective. The HMO will initiate the ISP on the date of enrollment.

6.15.3.6.2 If the applicant is not eligible, the notification will provide information on the applicant's right to appeal the adverse determination. No notification will be sent to the HMO if the client is not eligible for CBA services.

6.15.4       Annual Reassessment

             Prior to the end date of the annual ISP, the HMO must initiate the annual reassessment to determine and validate continued eligibility for CBA services for each CBA client. The HMO will be expected to complete the same activities and submit the same documentation to TDHS for the annual reassessment as required for the initial determination of eligibility. The HMO is responsible for assessment activities for members and no additional compensation will be paid for the annual reassessment for members.

ARTICLE VII             PROVIDER NETWORK REQUIREMENTS

7.1          NETWORK PROVIDER DIRECTORY

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7.1.1     HMO must submit a provider directory to TDHS prior to the effective date of this contract unless already approved. HMO must provide the provider directory to the Enrollment Broker for prospective members. The directory must contain all critical elements specified in Attachment D, Required Critical Elements.

7.1.2 If HMO contracts with limited provider networks, the provider directory must comply with the requirements of 28 TAC 11.1600(b)(11), relating to the disclosure and notice of limited provider networks.

7.1.3 Updates to the provider directory must be provided to the Enrollment Broker at the beginning of each State fiscal year quarter. This includes the months of September, December, March and June. HMO is responsible for submitting draft updates to TDHS only if changes other than PCP information are incorporated. HMO is responsible for sending three final paper copies and one electronic copy of the updated provider directory to TDHS each quarter. If an electronic format is not available, five paper copies must be sent. TDHS will forward two updated provider directories, along with its approval notice, to the Enrollment Broker to facilitate the distribution of the directories.

7.2       PROVIDER ACCESSIBILITY

7.2.1 HMO must enter into written contracts with properly credentialed health care service providers. The names of all providers must be submitted to TDHS as part of HMO subcontracting process. HMO must have its own credentialing process to review, approve and periodically recertify the credentials of all participating providers in compliance with 28 TAC Section 11.1902, relating to credentialing of providers in HMOs.

7.2.2 HMO must require tax I.D. numbers from all providers. HMO is required to do backup withholding from all payments to providers who fail to give tax I.D. numbers, or who give incorrect numbers.

7.2.3 Timeframes for Access Requirements. HMO must have sufficient network providers and establish procedures to ensure Members have access to routine, urgent, and emergency services; telephone appointments; advice and Member service lines. These services must be accessible to Members within the following timeframes:

7.2.3.1   Urgent Care within 24 hours of request;

7.2.3.2   Routine care within 2 weeks of request;

7.2.3.3 Physical/Wellness Exams for adults must be provided within 10 weeks of the request;

7.2.3.4 HMO must establish policies and procedures to ensure that THSteps Checkups be provided within 90 days of new enrollment, except newborn

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          Members should be seen within 2 weeks of enrollment, and in all cases for all Members be consistent with the American Academy of Pediatrics and THSteps periodicity schedule which is based on the American Academy of Pediatrics schedule and delineated in the Texas Medicaid Provider Procedures Manual and the Medicaid bi-monthly bulletins (see also Article 6.1, Scope of Services). If the Member does not request a checkup, HMO must establish a procedure for contacting the Member to schedule the checkup.

7.2.4 HMO is prohibited from requiring a provider or provider group to enter into an exclusive contracting arrangement with HMO as a condition for participation in its provider network.

7.3       PROVIDER CONTRACTS

7.3.1 All providers must have a written contract, either with an intermediary entity or an HMO, to participate in the Medicaid program (provider contract). HMO must make all contracts available to TDHS upon request, at the time and location requested by TDHS. All standard formats of provider contracts must be submitted to TDHS for approval no later than 60 days after the execution date of this contract, unless previously filed with TDHS. HMO must submit 1 paper copy and 1 electronic copy in a form specified by TDHS. Any change to the standard format must be submitted to TDHS for approval no later than 30 days prior to the implementation of the new standard format. All provider contracts are subject to the terms and conditions of this contract and must contain the provisions of Article V, Statutory and Regulatory Compliance, and the provisions contained in Article 3.2.4.

7.3.1.1 TDHS has 15 working days to review the materials and recommend any suggestions or required changes. If TDHS has not responded to the HMO by the fifteenth day, HMO may execute the contract. TDHS reserves the right to request HMO to modify any contract that has been deemed approved.

7.3.2 Primary Care Provider (PCP) contracts and specialty care contracts must contain provisions relating to the requirements of the provider types found in this contract. For example, PCP contracts must contain the requirements of Article 7.9 relating to Primary Care Providers.

7.3.3 Provider contracts that are requested by any agency with authority to investigate and prosecute fraud and abuse must be produced at the time and place required by TDHS or the requesting agency. Provider contracts requested in response to a Public Information request must be produced within 48 hours of the request. Requested contracts and all related records must be provided free-of-charge to the requesting agency.

7.3.4 The form and substance of all provider contracts are subject to approval by TDHS. TDHS retains the authority to reject or require changes to any contract that do not comply with the requirements or duties and

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                                       54
          responsibilities of this contract. HMO REMAINS RESPONSIBLE FOR PERFORMING AND FOR ANY FAILURE TO PERFORM ALL DUTIES, RESPONSIBILITIES AND SERVICES UNDER THIS CONTRACT REGARDLESS OF WHETHER THE DUTY, RESPONSIBILITY OR SERVICE IS CONTRACTED TO ANOTHER FOR ACTUAL PERFORMANCE.

7.3.5 TDHS reserves the right and retains the authority to make reasonable inquiry and conduct investigations into patterns of provider and Member complaints against HMO or any intermediary entity with whom HMO contracts to deliver health services under this contract. TDHS may impose appropriate sanctions and contract remedies to ensure HMO compliance with the provisions of this contract.

7.3.6 HMO must not restrict a provider's ability to provide opinions or counsel to a Member with respect to benefits, treatment options, and provider's change in network status.

7.3.7 To the extent feasible within HMO's existing claims processing systems, HMO should have a single or central address to which providers must submit claims. If a central processing center is not possible within the HMO's existing claims processing system, HMO must provide each network provider a complete list of all entities to whom the providers must submit claims for processing and/or adjudication. The list must include the name of the entity, the address to which claims must be sent, explanation for determination of the correct claims payer based on services rendered, and a phone number the provider may call to make claims inquiries. HMO must notify providers in writing of any changes in the claims filing list at least 30 days prior to effective date of change. If HMO is unable to provide 30 days notice, providers must be given a 30-day extension on their claims filing deadline to ensure claims are routed to correct processing center.

7.3.8 HMO, all IPAs, and other intermediary entities must include contract language which substantially complies with the following standard contract provisions in each Medicaid provider contract. This language must be included in each contract with an actual provider of services, whether through a direct contract or through intermediary provider contracts:

7.3.8.1 [Provider] is being contracted to deliver Medicaid managed care under the TDHS STAR+PLUS program. HMO must provide copies of the TDHS/HMO Contract to the [Provider] upon request. [Provider] understands that services provided under this contract are funded by State and federal funds under the Medicaid program. [Provider] is subject to all state and federal laws, rules and regulations that apply to all persons or entities receiving state and federal funds. [Provider] understands that any violation by a provider of a State or federal law relating to the delivery of services by the provider under this HMO/Provider contract, or any violation of the TDHS/HMO contract could

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

          result in liability for money damages, and/or civil or criminal penalties and sanctions under state and/or federal law.

7.3.8.2 [Provider] understands and agrees that HMO has the sole responsibility for payment of covered services rendered by the provider under HMO/Provider contract. In the event of HMO insolvency or cessation of operations, [Provider's] sole recourse is against HMO through the bankruptcy, conservatorship, or receivership estate of HMO.

7.3.8.3 [Provider] understands and agrees TDHS is not liable or responsible for payment for any Medicaid covered services provided to mandatory Members under HMO/Provider contract. Federal and State laws provide severe penalties for any provider who attempts to collect any payment from or bill a Medicaid recipient for a covered service.

7.3.8.4 [Provider] agrees that any modification, addition, or deletion of the provisions of this contract will become effective no earlier than 30 days after HMO notifies TDHS of the change in writing. If TDHS does not provide written approval within 30 days from receipt of notification from HMO, changes can be considered provisionally approved, and will become effective. Modifications, additions or deletions which are required by TDHS or by changes in state or federal law are effective immediately.

7.3.8.5 This contract is subject to all state and federal laws and regulations relating to fraud and abuse in health care and the Medicaid program. [Provider] must cooperate and assist TDHS and any state or federal agency that is charged with the duty of identifying, investigating, sanctioning or prosecuting suspected fraud and abuse. [Provider] must provide originals and/or copies of any and all information, allow access to premises and provide records to TDHS or its authorized agent(s), THHSC, HCFA, the U.S. Department of Health and Human Services, FBI, TDI, and the Texas Attorney General's Medicaid Fraud Control Unit, upon request, and free-of-charge. [Provider] must report any suspected fraud or abuse including any suspected fraud and abuse committed by HMO or a Medicaid recipient to TDHS for referral to THHSC.

7.3.8.6 [Provider] is required to submit proxy claims forms to HMO for services provided to all STAR+PLUS Members that are capitated by HMO in accordance with the encounter data submissions requirements established by HMO and TDHS.

7.3.8.7 HMO is prohibited from imposing restrictions upon the [Provider's] free communication with Members about a Member's medical conditions, treatment options, HMO referral policies, and other HMO policies, including financial incentives or arrangements and all STAR+PLUS managed care plans with whom [Provider] contracts.

7.3.8.8 The Texas Medicaid Fraud Control Unit must be allowed to conduct private interviews of [Providers] and the [Providers'] employees,

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          contractors, and patients. Requests for information must be complied with, in the form and language requested. [Providers] and their employees and contractors must cooperate fully in making themselves available in person for interviews, consultation, grand jury proceedings, pre-trial conference, hearings, trial and in any other process, including investigations. Compliance with this Article is at HMO's and [Provider's] own expense.

7.3.8.9 HMO must include the method of payment and payment amounts in all provider contracts.

7.3.8.10 All provider clean claims must be adjudicated within 30 days. HMO must pay provider interest on all clean claims that are not paid within 30 days at a rate of 1.5% per month (18% annual) for each month the claim remains unadjudicated.

7.3.8.11 HMO must prohibit network providers from interfering with or placing liens upon the state's right or HMO's right, acting as the state's agent, to recovery from third party resources. HMO must prohibit network providers from seeking recovery in excess of the Medicaid payable amount or otherwise violating state and federal laws.

7.3.9 HMO must follow the procedures outlined in Article 20A.18A of the Texas Insurance Code if terminating a contract with a provider, including an STP. At least 30 days before the effective date of the proposed termination of the provider's contract the HMO must provide a written explanation to the provider of the reasons for termination. HMO may immediately terminate a provider contract if the provider presents imminent harm to patient health, actions against a license or practice, or fraud.

7.3.9.1 Within 60 days of the termination notice date, a provider may request a review of the HMO's proposed termination by an advisory review panel, except in a case in which there is imminent harm to patient health, an action against a private license, or fraud. The advisory review panel must be composed of physicians and providers, as those terms are defined in Article 20A.02(r) and (t), including at least one representative in the provider's specialty or a similar specialty, if available, appointed to serve on the standing quality assurance committee or utilization review committee of the HMO. The decision of the advisory review panel must be considered by the HMO but is not binding on the HMO. The HMO must provide to the affected provider, on request, a copy of the recommendation of the advisory review panel and the HMO's determination.

7.3.9.2 A provider who is terminated is entitled to an expedited review process by the HMO on request by the provider. The HMO must provide notification of the provider's termination to the HMO's Members receiving care from the terminated provider at least 30 days before the effective date of the

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


          termination. If a provider is terminated for reasons related to imminent harm to patient health, HMO may notify its Members immediately.

7.3.10 HMO must notify TDHS no later than 90 days prior to terminating any subcontract affecting a major performance function of this contract. If the HMO seeks to terminate a provider's contract for imminent harm to patient health, actions against a license or practice, or fraud, contract termination may be immediate. TDHS will require assurances that any contract termination will not result in an interruption of an essential service or major contract function.

7.3.11 HMO must include a complaint and appeals process which complies with the requirements of Article 20A.12 of the Texas Insurance Code relating to Complaint System in all subcontracts. HMO's complaint and appeals process must be the same for all Contractors.

7.4       PHYSICIAN INCENTIVE PLANS

7.4.1 HMO may operate a physician incentive plan only if 1) no specific payment may be made directly or indirectly under a physician incentive plan to a physician or physician group as an inducement to reduce or limit medically necessary services furnished to a Member, and 2) the stop-loss protection, enrollee surveys and disclosure requirements of this article are met.

7.4.2 HMO must disclose to TDHS information required by federal regulations found at 42 C.F.R. Section 417.479. The information must be disclosed in sufficient detail to determine whether the incentive plan complies with the requirements at 42 C.F.R. Section 417.479. The disclosure must contain the following information:

7.4.2.1 Whether services not furnished by a physician group (referral services) are covered by the incentive plan. If only services furnished by the physician or physician group are covered by the incentive plan, disclosure of other aspects of the incentive plan are not required to be disclosed.

7.4.2.2   The type of incentive arrangement (e.g. withhold, bonus, capitation).

7.4.2.3 The percent of the withhold or bonus, if the incentive plan involves a withhold bonus.

7.4.2.4 Whether the physician or physician group has evidence of a stop-loss protection, including the amount and type of stop-loss protection.

7.4.2.5 The panel size and the method used for pooling patients, if patients are pooled.

7.4.2.6 The results of Member and disenrollee surveys, if HMO is required under 42 C.F.R. Section 417.479 to conduct Member and disenrollee surveys.

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7.4.3     HMO must submit the information required in 7.4.2.1 - 7.4.2.5 to TDHS by the effective date of this contract and each anniversary date of the contract.

7.4.4 HMO must submit the information required in 7.4.2.6 one year after effective date of initial contract or effective date of renewal contract, and annually each subsequent year under the contract. HMO's who put physicians or physician groups at substantial financial risk must conduct a survey of all Members who have voluntarily disenrolled in the previous year. A list of voluntary disenrollees may be obtained from the Enrollment Broker.

7.4.5 HMO must provide Members with information regarding Physician Incentive Plans upon request. The information must include the following:

7.4.5.1 whether the HMO uses physician incentive plan that covers referral services;

7.4.5.2   the type of incentive arrangement (i.e., withhold, bonus, capitation);

7.4.5.3   whether stop-loss protection is provided; and,

7.4.5.4 results of enrollee and disenrollee surveys, if required under 42 C.F.R. Section 417.479.

7.4.5.5 HMO must ensure that IPAs and ANHCs with whom HMO contracts comply with the above requirements. HMO is required to meet above requirements for all levels of subcontracting.

7.5       PROVIDER MANUAL AND PROVIDER TRAINING

7.5.1 HMO must prepare and issue a Provider Manual(s) including any necessary specialty manuals (e.g. behavioral health) to the providers in HMO network and to newly contracted providers in the HMO network within five (5) working days from inclusion of the provider into the network. The Provider Manual must contain sections relating to special requirements of the STAR+PLUS Program as required under this Contract. See Attachment D, Required Critical Elements, for specific details regarding content requirements. The HMO Provider Manual containing the new required critical elements must be distributed no later than March 1, 2000. HMO must submit a Provider Manual to TDHS for approval prior to use. See Article 3.4.1 regarding the process for plan materials review.

7.5.2 HMO must provide training to all network providers and their staff regarding the requirements of the contract and special needs of STAR+PLUS Members.

7.5.2.1 HMO training for all providers must be completed within 30 days of placing a newly contracted provider on active status. HMO must provide


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                                       59
          on-going training to new and existing providers as required by HMO or TDHS to comply with this contract.

7.5.2.2 HMO must provide training to PCPs on screening for and identifying behavioral health disorders, HMOs referral process for behavioral health services and clinical coordination requirements for behavioral health. HMO must provide training to behavioral health providers to identify physical health disorders, HMOs referral process to primary care and clinical coordination requirements between physical medicine and behavioral health providers. HMO must include topics on coordination and quality of care such as behavioral health screening techniques for PCPs and new models of behavioral health interventions.

7.5.3 HMO must provide primary care and behavioral health providers with screening instruments approved by TDHS.

7.5.4 HMO must maintain and make available upon request enrollment or attendance rosters dated and signed by each attendee or other written evidence of training of each network provider and their staff.

7.5.5 HMO must have its written policies and procedures for the screening, assessment and referral processes between behavioral health providers and physical medicine providers available for TDHS review upon request.

7.6       MEMBER PANEL REPORTS

          HMO must furnish each PCP with a current list of enrolled Members enrolled or assigned to that Provider no later than 5 days after HMO receives the Enrollment File from the Enrollment Broker each month. If the 5th day falls on a weekend or state holiday, the file must be provided by the following working day.

7.7       PROVIDER COMPLAINT AND APPEAL PROCEDURES

7.7.1 HMO must develop, implement and maintain a provider complaint system. The complaint and appeal procedure must be in compliance with all applicable State and federal law or regulations. Modifications and amendments to the complaint system must be submitted to TDHS no later than 30 days prior to the implementation of the modification or amendment.

7.7.2 HMO must include the provider complaint and appeal procedure in all network provider contracts or in the provider manual.

7.7.3 HMO s complaint and appeal process cannot contain provisions referring the complaint or appeal to TDHS for resolution. HMO providers and other subcontractors are not "contractors" for purposes of 40 TAC Sec. 79.1601.

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7.7.4     HMO must establish mechanisms to ensure that network providers have access to a person who can assist providers in resolving issues relating to claims payment, plan administration, education and training, and complaint procedures.

7.8       PROVIDER QUALIFICATIONS - GENERAL

          The providers in HMO network must meet the following qualifications:

--------------------------------------------------------------------------------------------------------
FQHC                              A Federally Qualified Health Center meets the
                                  standards established by federal rules and
                                  procedures. The FQHC must also be an eligible
                                  provider enrolled in the Medicaid.
--------------------------------------------------------------------------------------------------------
Physician                         An individual who is licensed to practice medicine
                                  as an MD or a DO in the State of Texas either as a
                                  primary care provider or in the area of
                                  specialization under which they will provide
                                  medical services under contract with HMO; who is a
                                  provider enrolled in the Medicaid program; and who
                                  has a valid Drug Enforcement Agency registration
                                  number and a Texas Controlled Substance
                                  Certificate, if either is required in their
                                  practice.
--------------------------------------------------------------------------------------------------------
Hospital                          An institution licensed as a general or
                                  special hospital by the State of Texas
                                  under Chapter 241 of the Health and
                                  Safety Code and Private Psychiatric
                                  hospitals under Chapter 577 of the
                                  Health and Safety Code (or is a provider
                                  which is a component part of a State or
                                  local government entity which does not
                                  require a license under the laws of the
                                  State of Texas), which is enrolled as a
                                  provider in the Texas Medicaid Program.
                                  HMO will require that all facilities in
                                  the network used for acute inpatient
                                  specialty care for people under age 21
                                  with disabilities or chronic or complex
                                  conditions will have a designated
                                  pediatric unit; 24-hour laboratory and
                                  blood bank availability; pediatric
                                  radiological capability; meet JCAHO
                                  standards; and have discharge planning
                                  and social service units.
--------------------------------------------------------------------------------------------------------
Non-Physician                     An individual holding a license issued by the
Practitioner                      applicable licensing agency of the State of
Provider                          Texas who is enrolled in the Texas Medicaid
                                  Program or an individual properly trained to
                                  provide behavioral health support services who
                                  practices under the direct supervision of an
                                  appropriately licensed professional.
--------------------------------------------------------------------------------------------------------
Clinical                          An entity having a current certificate issued
Laboratory                        under the Federal Clinical Laboratory
                                  Improvement Act (CLIA), and is enrolled in the
                                  Texas Medicaid Program.
--------------------------------------------------------------------------------------------------------
Rural                             An institution which meets all of the criteria
Health                            for designation as a rural health clinic and
Clinic (RHC)                      is enrolled in the Texas Medicaid Program.
--------------------------------------------------------------------------------------------------------
Local                             A local health department established pursuant
Health                            to Health and Safety Code, Title 2, Local
Department                        Public Health Reorganization Act Section
                                  121.031ff.
--------------------------------------------------------------------------------------------------------
Local                             Under Section 531.002(8) of the Health and
Mental                            Safety Code, the local component of the TXMHMR
Health                            system designated by TDMHMR to carry out the
Authority                         legislative mandate for planning, policy
(LMHA)                            development, coordination, and resource
                                  development/allocation and for supervising and
                                  ensuring the provision of mental health
                                  services to persons with mental illness in one
                                  or more local service areas.
--------------------------------------------------------------------------------------------------------

                                                              TDHS/HMO CONTRACT
                                                                August 11, 1999

--------------------------------------------------------------------------------------------------------
Non-Hospital                      A provider of health care services which is
Facility                          licensed and credentialed to provide services
Provider                          and is enrolled in the Texas Medicaid Program.
--------------------------------------------------------------------------------------------------------
School                            Clinics located at school campuses that
Based                             provide on site primary and preventive care to
Health                            children and adolescents.
Clinic
(SBHC)
--------------------------------------------------------------------------------------------------------
Home and                          A provider licensed by the Texas Department of
Community                         Health as a Home and Community Support
Support                           services Agency.  The level of licensure
Service                           required depends on the type of service
Agency                            delivered.  NOTE:  For Primary Home Care and
                                  Client Managed Attendant Care, the agency may
                                  have only the Personal Assistance Services
                                  level of licensure.
--------------------------------------------------------------------------------------------------------
Nursing                           A provider licensed and Medicaid
Home                              certified by the Texas Department of Human
                                  Services, Long Term Care Regulatory Division.
--------------------------------------------------------------------------------------------------------
Personal                          A provider licensed by the Texas Department of
Care Home                         Human Services, Long Term Care Regulatory
                                  Division.  The type of licensure determines
                                  what services may be provided.   NOTE:  Adult
                                  Foster Homes providing care for 4 individuals
                                  must be licensed as a Type C Personal Care
                                  Home.
--------------------------------------------------------------------------------------------------------
Adult Day                         A provider licensed by the Texas Department of
Care                              Human Services, Long Term Care Regulatory
Facility                          Division as an adult day care provider.  To
                                  provide Day Activity and Health Services, the
                                  provider must provide the range of services
                                  required for DAHS.
--------------------------------------------------------------------------------------------------------
Emergency                         A provider licensed by the Texas Board of
Response                          Private Investigators and Private Security
Service                           Agencies unless specifically exempt from such
Provider                          licensure.
--------------------------------------------------------------------------------------------------------
Respiratory                       A provider certified by the Texas Department
Care                              of Health as a certified Respiratory Care
Practitioner                      Practitioner.
--------------------------------------------------------------------------------------------------------
Adult                             A Provider serving 3 or less clients, must be
Foster Home                       certified by the Applicant/HMO using
                                  guidelines from the Texas Department of Human
                                  Services.
--------------------------------------------------------------------------------------------------------


7.9       PRIMARY CARE PROVIDERS

7.9.1 HMO must have a system for monitoring Member enrollment into its plan to allow HMO to effectively plan for future needs and recruit network providers as necessary to ensure adequate access to primary care and specialty care. The Member enrollment monitoring system must include evaluating the length of time required for Members to access care within the network. The monitoring system must also include a means for routinely monitoring after-hours availability and accessibility of PCPs.

7.9.2 HMO must maintain a primary care provider network in sufficient numbers and geographic distribution to serve a minimum of forty-five percent (45%) of the mandatory STAR+PLUS eligibles in each county of the service area. HMO is required to increase the capacity of the network as

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                                       62
          necessary to accommodate enrollment growth beyond the forty-fifth percentile (45%).

7.9.3 HMO must maintain a provider network that includes pediatricians and physicians with pediatric experience in sufficient numbers and geographic distribution to serve eligible children and adolescents in the service area and provide timely access to the full scope of benefits, especially THSteps checkups and immunizations.

7.9.4 HMO must comply with the access requirements as established by the Texas Department of Insurance for all HMOs doing business in Texas, except as otherwise required by this contract.

7.9.5 HMO must have physicians with board eligibility/board certification in pediatrics to be available for referral for Members under the age of 21.

7.9.5.1 Individual PCPs may serve more than 2,000 Members. However, if TDHS determines that a PCP's Member enrollment exceeds the PCP's ability to provide accessible, quality care, TDHS may prohibit the PCP from receiving further enrollments. TDHS may direct HMOs to assign or reassign Members to another PCP's panel.

7.9.6 HMO must have PCPs available throughout the service area to ensure that no Member must travel more than 30 miles, or 45 minutes which ever is less, to access the PCP, unless an exception to this distance requirement is made by TDHS.

7.9.7 HMO's primary care provider network may include providers from any of the following practice areas: General Practitioners; Family Practitioners; Internists; Pediatricians; Obstetricians/Gynecologists (OB/GYN); Pediatric and Family Advanced Practice Nurses (APNs) and Certified Nurse Midwives Women Health (CNMs) practicing under the supervision of a physician; Physician Assistants (PAs) practicing under the supervision of a physician specializing in Family Practice, Internal Medicine, Pediatrics or Obstetrics/Gynecology who also qualifies as a PCP under this contract; or Federally Qualified Health Centers (FQHCs), Rural Health Clinics (RHCs) and similar community clinics; and specialists who are willing to provide medical homes to selected Members with special needs and conditions.

7.9.8 The PCP for a Member with disabilities or chronic or complex conditions may be a specialist who agrees to provide PCP services to the Member. The specialty provider must agree to perform all PCP duties required in the contract and PCP duties must be within the scope of the specialist s license. HMO, specialty providers, for the member or his representative may initiate the request for a specialist to serve as a PCP for a Member with disabilities or chronic or complex conditions.

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7.9.9     PCPs must either have admitting privileges at a hospital, which is part of HMO network of providers, or make referral arrangements with an HMO provider who has admitting privileges to a network hospital.

7.9.10 HMO must require that PCPs are accessible to Members 24 hours a day, 7 days a week. The following are acceptable and unacceptable phone arrangements for contacting PCPs after normal business hours.

          Acceptable:

          (1) Office phone is answered after hours by an answering service which meets language requirements of the major population groups and which can contact the PCP or another designated medical practitioner. All calls answered by an answering service must be returned within 30 minutes.

          (2) Office phone is answered after normal business hours by a recording in the language of each of the major population groups served directing the patient to call another number to reach the PCP or another provider designated by the PCP. Someone must be available to answer the designated provider s phone. Another recording is not acceptable.

          (3) Office phone is transferred after office hours to another location where someone will answer the phone and be able to contact the PCP or another designated medical practitioner, who can return the call within 30 minutes.

          Unacceptable:

          (1)       Office phone is only answered during office hours.

          (2) Office phone is answered after hours by a recording which tells patients to leave a message.

          (3) Office phone is answered after hours by a recording which directs patients to go to an Emergency Room for any services needed.

          (4)       Returning after-hour calls outside of 30 minutes.

7.9.11 HMO must require PCPs, through contract provisions or provider manual, to provide primary care services and continuity of care to Members who are enrolled with or assigned to the PCP. Primary care services are all services required by a Member for the prevention, detection, treatment and cure of illness, trauma, disease or disorder, which are covered and/or required services under this contract. All services must be provided in compliance with generally accepted medical and behavioral health standards for the community in which services are rendered. HMO must require PCPs, through contract provisions or provider manual, to provide children under the age of 21 services in accordance with the American Academy of Pediatric recommendations and the THSteps periodicity schedule and provide adults services in accordance with the U.S. Preventive Services Task Force s publication Put Prevention Into Practice.

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7.9.11.1  HMO must require PCPs, through contract provisions or provider manual, to assess the medical needs of Members for referral to specialty care providers and provide referrals as needed. PCP must coordinate care with specialty care providers after referral.

7.9.11.2 HMO must require PCPs, through contract provisions or provider manual, to make necessary arrangements with home and community support services to integrate the Member s needs. This integration may be delivered by coordinating the care of Members with other programs, public health agencies and community resources which provide medical, nutritional, behavioral, educational and outreach services available to Members.

7.9.11.3 HMO must require, through contract provisions or provider manual, that the Member s PCP or HMO provider through whom PCP has made arrangements, be the admitting or attending physician for inpatient hospital care, except for emergency medical or behavioral health conditions or when the admission is made by a specialist to whom the Member has been referred by the PCP. HMO must require, through contract provisions or provider manual, that PCP assess the advisability and availability of outpatient treatment alternatives to inpatient admissions. HMO must require, through contract provisions or provider manual, that PCP provide or arrange for pre-admission planning for non-emergency inpatient admissions, and discharge planning for Members. PCP must call the emergency room with relevant information about the Member. PCP must provide or arrange for follow-up care after emergency or inpatient care.

7.9.11.4 HMO must require PCPs for children under the age of 21 to provide or arrange to have provided all services required under Article 6.8 relating to Texas Health Steps, Article 6.9 relating to Perinatal Services, Article 6.10 relating to Early Childhood Intervention,
          Article 6.11 relating to WIC, Article 6.13 relating to Health Education and Wellness and Prevention Plans. PCP must cooperate and coordinate with HMO to provide Member and the Member s family with knowledge of and access to available services.

7.9.12    PCP selection, OB/GYN selection, and PCP default

7.9.12.1  Medicaid only recipients

          Members who are not covered by Medicare have the right to select the PCP and HMO to whom they will be assigned. Female members also have the right to select an OB/GYN in addition to a PCP. An HMO may limit a Members request to change PCP or OB/GYN to no more than four changes in any 12-month period. If a PCP or OB/GYN who has been selected by or assigned to a Member is not longer in HMOs provider network, HMO must contact the member and provide them an opportunity to reselect. If the Member does not want to change the PCP or OB/GYN to another network provider the Member must be directed to the

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          enrollment broker to select an alternative plan. If a PCP or OB/GYN who has been selected by or assigned to a member is no longer in an IPA's provider network but continues to participate in HMO network, HMO or IPA may not change the members PCP or OB/GYN.

7.9.12.2  Dual eligible Members

          Members covered by Medicare have the right to select the HMO to whom they will be assigned. Failure to select an HMO will result in the clients be defaulted to an HMO. Because the STAR+PLUS HMO is not responsible for primary and acute care services for dual eligible members, requirements related to PCP and OB/GYN selection and default are not applicable.

7.10      OB/GYN PROVIDERS

          HMO must allow a female Member to select an OB/GYN within its provider network or within a limited provider network in addition to a PCP, to provide health care services within the scope of the professional specialty practice of a properly credentialed OB/GYN. See Article 21.53D of the Texas Insurance Code and 28 TAC Sections 11.506, 11.1600 and 11.1608. A Member who selects an OB/GYN must be allowed direct access to the health care services of the OB/GYN without a referral by the woman's PCP or a prior authorization or precertification from HMO. HMO must allow Members to change OB/GYNs up to four times per year. Health care services must include, but not be limited to:

7.10.1    One well-woman examination per year;

7.10.2    Care related to pregnancy;

7.10.3    Care for all active gynecological conditions; and

7.10.4 Diagnosis, treatment, and referral for any disease or condition within the scope of the professional practice of a properly credentialed obstetrician or gynecologist.

7.10.5 HMOs which allow its Members to directly access any OB/GYN provider within its network, must ensure that the provisions of Articles 7.9.1 through 7.9.4 continue to be met.

7.10.6 OB/GYN providers must comply with HMO's procedures contained in HMO's provider manual or provider contract for OB/GYN providers, including but not limited to prior authorization procedures.

7.11      SPECIALTY CARE PROVIDERS

7.11.1 HMO must maintain specialty providers and facilities in sufficient numbers and areas of practice to meet the needs of all Members requiring specialty care or services.

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7.11.2    HMO must require, through contract provisions or provider manual, that specialty providers send a record of consultation and recommendations to a Member s PCP for inclusion in Member s medical record and report encounters to the PCP and/or HMO.

7.11.3 HMO must ensure availability and accessibility to appropriate specialists.

7.11.4 HMO must ensure that no Member is required to travel in excess of 75 miles to secure initial contact with referral specialists; special hospitals, psychiatric hospitals; diagnostic and therapeutic services; and single service health care physicians, dentists or providers. Exceptions to this requirement may be allowed when an HMO has established, through utilization data provided to TDHS, that a normal pattern for securing health care services within an area exists or HMO is providing care of a higher skill level or specialty than the level which is available within the service area such as, but not limited to, treatment of cancer, burns, and cardiac diseases.

7.12      SPECIAL HOSPITALS AND SPECIALTY CARE FACILITIES

7.12.1 HMO must include all medically necessary specialty services through its network specialists, subspecialists and specialty care facilities (e.g., children's hospitals, and tertiary care hospitals).

7.12.2 HMO must include requirements for pre-admission and discharge planning in its contracts with network hospitals. Discharge plans for a Member must be provided by the HMO or the hospital to the Member/family, the PCP and specialty care physicians.

7.12.3 The HMO must have appropriate multidisciplinary teams for people with disabilities or chronic or complex medical conditions. These teams must include the PCP and any individuals or providers involved in the day-to-day or ongoing care of the Member.

7.12.4 The HMO must include in its provider network a TDHS-designated perinatal care facility, as established by Section 32.042, Texas Health and Safety Code, once the designated system is finalized and perinatal care facilities have been approved for the service area. See also Article 6.9.1 of this contract.

7.13      BEHAVIORAL HEALTH - LOCAL MENTAL HEALTH AUTHORITY (LMHA)

7.13.1 Assessment to determine eligibility for rehabilitative and targeted MHMR case management services is a function of the LMHA. HMO must provide all covered services described in detail in the Texas Medicaid Provider Procedures Manual (Provider Procedures Manual) and the Texas Medicaid Bulletins which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services are


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          published by the Texas Medicaid program in the Texas Medicaid Service
          Delivery Guide. Covered services must be provided to Members with SPMI and SED, when medically necessary, whether or not they are also receiving targeted case management or rehabilitation services through the LMHA.

7.13.2 HMO will coordinate with the LMHA and state psychiatric facility regarding admission and discharge planning, treatment objectives and projected length of stay for Members committed by a court of law to the state psychiatric facility.

7.13.3 HMO must enter into written agreement with all LMHAs in the service area which describes the process(es) which the HMO and LMHA will use to coordinate services for STAR+PLUS Members with SPMI or SED. The agreement will contain the following provisions:

7.13.3.1 Describe the behavioral health covered services indicated in detail in the Provider Procedures Manual and the Texas Medicaid Bulletins which is the bi-monthly update to the Provider Procedures Manual. Clinical information regarding covered services are published by the Texas Medicaid program in the Texas Medicaid Service Delivery Guide. Also include the amount, duration, and scope of basic and value-added services, and HMO's responsibility to provide these services;

7.13.3.2 Describe criteria, protocols, procedures and instrumentation for referral of STAR+PLUS Members from and to the HMO and LMHA;

7.13.3.3 Describe processes and procedures for referring Members with SPMI or SED to LMHA for assessment and determination of eligibility for rehabilitation or targeted case management services;

7.13.3.4 Describe how the LMHA and HMO will coordinate providing behavioral health services to Members with SPMI or SED;

7.13.3.5 Establish clinical consultation procedures between the HMO and LMHA including consultation to effect referrals and on-going consultation regarding the Member's progress;

7.13.3.6 Establish procedures to authorize release and exchange of clinical treatment records;

7.13.3.7 Establish procedures for coordination of assessment, intake/triage, utilization review/utilization management and care for persons with SPMI or SED;

7.13.3.8 Establish procedures for coordination of inpatient psychiatric services (including court ordered commitment of Members under 21) in state psychiatric facilities within the LMHA's catchment area;

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7.13.3.9  Establish procedures for coordination of emergency and urgent services to Members;

7.13.3.10 Establish procedures for coordination of care and transition of care for new HMO Members who are receiving treatment through the LMHA.

7.13.4 The HMO must offer licensed practitioners of the healing arts, who are part of the Member's treatment team for rehabilitation services, the opportunity to participate in the HMO's network. The practitioner must agree to accept the standard provider reimbursement rate, meet the credentialing requirements, comply with all the terms and conditions of the standard provider contract of the HMO.

7.13.5 Members receiving rehabilitation services must be allowed to choose the licensed practitioners of the healing arts who are currently a part of the Member's treatment team for rehabilitation services. If the Member chooses to receive these services from licensed practitioners of the healing arts who are part of the Member's rehabilitation services treatment team, the HMO must reimburse the LMHA at current Medicaid fee-for-service amounts.

7.14      SIGNIFICANT TRADITIONAL PROVIDERS (STPS)

          HMO must seek participation in its provider network from:

7.14.1 Each health care provider in the service area who has traditionally provided care to Medicaid recipients;

7.14.2 Each hospital in the service area that has been designated as a disproportionate share hospital under Medicaid; and

7.14.3 Each specialized pediatric laboratory in the service area, including those laboratories located in children's hospitals.

7.14.4 HMO must include significant traditional providers as designated by TDHS in its provider network to provide primary care and specialty care services. HMO must include STPs in its provider network for at least three (3) years following the Implementation Date in the service area.

7.14.5 STPs must agree to the contract requirements contained in Article 7.2, unless exempted from a requirement by law or rule. STPs must also agree to the following contract requirements:

7.14.5.1 STP must agree to accept the standard reimbursement rate offered by HMO to other providers for the same or similar services.

7.14.5.2 STP must meet the credentialing requirements of the HMO. HMO must not require STPs to meet a different or higher credentialing standard than is required of other providers providing the same or similar services. HMO must not require STPs to contract with a subcontractor which

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          requires a different or higher credentialing standard than the HMO's if the application of the higher standard results in a disproportionate number of STPs being excluded from the Subcontractor.

7.15      FEDERALLY QUALIFIED HEALTH CENTERS (FQHC) AND RURAL HEALTH CLINICS
          (RHC)

7.15.1 HMO must make reasonable efforts to include FQHCs and RHCs (Freestanding and hospital-based) in its provider network.

7.15.2 FQHCs or RHCs will receive a cost settlement from TDHS and must agree to accept initial payments from the HMO in an amount that is equal to or greater than the HMO's payment terms for other providers providing the same or similar services.

7.15.2.1 HMO must submit monthly FQHC and RHC encounter and payment reports to all contracted FQHCs and RHCs and FQHCs and RHCs with whom there have been encounters, not later than 21 days from the end of the month for which the report is submitted. The format will be developed by TDHS. The FQHC and RHC must validate the encounter and payment information contained in the report(s). HMO and the FQHC/RHC must both sign the report(s) after each party agrees that it accurately reflects encounters and payments for the month reported. The HMO must submit the signed FQHC and RHC encounter and payment reports to TDHS not later than 45 days from the end of the month for which the report is submitted.

7.15.2.2 For FQHCs, TDHS will determine the amount of the interim settlement based on the difference between: an amount equal to the number of Medicaid allowable encounters multiplied by the rate per encounter from the latest settled FQHC fiscal year cost report, and the amount paid by HMO to FQHC for the quarter. For RHCs, TDHS will determine the amount of the interim settlement based on the difference between a reasonable cost amount methodology provided by TDHS and the amount paid by HMO to the RHC for the quarter. TDHS will pay the FQHC or the RHC the amount of the interim settlement, if any, as determined by TDHS or collect and retain the quarterly recoupment amount, if any.

7.15.2.3 TDHS will cost settle with each FQHC and RHC annually, based on the FQHC or RHC state fiscal year cost report and the methodology described in Article 7.15.2.2. TDHS will make additional payments or recoup payments from the FQHC or the RHC based on reasonable costs less prior interim payment settlements.

7.15.2.4 Cost settlements for RHCs, and HMO's obligation to provide RHC reporting described in Article 7.15, are retroactive to October 1, 1997.

ARTICLE VIII   MEMBER SERVICES REQUIREMENTS

8.1       MEMBER EDUCATION

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          HMO must provide the Member education requirements as contained in
          Article VI at 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14
          and this Article of the contract.

8.2       MEMBER HANDBOOK

8.2.1 HMO must mail each newly enrolled Member a Member Handbook no later than five (5) days after HMO receives the Enrollment File. If the 5th day falls on a weekend or state holiday, the Member Handbook must be mailed by the following working day. The Member Handbook must be written at a 4th - 6th grade reading comprehension level. The Member Handbook must contain all critical elements specified by TDHS. See Attachment D, Required Critical Elements, for specific details regarding content requirements. HMO must submit a Member Handbook to TDHS for approval prior to the effective date of the contract unless previously approved (see Article 3.4.1 regarding the process for plan materials review).

8.2.2 Member Handbook Updates. HMO must provide updates to the Handbook to all Members as changes are made to the Required Critical Elements in Attachment D. HMO must make the Member Handbook available in the languages of the major populations and the visually impaired served by HMO.

8.2.3 THE MEMBER HANDBOOK AND ANY REVISIONS OR CHANGES MUST BE APPROVED BY TDHS PRIOR TO PUBLICATION AND DISTRIBUTION TO MEMBERS (See Article
          3.4.1 regarding the process for plan materials review).

8.3       ADVANCE DIRECTIVES

8.3.1 Federal and state law require HMOs and providers to maintain written policies and procedures for informing and providing written information to all adult Members 18 years of age and older about their rights under state and federal law, in advance of their receiving care (Social Security Act Section 1902(a)(57) and Section 1903(m)(1)(A)). The written policies and procedures must contain procedures for providing written information regarding the Member's right to refuse, withhold or withdraw medical treatment advance directives. HMO's policies and procedures must comply with provisions contained in 42 CFR Section 434.28 and 42 CFR Section 489, Sub Part I, relating to advance directives for all hospitals, critical access hospitals, skilled nursing facilities, home health agencies, providers of home health care, providers of personal care services and hospices, as well as the following state laws and rules:

8.3.1.1 the Member's right to self-determination in making health care decisions;

8.3.1.2   the Advance Directives includes:

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8.3.1.2.1 a Member's right to execute an advance written directive to physicians and family or surrogates, or to make a non-written directive to administer, withhold or withdraw life-sustaining treatment in the event of a terminal or irreversible condition;

8.3.1.2.2 a Member's right to make written and non-written Out-of-Hospital Do-Not-Resuscitate Orders; and

8.3.1.2.3 a Member's right to execute a Medical Power of to appoint an agent to make health care decisions on the Member's behalf if the Member becomes incompetent.

8.3.2 HMO must maintain written policies for implementing a Member's advance directive. Those policies must include a clear and precise statement of limitation if HMO or a participating provider cannot or will not implement a Member's advance directive.

8.3.2.1 A statement of limitation on implementing a Member's advance directive should include at least the following information:

8.3.2.1.1 a clarification of any differences between HMO's conscience objections and those which may be raised by the Member's PCP or other providers;

8.3.2.1.2 identification of the state legal authority permitting HMO's conscience objections to carrying out an advance directive; and

8.3.2.1.3 a description of the range of medical conditions or procedures affected by the conscience objection.

8.3.3 HMO cannot require a Member to execute or issue an advance directive as a condition for receiving health care services.

8.3.4 HMO cannot discriminate against a Member based on whether or not the Member has executed or issued an advance directive.

8.3.5 HMO's policies and procedures must require HMO and Subcontractor to comply with the requirements of state and federal law relating to advance directives. HMO must provide education and training to employees, Members, and the community on issues concerning advance directives.

8.3.6 All materials provided to Members regarding advance directives must be written at a 7th - 8th grade reading comprehension level, except where a provision is required by state or federal law, and the provision cannot be reduced or modified to a 7th- 8th grade reading level because it is a reference to the law or is required to be included "as written" in the state or federal law. HMO must submit to TDHS any revisions to existing approved advance directive materials.

8.3.7 HMO must notify Members of any changes in state or federal laws relating to advance directives within 90 days from the effective date of the

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          change, unless the law or regulation contains a specific time requirement for notification.

8.4       MEMBER ID CARDS

8.4.1 A Medicaid Identification Form (Form 3087) is issued monthly by the TDHS. The form includes the "STAR+PLUS" Program logo and the name and toll free number of the Member's health plan. A Member may have a temporary Medicaid Identification (Form 1027-A) which will include a STAR+PLUS indicator.

8.4.2 HMO must issue a Member Identification Card (ID) to the Member within five (5) days from receiving the Enrollment File from the Enrollment Broker. If the 5th day falls on a weekend or state holiday, the ID Card must be issued by the following working day. The ID Card must include, at a minimum, the following: Member's name; Member's Medicaid number; either the issue date of the card or effective date of the PCP assignment; PCP's name, address, and telephone number; name of HMO; name of IPA to which the Member's PCP belongs, if applicable; the 24-hour, seven (7) day a week toll-free telephone number operated by HMO; the toll-free number for behavioral health care services; and directions for what to do in an emergency. The ID Card must be reissued if the Member reports a lost card, there is a Member name change, if Member requests a new PCP, or for any other reason which results in a change to the information disclosed on the ID Card.

8.5       MEMBER HOTLINE

8.5.1 HMO must maintain a toll-free Member telephone hotline 24 hours a day, seven days a week for Members to obtain assistance in accessing services under this contract.

8.6       MEMBER COMPLAINT PROCESS

8.6.1 HMO must develop, implement and maintain a Member complaint system that complies with the requirements of Article 20A.12 of the Texas Insurance Code, relating to the Complaint System, except where otherwise provided in this contract and in applicable federal law. The complaint and appeals procedure must be the same for all Members and must comply with Texas Insurance Code, Article 20A.12 or applicable federal law. Modifications and changes must be submitted to TDHS at least 30 days prior to the implementation of the modification or changes.

8.6.2 HMO must have written policies and procedures for taking, tracking, reviewing, and reporting and resolving of member complaints. Any changes to the procedures must be submitted to TDHS for approval thirty (30) days prior to the effective date of the change.

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8.6.3     HMO must designate an officer of HMO who has primary responsibility for ensuring that complaints are resolved in compliance with written policy and within the time required. An officer of HMO means the president, a vice president, the secretary, the treasurer, or the chairperson of the board for a corporation, the sole proprietor, the managing general partner of a partnership, or a person having similar executive authority in the organization.

8.6.4 HMO must have a routine process to detect patterns of complaints and plan changes and involve management and supervisory staff to develop policy and procedural improvements to address the complaints. HMO must cooperate with the state and its contractors in resolving Member complaints.

8.6.5 HMOs complaint procedures must be provided to Members in writing and in alternative communications formats. A written description of HMOs complaint procedures must be in appropriate languages and easy for Members to understand. HMO must include a written description of the complaint procedures in the Member Handbook. HMO must maintain at least one local or toll-free telephone number for making complaints.

8.6.6 HMOs process must require that every complaint received in person, by telephone or in writing, is recorded in a written record and is logged with the following details: date, identification of the individual filing the complaint, identification of the individual recording the complaint, nature of the complaint, disposition of the complaint, corrective action required, and date resolved.

8.6.7 HMOs process must include a requirement that the governing body of the HMO reviews the written record (logs) for complaints and appeals.

8.6.8 HMO is prohibited from discriminating against a Member because that Member is making or has made a complaint.

8.6.9 HMO cannot process requests for disenrollments through the HMO's complaint procedures. Requests for disenrollments must be referred to TDHS within five (5) business days after the Member makes a disenrollment request.

8.6.10 HMO must develop, implement and maintain an appeal of adverse determination procedure that complies with the requirements of Article 21.58A of the Texas Insurance Code, relating to the utilization review, except where otherwise provided in this contract and in applicable federal law. The appeal of an adverse determination procedure must be the same for all Members and must comply with Texas Insurance Code, Article 21.58A or applicable federal law. Modifications and amendments must be submitted to TDHS no less than 30 days prior to the implementation of the modification or amendment. When an enrollee, a person acting on behalf of an enrollee, or an enrollee's provider of record expresses orally or in writing any dissatisfaction or disagreement with an

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          adverse determination, HMO or UR agent must regard the expression of dissatisfaction as a request to appeal an adverse determination.

8.6.11 If a complaint or appeal of an adverse determination relates to the denial, delay, reduction, termination or suspension of covered services by either HMO or a utilization review agent contracted to perform utilization review by HMO, HMO must inform Members they have the right to access the States Fair Hearing process at any time in lieu of the internal complaint system provided by HMO. HMO is required to comply with the requirements contained in 1 TAC Chapter 357, relating to notice and Fair Hearings in the Medicaid program, whenever an action is taken to deny, delay, reduce, terminate or suspend a covered service.

8.6.12 If Members utilize HMO's internal complaint or appeal of adverse determination system and the complaint relates to the denial, delay, reduction, termination or suspension of covered services by either HMO or a utilization review agent contracted to perform utilization review by HMO, HMO must inform the Member that they continue to have a right to appeal the decision through the States Medicaid Fair Hearing process.

8.6.13 The provisions of Article 21.58A, Texas Insurance Code, relating to a Member s right to appeal an adverse determination made by HMO or a utilization review agent by an independent review organization, do not apply to a Medicaid recipient. Federal fair hearing regulations (Social Security Act Section 1902a(3), codified at 42 C.F.R. 431.200 et seq.) require the agency to make a final decision after a Fair Hearing, which conflicts with the State requirement that the IRO make a final decision. Therefore, the State requirement is pre-empted by the federal requirement and the IRO requirement is not applicable to this contract.

8.6.14 HMO will cooperate with the Enrollment Broker and TDHS or its designee to resolve all Member complaints.

8.6.15 HMO must have policies and procedures in place outlining the role of HMO s Medical Director in the Member Complaint System and appeal of an adverse determination. The Medical Director must have a significant role in monitoring, investigating and hearing complaints.

8.6.16 HMO must assist Members in understanding and using HMO s complaint system.

8.6.17 HMO s must assist Members in writing or filing a complaint and monitoring the complaint through the Contractor s complaint process until the issue is resolved.

8.7       MEMBER NOTICES, APPEALS AND FAIR HEARINGS

8.7.1 HMO must send a Member notice whenever the HMO takes an adverse action to deny, delay, reduce or terminate covered services to a Member.

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          Upon request, HMO will make available to the State a copy of all adverse action notices.

          For acute care services the notice must be mailed to the Member no less than 10 days before HMO intends to take an action. If an emergency exists, or if the time within which the service must be provided makes giving 10 days notice impractical or impossible, notice must be provided by the most expedient means reasonably calculated to provide actual notice to the Member, including by phone or through the provider's office.

          For long term care services the notice must be mailed to the Member no less than 30 days before the HMO intends to take an action.

8.7.2     The notice must contain the following information:

8.7.2.1 the Members right to immediately access the State Medicaid Fair Hearing process including where written requests may be sent and the toll free number the member can call for a fair hearing;

8.7.2.2   a statement of the action HMO will take;
8.7.2.3   the date the action will be taken;
8.7.2.4   an explanation of the reasons HMO will take the action;
8.7.2.5 a reference to the state and/or federal regulation or HMO criteria or guidelines which support HMOs action;
8.7.2.6 an address where written requests may be sent and a toll-free number Member can call to: request the assistance of a Member representative, or file a complaint, or request a State Medicaid Fair Hearing;

8.7.2.7 a procedure by which Member may appeal HMO's action through either HMO's complaint process or the State Fair Hearing process;

8.7.2.8 an explanation that the Member may represent himself or herself, or be represented by a representative, a third party ombudsman, a friend, a relative, legal counsel or another spokesperson;

8.7.2.9 an explanation of whether and under what circumstances services may be continued if a State Medicaid Fair Hearing is requested;

8.7.2.10 a statement that if the Member wants a State Medicaid Fair Hearing on the action, Member must make the request for a Fair Hearing within 90 days of the date on the notice or the right to request a hearing is waived;

8.7.2.11 an explanation that the Member may request that the State Medicaid Fair Hearing be conducted based on written information without the necessity of taking oral testimony; and

8.7.2.12 a statement explaining that HMO must make its decision within 30 days from the date the complaint is received by HMO; and

8.7.2.13 a statement explaining that a final decision must be made by the State within ninety (90) days from the date a State Medicaid Fair Hearing is requested.

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8.8       MEMBER CULTURAL AND LINGUISTIC SERVICES

8.8.1 HMO must have a written plan describing how HMO will meet the linguistic and cultural needs of Members. The Cultural Competency Plan must describe how the individuals and systems within HMO will effectively provide services to people of all cultures, races, ethnic backgrounds, and religions in a manner that recognizes, values, affirms, and respects the worth of the individuals and protects and preserves the dignity of each. The plan must also be made available to HMOs network of providers.

8.8.2 HMO must provide interpreter services to members as necessary to ensure availability of effective communication regarding treatment, medical history, or health education. HMO must provide 24 hour access to interpreter services for members to access emergency medical services within HMOs network, either through telephone language services or interpreters. HMO must include individuals who can translate Spanish and American Sign Language and additional languages of major population groups. HMO must include individuals skilled in communication and services for the cognitively impaired. In addition, HMO must have capabilities to provide TDD access.

8.8.3 Experienced professional interpreters must be used when technical, medical, or treatment information is to be discussed, or where use of a family member or friend as interpreter is inappropriate. Family members, especially children, should not be used as interpreters in assessments, therapy and other situations where impartiality is critical unless specifically requested by the Member. A family member or friend may be used as an interpreter if they can be relied upon to provide a complete and accurate translation of the information being provided to the Member; the Member is advised that a free interpreter is available; and, the Member expresses a preference to rely on the family member or friend.

8.8.3.1 HMO must adhere to and provide to Members the Member Bill of Rights and Responsibilities as adopted by the Texas Health and Human Services Commission and contained at 1 Texas Administrative Code (TAC) Sections 353.202--353.203.

8.8.3.2 HMO must have policies and procedures in place that outline how Members can access face-to-face interpreter services in a provider's office if necessary to ensure the availability of effective communication regarding treatment, medical history or health education for a Member.

8.8.4 HMO must maintain a current list of interpreters who maintain "on-call" status to provide interpreter services to members.

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8.8.5       Orientation presentations or education classes must be presented in the languages of the major population groups, as specified by TDHS, in the proposed service area(s) as the identified need arises.

ARTICLE IX              MARKETING AND PROHIBITED PRACTICES

9.1         MARKETING MATERIALS

            HMOs may present their marketing materials to eligible Medicaid recipients through any method or media determined to be acceptable by TDHS. The media may include but are not limited to: written materials, such as brochures, posters, or fliers which can be mailed directly to the client or left at Texas Department of Human Services eligibility offices; TDHS sponsored community enrollment events; and paid or public service announcements on radio. All marketing materials must be approved by TDHS prior to distribution (see
            Article 3.4).

9.2         ADHERANCE TO MARKETING GUIDELINES

9.2.1 HMO must abide by Texas Medicaid Marketing Guidelines as provided by the State.

ARTICLE X               MIS SYSTEM REQUIREMENTS

10.1        MODEL MIS REQUIREMENTS

10.1.1 HMO must maintain an MIS that will provide support for all functions of HMOs processes and procedures related to the flow and use of data within HMO. The MIS must enable HMO to meet the requirements of this Contract. The MIS must have the capacity and capability of capturing and utilizing various data elements to develop information for HMO administration.

10.1.2 HMO must maintain a claim retrieval service processing system that can identify date of receipt, action taken on all provider claims or encounters (i.e., paid, denied, etc.), and when any action was taken in real time.

10.1.3 HMO must have a system that can be adapted to changes in Business Practices/Policies within a short period of time.

10.1.4 HMO is required to submit and receive data as specified in this contract and HMO Encounter Data Submissions Manual. The MIS must provide complete acute and long term care encounter data of all capitated services within the scope of services of the contract between HMO and TDHS. Encounter data must follow the format, data elements and method of transmission specified in the contract and HMO Encounter Data Submissions Manual. HMO must submit encounter data, including adjustments to encounter data. The Encounter transmission will include all encounter data and encounter data adjustments processed by HMO

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          for the previous month. Data quality validation will incorporate assessment standards developed jointly by HMO and TDHS. Original records will be made available for inspection by TDHS for validation purposes. Data which do not meet quality standards must be corrected and returned within a time period specified by TDHS.

10.1.5 HMO must use the procedure codes, diagnosis codes, and other codes used for reporting encounters and fee-for-service claims in the most recent edition of the Medicaid Provider Procedures Manual or as otherwise provided by the State. Any exceptions will be considered on a code-by-code basis after TDHS receives written notice from HMO requesting an exception. HMO must also use the provider numbers as directed by the State for both encounter and fee-for-service claims submission.

10.1.6 HMO must have hardware, software, network and communications system with the capability and capacity to handle and operate all MIS subsystems as specified in 10.1.8.1.

10.1.7 HMO must provide upon request an organizational chart and description of responsibilities of HMO's MIS department dedicated to or supporting this Contract. Any updates to the organizational chart and the description of responsibilities must be provided to TDHS within 15 days of the effective date of the change. Official points of contact must be provided to TDHS on an ongoing basis. An Internet e-mail address must be provided for each point of contact.

10.1.8 HMO must operate and maintain an MIS that meets or exceeds the requirements outlined in the Model MIS Guidelines that follow:

10.1.8.1 The contractor's system must be able to meet all eight MIS Model Guidelines as listed below. The eight subsystems are used in the Model MIS Requirements to identify specific functions or features required by HMOs MIS. The HMO systems must use file format, edit validation techniques as specified by TDHS or its designee. These subsystems focus on the individual systems functions or capabilities to support the following operational and administrative areas:

          (1)       Enrollment/Eligibility Subsystem
          (2)       Provider Subsystem
          (3)       Encounter/Claims Processing Subsystem
          (4)       Financial Subsystem
          (5)       Utilization/Quality Improvement Subsystem
          (6)       Reporting Subsystem
          (7)       Interface Subsystem
          (8)       TPR Subsystem

10.2      SYSTEM WIDE FUNCTIONS

          HMO MIS system must include functions and/or features which must

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          apply across all subsystems as follows:

          (1)       Able to update and edit data.
          (2) Maintain a history of changes and adjustments and audit trails for current and retroactive data. Audit trails will capture date, time, and reasons for the change, as well as who made the change.
          (3) Allow input mechanisms through manual and electronic transmissions.
          (4) Have procedures and processes for accumulating, archiving, and restoring data in the event of a system or subsystem failure.
          (5) Maintain automated or manual linkages between and among all MIS subsystems and interfaces.
          (6) Able to relate Member and provider data with utilization, service, accounting data, and reporting functions.
          (7) Able to relate and extract data elements into summary and reporting formats as required by TDHS.
          (8) Have written process and procedures manuals which document and describe all manual and automated system procedures and processes for all the above functions and features, and the various subsystem components.
          (9) Maintain and cross reference all Member-related information with the most current Medicaid number.

10.3      ENROLLMENT/ELIGIBILITY SUBSYSTEM

          The Enrollment/Eligibility Subsystem is the central processing point for the entire MIS. It must be constructed and programmed to secure all functions which require membership data. It must have function and/or features which support requirements as follows:

          (1) Identify other health coverage available or third party liability (TPL), including type of coverage and effective dates.
          (2)       Maintain historical data (files) as required by the State.
          (3) Maintain data on enrollment/disenrollments and complaint activities. This data must include reason or type of disenrollment, complaint and resolution by incidence.
          (4) Receive, translate, edit and update files in accordance with TDHS requirements prior to inclusion in HMOs MIS. Updates will be received from the TDHS agent and processed within two business days of receipt.
          (5) Provide error reports and a reconciliation process between new data and data existing in MIS.
          (6) Identify enrollee changes in PCP and the reason(s) for those changes and effective dates.
          (7) Monitor PCP capacity and limitations prior to connecting the enrollee to PCP in the system, and provide an exception report when capacity and limitations are exceeded.
          (8) Verify enrollee eligibility for medical services rendered or for other enrollee inquires.

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          (9)       Generate and track referrals, e.g.,
                    Hospitals/Specialists/Long Term Care Providers.

          (10) Search records by a variety of fields (e.g., name, unique identification numbers, date of birth, SSN, etc.) for eligibility verification.

          (11) Send PCP assignment updates to TDHS or its agent in the format as specified by TDHS

10.4      PROVIDER SUBSYSTEM

          The provider subsystem must accept, process, store and retrieve current and historical data on providers, including services, payment methodology, license information, service capacity, and facility linkages.

          Functions and Features:

          (1) Identify specialty(s), admission privileges, enrollee linkage, capacity, facility linkages, emergency arrangements or contact, and other limitations, affiliations, or restrictions.

          (2) Maintain provider history files to include audit trails and effective dates of information.

          (3) Maintain provider fee schedules/remuneration agreements to permit accurate payment for services based on the financial agreement in effect on the date of service.

          (4) Support HMO credentialing, re-credentialing, and credential tracking processes; incorporate or links information to provider record.

          (5) Support monitoring activity for physician to enrollee ratios (actual to maximum) and total provider enrollment to physician and HMO capacity.

          (6) Flag and identify providers with restrictive conditions (e.g., limits to capacity, type of patient, and other services if approved out of network, to include age restrictions).

          (7) Support national provider number format (UPIN, NPIN, CLIA, TPI, etc. as required by TDHS).

          (8) Provide updated provider network files monthly. Format will be provided by TDHS to contracted entities.

          (9) Support the national CLIA certification numbers for clinical laboratories.

          (10) Exclude providers from participation that have been identified by TDHS as ineligible or excluded. Files must be updated to reflect period and reason for exclusion.

10.5      ENCOUNTER/CLAIMS PROCESSING SUBSYSTEM

          The encounter/claims processing subsystem collects, processes, and stores data on all health services delivered for which HMO is responsible. The functions of these subsystems are claims/encounter processing and capturing health service utilization data. The subsystem captures all health related services, including medical supplies, using standard codes


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          (e.g. CPT-4, HCPCS, ICD9-CM, UB92 Revenue Codes, State Specific Code),
          rendered by health care providers to an eligible enrollee regardless of payment arrangement (e.g. capitation or fee-for-service). This subsystem captures long term care and value added services using codes provided by TDHS. It approves and prepares claims for payment, or denies claims submitted. This subsystem may integrate manual and automated systems to validate and adjudicate claims and encounters.
          HMO must use encounter data validation methodologies prescribed by the State.

          Functions and Features:

          (1) Accommodate multiple input methods - electronic submission, tape, claim document, and media.

          (2) Support entry and capture of a minimum of all required data elements specified in the Encounter Data Submission Manual.

          (3) Edit and audit to ensure allowed services are provided by eligible providers for eligible members.

          (4)       Interface with Member and provider subsystems.

          (5)       Capture and report TPL potential, reimbursement or denial.

          (6) Edit for utilization and service criteria, medical policy, fee schedules, multiple contracts, contract periods, conditions, etc.

          (7) Submit data to TDHS or its designee through electronic transmission using specified formats.

          (8) Support multiple fee schedule benefit packages and capitation rates for all contract periods for individual providers, groups, services, etc. A claim encounter must be initially adjudicated and all adjustments must use the fee applicable to the date of service.

          (9) Provide timely, accurate, and complete data for monitoring claims processing performance.

          (10) Provide timely, accurate, and complete data for reporting medical service utilization.

          (11) Maintain and apply prepayment edits to verify accuracy and validity of claims data for proper adjudication.

          (12) Maintain and apply edits and audits to verify timely, accurate, and complete encounter data reporting.

          (13) Submit reimbursement to non-contracted providers for emergency care rendered to enrollees in a timely and accurate fashion.

          (14) Validate approval and denials of precertification and prior authorization requests during adjudication of claims/encounters.

          (15) Track and report the exact date a service was performed. Use of date ranges must have TDHS approval.

          (16) Receive and capture claim and encounter data from TDHS or its designee.

          (17) Receive and capture value-added services codes, (18) Capability of identifying adjustments and linking them to the original claims/encounters.

10.6      FINANCIAL SUBSYSTEM

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          The financial subsystem must provide the necessary data for all accounting functions including cost accounting, inventory, fixed assets, payroll, general ledger, accounts receivable and payable, and financial statement presentation. The financial subsystem must provide management with information that can demonstrate that HMO is meeting, exceeding, or falling short of fiscal goals. The information must also provide management with the necessary data to spot the early signs of fiscal distress, far enough in advance to allow management to take corrective action where appropriate.

          Functions and Features:

          (1) Provide information on HMO's economic resources, assets, and liabilities and present accurate historical data and projections based on historical performance and current assets and liabilities.

          (2) Produce financial statements in conformity with Generally Accepted Accounting Principles and in the format prescribed by TDHS.

          (3) Provide information on potential third party payers; information specific to the client; claims made against third party payers; collection amounts and dates; denials, and reasons for denials.

          (4) Track and report savings by category as a result of cost avoidance activities.

          (5) Track payments per Member made to network providers compared to utilization of the provider's services.

          (6)       Generate Remittance and Status Reports.

          (7)       Make claim and capitation payments to providers or groups.

          (8) Reduce/Increase accounts payable/receivable based on adjustments to claims or recoveries of Third Party Recovery.

10.7      UTILIZATION/QUALITY IMPROVEMENT SUBSYSTEM

          The quality management/quality improvement/utilization review subsystem combines data from other subsystems, and/or external systems, to produce reports for analysis which focus on the review and assessment of quality of care given, detection of over and under utilization, and the development of user defined reporting criteria and standards. This system profiles utilization of providers and enrollees and compares them against experience and norms for comparable individuals. This subsystem also supports the quality assessment function.

          The subsystem tracks utilization control function(s) and monitoring inpatient admissions, emergency room use, ancillary, Long Term Care and out-of-area services. It provides provider profiles, occurrence reporting, monitoring and evaluation studies. The subsystem may integrate HMO's manual and automated processes or incorporate other software reporting and/or analysis programs.

          The subsystem incorporates and summarizes information from enrollee


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          surveys, provider and enrollee complaints, and appeal processes.

          Functions and Features:

          (1) Support provider credentialing and recredentialing activities.

          (2) Support HMO processes to monitor and identify deviations in patterns of treatment from established standards or norms. Provides feedback information for monitoring progress toward goals, identifying optimal practices, and promoting continuous improvement.

          (3) Support development of cost and utilization data by provider and service.

          (4) Provide aggregate performance and outcome measures using standardized quality indicators similar to HEDIS or as specified by TDHS.

          (5)       Supports focused quality of care studies.

          (6) Support the management of referral/utilization control processes and procedures, including prior authorization and precertifications and denials of services.

          (7)       Monitor PCP referral patterns.

          (8) Support functions of reviewing access, use and coordination of services (i.e. actions of Peer Review and alert/flag for review and/or follow-up; laboratory, x-ray, Long Term Care, and other ancillary service utilization per visit).

          (9) Store and report patient satisfaction data through use of enrollee surveys.

          (10) provides fraud and abuse detection, monitoring and reporting.

          (11)      Meet minimum reporting/data collection/analysis functions of
                    Section 7.5 of the RFA.

          (12) Monitor and track provider and enrollee complaints and appeals from receipt to disposition or resolution by provider.

          (13) TDHS will provide to HMO Social Security applied income information for any Member residing in a Nursing Facility. It is HMOs responsibility to manage applied income appropriately with the nursing facility.

          (14) HMO will ensure the accuracy of and electronically transmit MDS-HC information on any Member living in the community and receiving long term care services.

          (15) HMO will ensure that the appropriate document, as specified by TDHS, to determine medical necessity for nursing facility level of care is transmitted to TDHS or its designee.

10.8      REPORT SUBSYSTEM

          The reporting subsystem supports reporting requirements of all HMO operations to HMO management and TDHS. It allows HMO to develop various reports to enable HMO management and TDHS to make decisions regarding HMO activity.

          Functions and Capabilities:


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          (1)       Produces standard, TDHS-required reports and ad hoc reports from the data available in all MIS subsystems. All reports will be submitted on hard copy or electronically in a format approved by TDHS.

          (2) Have system flexibility to permit the development of reports at irregular periods as needed.

          (3) Generate reports which provide unduplicated counts of enrollees, providers, payments and units of service unless otherwise specified.

          (4)       Generate an alphabetic Member listing.

          (5)       Generate a numeric Member listing.

          (6)       Generate a client eligibility listing by PCP (panel report).

          (7)       Report on PCP change by reason code.

          (8)       Report on TPL (COB) information to TDHS.

          (9) Report on provider capacity and assignment from date of service to date received.

          (10)      Generate an aged outstanding liability report.

          (11)      Produce a Member ID Card .

          (12)      Produce client/provider mailing labels.

10.9      DATA INTERFACE SUBSYSTEM

10.9.1 The interface subsystem supports incoming and outgoing data from and to other organizations. It allows HMO to maintain enrollee, benefit package, eligibility, disenrollment/enrollment status, and medical services received outside of capitated services and associated cost. All interfaces must follow the specifications frequencies and formats provided by the state and as amended.

10.9.2 HMO must obtain access to the TexMedNet BBS or other site. Some file transfers and E-mail will be handled through this mechanism.

10.9.3 Provider Network File - The provider file shall supply Network Provider data between HMO and TDHS and its designee. This process shall accomplish the following:

          (1) Provide identifying information for all managed care providers (e.g. name, address, etc...)

          (2)       Maintain history on provider enrollment/disenrollment

          (3)       Identify any restrictions (e.g, age, sex, etc.)

          (4)       Identify PCP capacity

          (5) Identify number and types of specialty providers available to Members.

10.9.4 Eligibility/Enrollment Interface - The enrollment interface must provide eligibility data between TDHS or its designee and HMO.

          (1) Provides benefit package data to HMO in accordance with capitated services.


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          (2)       Provides PCP assignments.
          (3)       Provides Member eligibility status data.
          (4)       Provides Member demographics data.
          (5) Provides HMO with cross reference data to identify duplicate Members.

10.9.5 Encounter/ClaimData Interface - The encounter/claim interface must transfer paid fee-for-service claims data to HMO and capitated services/encounters from HMO, including adjustments. This file will include all service types, such as, inpatient, outpatient, long term care services and medical services. The State or its designee will process claims for non-capitated services.

10.9.6 Capitation interface - The capitation interface must transfer premium and Member information to HMO. This interface's basic purpose is to balance HMO's Members and premium amount.

10.9.7 TPR Interface - TDHS will provide a data file that contains information on enrollees that have other insurance. Because Medicaid is the payor of last resort, all services and encounters should be billed to the other insurance companies for recovery. TDHS will also provide an insurance company data file which contains the name and address of each insurance company.

10.9.8 The State will provide a diagnosis file which will give the code and description of each diagnosis permitted by the State or its designee.

10.9.9 The State or its designee will provide a procedure file which contains the procedures which must be used on all claims and encounters. This file contains HCPCS, revenue, and ICD9-CM surgical procedure codes and codes specified by the state.

10.9.10 The State or its designee will provide a provider file which will contain the Medicaid provider numbers, name, and address of each Medicaid provider. The Medicaid number authorized by the State or its designee will be submitted on all claims, encounters, and network provider submissions.

10.10     TPR SUBSYSTEM

          HMO's third party recovery system must have the following capabilities and capacities:

          (1) Identify, store, and use other health coverage available to eligible Members or third party liability (TPL) including type of coverage and effective dates.
          (2)       Provide changes in information to TDHS as specified by TDHS.
          (3) Receive TPL data from TDHS to be used in claim and encounter processing.


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10.11     YEAR 2000 COMPLIANCE

10.11.1 HMO must take all appropriate measures to make all software which will record, store, and process and present calendar dates falling on or after January 1, 2000, perform in the same manner and with the same functionality, data integrity and performance, as dates falling on or before December 31, 1999, at no added cost to TDHS. HMO must take all appropriate measures to ensure that the software will not lose, alter or destroy records containing dates falling on or after January 1, 2000. HMO will ensure that all software will interface and operate with all TDHS, or its agent s, data systems which exchange data, including but not limited to historical and archived data. In addition, HMO guarantees that the year 2000 leap year calculations will be accommodated and will not result in software, firmware or hardware failures.

10.11.2 TDHS and all subcontracted entities are required by state and federal law to meet Y2K compliance standards. Failure of TDHS or TDHS contractor other than an HMO to meet Y2K compliance standards which results in an HMOs failure to meet the Y2K requirements of this contract is a defense against a declaration of default under this contract.

ARTICLE XI         QUALITY ASSURANCE AND QUALITY IMPROVEMENT PROGRAM

11.1      QUALITY IMPROVEMENT PROGRAM (QIP) SYSTEM

          HMO must develop, maintain, and operate a Quality Improvement Program
          (QIP) system which complies with federal regulations relating to Quality Assurance systems, found at 42 C.F.R. Section 434.34. The system must meet the Standards for Quality Improvement Programs contained in the Medicaid Managed Care (RFA) for Harris Service Area (pages 79-116 and 270-276).

11.2      WRITTEN QIP PLAN

          HMO must have ON FILE WITH TDHS an approved plan describing its Quality Improvement Plan (QIP), including how HMO will accomplish the activities pertaining to each Standard (I-XVI) in the Medicaid Managed Care (RFA) for Harris Service Area (pages 79-116 and 270-276). MODIFICATIONS AND AMENDMENTS MUST BE SUBMITTED TO TDHS NO LATER THAN 60 DAYS PRIOR TO THE IMPLEMENTATION OF THE MODIFICATION OR AMENDMENT.

11.3      QIP SUBCONTRACTING

          If HMO subcontracts any of the essential functions or reporting requirements of QIP to another entity, HMO must MAINTAIN A FILE of the Subcontractors and a description of how the Subcontractor will meet the standards and reporting requirements of this contract. THE LIST MUST BE AVAILABLE FOR REVIEW BY TDHS OR ITS DESIGNEE UPON REQUEST. HMO must notify TDHS no later than



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          90 days prior to terminating any subcontract affecting a major performance function of this contract (see Article 3.2.1.2).

11.4      BEHAVIORAL HEALTH INTEGRATION INTO QIP

          HMO must integrate behavioral health into its QIP system and include a systematic and on-going process for monitoring, evaluating, and improving the quality and appropriateness of behavioral health services provided to Members. HMO's QIP must enable HMO to collect data, monitor and evaluate for improvements to physical health outcomes resulting from behavioral health integration into the overall care of the Member.

11.5      QIP REPORTING REQUIREMENTS

          The HMO must meet all of the QIP Reporting Requirements contained in
          Article XII.

ARTICLE XII            REPORTING REQUIREMENTS

12.1      FINANCIAL REPORTS

12.1.1 HMO must file the Managed Care Financial Statistical Report on a quarterly basis using the format prescribed by the State. The report must be submitted to the State 30 days after the end of each State Fiscal Quarter and must include complete financial and statistical information for each month.

12.1.2 HMO must file two annual Managed Care Financial Statistical Reports. The reports must be in the format prescribed by the State. The first annual report must reflect expenses incurred through the ninetieth
          (90th) day after the end of the contract year and must be filed on or before the one hundred and twentieth (120th) day after the end of the contract year. The second annual report must reflect data completed through the 334th day after the end of the contract year and must be filled on or before the 365th day following the end of the Contract year.

12.1.3 Administrative expenses must be reported in accordance with Attachment E, Cost Principles for Administrative Expenses. Indirect administrative expenses must be based on an allocation methodology for Medicaid managed care activities and services that is developed or approved by the State.

12.1.4 HMO must file a duplicate of HMO Annual Statement and Supplemental Exhibits required by the Texas Department of Insurance (TDI) within thirty (30) days after the TDI filing deadline.

12.1.5 On or before June 30 of each year, HMOs shall submit to the State a copy of the annual audited financial report filed with TDI.

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                                       88

12.1.6 HMO must file an updated Form HCFA-1513 regarding control, ownership, or affiliation of HMO thirty (30) days prior to the end of the contract year. An updated Form HCFA must also be filed within thirty
          (30) days of any change in control, ownership, or affiliation of HMO.

12.1.7 HMO must file an updated HCFA Public Health Service ("PHS") "Section 1318 Financial Disclosure Report" within thirty (30) days of entering into, renewing, or terminating a relationship with an affiliated party.

12.1.8 TDI Examination Report. HMO must furnish a copy of any TDI Examination Report no later than 10 days after receipt of the final report from TDI.

12.1.9 IBNR Plan. HMO must furnish a written IBNR Plan to manage incurred-but-not-reported (IBNR) expenses, and a description of the method of insuring against insolvency, including information on all existing or proposed insurance policies. The plan must include the methodology for estimating IBNR. The plan and description must be submitted to the State no later than 60 days after the effective date of the contract unless previously submitted to the State. Changes to the IBNR plan and description must be submitted to the State no later than 30 days before changes to the plan are implemented by HMO.

12.1.10 HMO must file quarterly third party recovery (TPR) reports in accordance with a format developed by the State. TPR reports must include total dollars recovered from third party payers for services to HMOs Members for each month and the total dollars recovered through coordination of benefits, subrogation, and workers compensation.

12.1.11   Each report required under this section must be mailed to:

          Texas Department of Human Services (TDHS)
          Managed Care Section
          701 West 51st Street
          P.O. Box 149030, Mail Code W516
          Austin, Texas
          78714-9030

12.2      STATISTICAL REPORTS

12.2.1 HMO must electronically file the following monthly reports: (1) encounter; (2) encounter detail; (3) institutional; (4) institutional detail; and (5) claims detail for cost-reimbursed services filed, if any, with HMO. Encounter data must include the data elements, follow the format, and use the transmission method specified by the state in the Encounter Data Submission Manual. Encounters must be submitted by HMO to the State no later than 45 days after the date of adjudication (finalization) of the claims.

12.2.2 Monthly reports must include current months encounter data and encounter data adjustments to the previous months data.


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

12.2.3 Data quality standards will be developed jointly by HMO and the State. Encounter data must meet or exceed data quality standards. Data which does not meet quality standards must be corrected and returned within the period specified by the State. Original records must be made available to validate all encounter data.

12.2.4 HMO must require providers to submit claims and encounter data to HMO within ninety-five (95) days from the date services are provided.

12.2.5 HMO must use the procedure codes, diagnosis codes and other codes contained in the most recent edition of the Medicaid Provider Procedures Manual (and as otherwise provided by the State.) Exceptions or additional codes must be submitted for approval before HMO uses the codes.

12.2.6 HMO must use its State specified identification numbers on all encounter data submissions. Please refer to the Encounter Data Submission Manual for further specifications.

12.2.7 All Claims Summary Report. HMO must submit the "All Claims Summary Report identified in the Texas Managed Care Claims Manual as a contract year-to-date report. The report must be submitted quarterly by the last day of the month following the reporting period. The report must be submitted to TDHS in a format specified by TDHS.

12.2.8 HMO must validate all encounter data using the encounter data methodology prescribed by the State prior to submission of encounter data to the State.

12.2.9 HMO must file preliminary and final Medicaid Disproportionate Share Hospital (DSH) Reports, required by the State to identify and reimburse hospitals which qualify for Medicaid disproportionate share funds. The preliminary and final DSH reports must include the data elements and be submitted in the form and format specified by the State. The preliminary DSH reports are due on or before June 1 of the year following the State fiscal year for which data is being reported. The final DSH reports are due on or before August 15 of the year following the state fiscal year for which data is being reported.

12.3      ARBITRATION/LITIGATION CLAIMS REPORT

          HMO must submit an Arbitation/Litigation Claims Report in a format provided by the State identifying all provider or HMO request for arbitration or matters in Litigation. The report must be submitted: within 30 days from the date the matter is referred to arbitration; or suit is filed; or whenever there is a change of status in a matter referred to arbitration or litigation.

12.4      SUMMARY REPORT OF PROVIDER COMPLAINTS

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                                       90

          HMO must submit a Summary Report of Provider Complaints. HMO must also report complaints submitted to its subcontracted risk groups (e.g., IPAs). The complaint report must be submitted in two paper copies and one electronic copy on or before the 45 days following the end of the state fiscal quarter using a form specified by TDHS.

12.5      PROVIDER NETWORK REPORTS

12.5.1 Provider Network Report. HMO must submit to the Enrollment Broker an electronic file summarizing changes in HMO's provider network including PCPs, specialists, ancillary providers and hospitals. The file must indicate if the PCPs and specialists participate in a closed network and the name of the delegated network. The electronic file must be submitted in the format specified by the State and can be submitted as often as daily but must be submitted at least weekly.

12.5.2 Provider Termination Report. HMO must submit a monthly report which identifies any providers who cease to participate in HMO's provider network, either voluntarily or involuntarily. The report must be submitted to the State in the format specified by the State. HMO will submit the report no later than thirty (30) days after the end of the reporting month. The information must include the provider's name, Medicaid number, the reason for the provider's termination, and whether the termination was voluntary or involuntary.

12.6      MEMBER COMPLAINTS

          HMO must submit a quarterly summary report of Member complaints. HMO must also report complaints submitted to its subcontracted risk groups (e.g., IPAs). The complaint report format must be submitted to TDHS as two paper copies and one electronic copy on or before 45 days following the end of the state fiscal quarter using a form specified by TDHS.

12.7      FRAUDULENT PRACTICES

          HMO must report to TDHS all fraud and abuse enforcement actions or investigations taken against HMO and/or any of its Subcontractors or providers by any state or federal agency for fraud or abuse under Title XVIII or Title XIX of the Social Security Act or any state law or regulation and any basis upon which an action for fraud or abuse may be brought by a state or federal agency as soon as such information comes to the attention of HMO.

12.8      UTILIZATION MANAGEMENT REPORTS - BEHAVIORAL HEALTH

          HMO must submit Behavioral Health (BH) utilization management (UM) reports to TDHS or its designee semi-annually using a format and instructions provided by TDHS. HMO's UM data file (raw data) is due in a file format specified by TDHS quarterly (TDHS prefers and encourages

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                                       91
          monthly submission of the data file to BBS). The semi-annual BH UM reports and quarterly data submission are due no later than 150 days following the reporting as specified by TDHS.

12.9      UTILIZATION MANAGEMENT REPORTS - PHYSICAL HEALTH

          Physical health (PH) utilization management reports are required on a semi-annual basis with submission of data files that are, at a minimum, due to TDHS or its designee on a quarterly basis no later than 150 days following the end of the period. The State will provide the standardized reporting format for each report and detailed instructions for obtaining specific data required in the report and for data file submission specifications. The PH Utilization Management Report and data file submission instructions may periodically be updated by TDHS to facilitate clear communication to the health plan.

12.10     UTILIZATION MANAGEMENT REPORTS - LONG TERM CARE

          Long Term Care (LTC) utilization management reports are required on a semi-annual basis with submission of data files that are, at a minimum, due to TDHS or its designee on a quarterly basis no later than 150 days following the end of the period. The State will provide the standardized reporting format for each report and detailed instructions for obtaining specific data required in the report and for data file submission specifications. The LTC Utilization Management Report and data file submission instructions may periodically be updated by TDHS to facilitate clear communication to the health plan.

12.11     QUALITY IMPROVEMENT REPORTS

12.11.1 The HMO must conduct at a minimum, three focused studies. One study will be specified by TDHS, the second will be selected by the HMO and approved by TDHS, and the third study will be a behavioral study specified by TDHS. These studies shall be conducted and data collected using criteria, methods and reporting format developed by the state.

12.11.2 Focused study reports must be submitted to the state according to due dates established by the State.

12.11.3 Annual QIP Summary Report. An annual QIP summary report must be conducted yearly. The annual QIP summary report must be submitted within 30 days after approved by HMO QIP committee. This report must provide summary information on HMOs QIP system and include the following:

          (1) Executive summary of QIP-include results of all QI reports and interventions.

          (2) Activities pertaining to each standard in the Standards for Quality Improvement Programs (pages 79-116 and pages 270-276) of the


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                                       92

                    Medicaid Managed Care Request for Application (RFA) for the Harris Service Area.

          (3) Methodologies for collecting, assessing data and measuring outcomes.

          (4)       Tracking and monitoring quality of care.

          (5)       Role of health professionals in QIP review.

          (6) Methodology for collection data and providing feedback to providers and staff.

          (7)       Outcomes and/or action plan.

12.11.4 Provider Medical Record Audit and Report. HMO is required to conform to commonly accepted medical record standards such as those used by, NCQA, JCAHO, or those used for credentialing review such as the Texas Environment of Care Assessment Program (TECAP), and have documentation on file at HMO for review by the State or its designee during an on-site review.

12.12     HUB QUARTERLY REPORTS

          HMO must submit quarterly reports documenting HMOs HUB program efforts and accomplishments. The report must include a narrative description of HMOs program efforts and a financial report reflecting payments made to HUB. HMO must use the format included in Attachment B of this Contract for HUB quarterly reports.

12.13     THSTEPS REPORTS

          Minimum reporting requirements. HMO must submit, at a minimum, 80% of all THSteps checkups on HCFA 1500 claim forms as part of the encounter file submission to the State's Claims Administrator no later than thirty (30) days after the date of final adjudication (finalization) of the claims. Failure to comply with these minimum reporting requirements will result in Article XVIII sanctions and money damages.

ARTICLE XIII           PAYMENT PROVISIONS

13.1      CAPITATION AMOUNTS

13.1.1 TDHS will pay HMO monthly premiums calculated by multiplying the number of Member months by the Member risk group times the monthly capitation amount by Member risk group. HMO and network providers are prohibited from billing or collecting any amount from a Member except for costs for health care services or long term care services not covered by this Contract, in which case the Member must be informed of such costs prior to providing non-covered services.

13.1.2. The capitation amount by Member risk group has been calculated to be less than the amount payable for providing the same services for an actuarially equivalent population in the regular Medicaid fee-for-service


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                                       93
          program. The following capitation payments will be effective for the first year of this Contract. The monthly capitation amounts for the Harris County Service Area are as follows:

--------------------------------------------------------------------------------------
                                                 FY 2000
        Member Risk Groups                  Monthly Capitation
                                                  Amounts
                                            9/1/1999 - 8/31/2000
--------------------------------------------------------------------------------------
  CBA Waiver Clients-Dual Eligible               $1523.62
--------------------------------------------------------------------------------------
  CBA Waiver Clients-Medicaid Only               $3012.60
--------------------------------------------------------------------------------------
  Other Community Clients-Dual Eligible            $96.13
--------------------------------------------------------------------------------------
  Other Community Clients-Medicaid only           $597.34
--------------------------------------------------------------------------------------
  Nursing Facility Clients-Dual Eligible         $1819.89
--------------------------------------------------------------------------------------
  Nursing Facility Clients-Medicaid Only         $3327.78
--------------------------------------------------------------------------------------




13.1.3 The monthly premium payments will be made to HMO not later than the tenth (10) state working day of the month for which premiums are made. HMO must accept payment for premiums by direct deposit into HMOs account.

13.1.4 Payment of monthly capitation amounts is subject to availability of appropriations. If appropriations are not available to pay the full monthly capitation amounts, TDHS will equitably adjust capitation amounts, for all participating HMOs, and reduce scope of service requirements as appropriate.

13.1.5 TDHS will re-examine the capitation rates paid to HMO under this contract during the first year of the contract period and will provide HMO with capitation rates for the second year of the contract period no later than 30 days before the date of the one-year anniversary of the contract's effective date. Capitation rates for state fiscal year 2001 will be re-examined based on the most recent available traditional Medicaid cost data for the contracted risk groups in the service area, trended forward and discounted.

13.1.5.1 Once HMO has received their capitation rates established by TDHS for the second year of this contract, HMO may terminate this contract as provided in Article 18.1.6 of this contract.

13.1.6 For HMO members who upgrade to a higher risk group, the adjustment to the higher risk group will be delayed by 120 days as an incentive for the


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                                       94

          HMO to maintain members at the least restrictive setting that meets the client's health and safety needs.

13.1.7 For SSI members that upgrade to CBA eligibility by for whom the annualized cost of the plan of care is less than $ 9,000, the risk group will remain at the Other Community Care level.

13.1.8 HMO renewal rates reflect program increases appropriated by the 76 legislature for physician (to include THSteps providers) and outpatient facility services. HMO must report to TDHS any change in rates for participating physicians (to include THSteps providers) and outpatient facilities resulting from this increase. The report must be submitted to TDHS at the end of the first quarter of the FY2000 and FY2001 contract years according to the deliverables matrix scheduled set for HMO.

13.2      EXPERIENCE REBATE TO STATE

13.2.1 The HMO must pay to TDHS an experience rebate calculated in accordance with the tiered rebate method listed below based on the excess of allowable HMO STAR+PLUS revenues over allowable HMO STAR+PLUS expenses as measured by any positive amount on Line 8 of "Part 1: Financial Summary, All Coverage Groups Combined" of the final (Contract period) Managed Care Financial-Statistical Report as reviewed and confirmed by the State.

------------------------------------------------------------------------------------------
                     Graduated Rebate Method
------------------------------------------------------------------------------------------
Experience Rebate                        HMO Share                  State Share
as a Percentage of Revenues
------------------------------------------------------------------------------------------
     0% - 3%                          100%                     0%
------------------------------------------------------------------------------------------
     Over 3% - 7%                     75%                      25%
------------------------------------------------------------------------------------------
     Over 7% - 10%                    50%                      50%
------------------------------------------------------------------------------------------
     Over 10% - 15%                   25%                      75%
------------------------------------------------------------------------------------------
     Over 15%                         0%                       100%
------------------------------------------------------------------------------------------


13.2.2 Allowable start-up costs (pre-implementation costs) are costs incurred between the contract effective date and the implementation date as defined in the "Cost Principles for Administrative Expenses" (Attachment E).

13.2.3 Carry Forward of Prior Contract Period Losses: Losses incurred for one contract period can only be carried forward to the next contract period.

13.2.4    Experience rebate will be based on a pre-tax basis.

13.2.5 There will be two settlements for payment of the experience rebate. The first settlement shall equal 100 percent of the experience rebate as derived from Line 7 of Part 1 (Net Income Before Taxes) of the contract period Managed Care Financial Statistical (MCFS) Report and shall be paid on the same day the first contract period MCFS Report is submitted to TDHS. The second settlement shall be an adjustment to the first


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                                       95
          settlement and shall be paid to TDHS on the same day that the second contract period MCFS Report is submitted to TDHS if the adjustment is a payment from HMO to TDHS. TDHS or its agent may audit or review the MCFS reports. If TDHS determines that corrections to the MCFS reports are required, based on a TDHS audit/review or other documentation acceptable to TDHS, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within two years from the date that the HMO submits the second contract period MCFS report. HMO must pay the first and second settlements on the due dates for the first and second MCFS reports respectively as identified in Article 12.1.3. TDHS may adjust the experience rebate if TDHS determines HMO has paid affiliates amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays a non-affiliate(s) or the amount another HMO pays for the same or similar service in the service area. TDHS will have final authority in assessing the amount of the experience rebate.

13.3      ADJUSTMENTS TO PREMIUM

13.3.1 TDHS may recoup premiums paid to HMO in error. Error may be either human or machine error on the part of TDHS or an agent or contractor of TDHS. TDHS may recoup premiums paid to HMO if a Member is enrolled into HMO in error, and HMO provided no covered services to Member for the period of time for which premium was paid. If services were provided to Member as a result of the error, recoupment will not be made.

13.3.2 TDHS may recoup premium paid to HMO if a Member for whom premium is paid moves outside the United States, and the HMO has not provided covered services to the Member for the period of time for which premium has been paid. TDHS will not recoup premium if HMO has provided covered services to the Member during the period of time for which premium has been paid.

13.3.3 TDHS may recoup premium paid to HMO if a Member for whom premium is paid dies before the first day of the month for which premium is paid.

13.3.4 TDHS may recoup or adjust premium paid to HMO for a Member if the Members eligibility status or program type is changed, corrected as a result of error, or is retroactively adjusted.

13.3.5 Recoupment or adjustment of premium under 13.3.1 through 13.3.4 may be appealed using the TDHS dispute resolution process.

13.3.6 TDHS may adjust premiums for all Members within an eligibility status or program type if adjustment is required by reductions in appropriations or if a benefit or category of benefits is excluded or included as a covered service. Adjustment must be made by amendment as required by 15.2.2


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                                       96

          Adjustment to premium under this subsection may not be appealed using the TDHS dispute process.

ARTICLE XIV            ELIGIBILITY, ENROLLMENT, AND DISENROLLMENT

14.1      ELIGIBILITY DETERMINATION

14.1.1 DHS will identify Medicaid recipients who are eligible for participation in the STAR+PLUS program using the eligibility status described below.

14.1.2 MANDATORY - Individuals in the following must enroll in one of the STAR+PLUS HMOs providing services in the Service Area:

          SUPPLEMENTAL SECURITY INCOME (SSI) RECIPIENTS 21 AND OLDER SSI Eligible clients 21 and older living in the community, except for those individuals listed as "voluntary" or "non-participant."

          CLIENTS IN SOCIAL SECURITY (RSDI) EXCLUSIONS PROGRAMS Clients denied SSI because of specified increases (e.g., cost-of-living adjustments, etc.) in Social Security (RSDI or Title II) benefits.

          CLIENTS ENTERING TITLE-XIX NURSING FACILITIES (NFs)
          Clients entering Title-XIX NFs who qualify for nursing facility level of care, as determined by DHS after the date of implementation.

          COMMUNITY-BASED ALTERNATIVES (CBA) WAIVER CLIENTS Clients who qualify for nursing facility level of care, as determined by DHS, but who elect to receive services in the community.

          SPEND DOWN CLIENTS
          Adult Clients in nursing facilities who spend down to Medicaid eligibility (SSI/MAO) in less than twelve (12) months after date of implementation and qualify for nursing facility level of care as determined by DHS.

14.1.3 VOLUNTARY - The following individuals are not required to enroll in a STAR+PLUS HMO, but have the option to enroll in an HMO. HMO will be required to accept enrollment of any clients in these groups who elect to enroll:

          SSI ELIGIBLE CHILDREN
          SSI eligible children under age 21 may choose two types of managed care models (HMO or PCCM).

          SSI ELIGIBLE CLIENTS WITH SEVERE AND PERSISTENT MENTAL ILLNESS AND CHILDREN/ADOLESCENTS WITH SERIOUS EMOTIONAL DISTURBANCE (SED)
          SSI eligible clients with severe and persistent mental illness and children/adolescents with SEA who are receiving Medicaid- funded


                                                               TDHS/HMO CONTRACT
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                                       97
          rehabilitation services through the local mental health authority may choose two types of Managed Care models (HMO or PCCM).

          MEDICAID RECIPIENTS IN NURSING FACILITIES (NFs) ON DATE OF IMPLEMENTATION
          Individuals eligible for SSI/MAO and residing in NFs on date of implementation.

          SPEND DOWN NF RESIDENTS WHO SPEND DOWN RESOURCES AFTER TWELVE (12) MONTHS IN NF
               Individuals residing in NFs who spend down to MAO after twelve
               (12) months or more in the NF.

14.1.4 NON-PARTICIPANTS - The following individuals are not affected by STAR+PLUS and will not be included in the project:

          COMMUNITY LIVING ASSISTANCE AND SUPPORT SERVICES (CLASS) WAIVER
          CLIENTS
          Individuals receiving CLASS waiver services.

          MEDICALLY DEPENDENT CHILDREN'S WAIVER PROGRAM (MDCP) CLIENTS Individuals receiving MDCP waiver services.

          HOME AND COMMUNITY SERVICES (HAS and HAS-O) WAIVER CLIENTS Individuals receiving HAS services.

          DEAF-BLIND MULTIPLE DISABLED (DBMD) WAIVER CLIENTS
          Individuals receiving DBMD services.

          HOSPICE - Individuals who exercise their option to participate in a Hospice program.

14.2      ENROLLMENT

14.2.1 TDHS has the right and responsibility to enroll and disenroll eligible individuals into the STAR+PLUS program. HMO must accept all persons who chose to enroll as Members in HMO, without regard to the Members health status or any other factor.

14.2.2 All enrollments are subject to the accessibility and availability limitations and restrictions contained in the Section 1915(b) Waiver obtained by TDHS. TDHS has the authority to limit enrollment into HMO if the number and distance limitations are exceeded.

14.2.3 TDHS makes no guarantees or representations to HMO regarding the number of eligible Medicaid recipients who will ultimately be enrolled as STAR+PLUS Members of HMO.

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

14.2.4 HMO must cooperate and participate in all TDHS sponsored and announced enrollment activities. HMO must have a representative at all TDHS enrollment activities unless an exception is given by TDHS. HMOs representative must comply with HMOs cultural and linguistic competency plan (see Cultural and Linguistic in section 8.8 of this Contract). HMO must provide marketing materials, HMO pamphlets, Member handbooks, a list of network providers, HMOs linguistic and cultural capabilities and other information requested or required by TDHS or its Contract administrator to assist potential Members in making informed choices.

14.2.5 TDHS will provide HMO with at least ten (10) days written notice of all TDHS planned activities. Failure to participate in, or send a HMO representative to a TDHS sponsored enrollment activity is a default of the terms of the Contract. Default may be excused if HMO can show that TDHS failed to provided the required notice, or if HMOs absence is excused by TDHS.

14.3      PLAN CHANGES FROM HMO AND DISENROLLMENT FROM MANAGED CARE

14.3.1    Members have a right to change HMOs at any time.

14.3.2 TDHS is responsible for disenrolling the Member from HMO. If a disenrollment request is received before the 15th of the month, disenrollment is effective on the first day of the next month. If a disenrollment request is received after the fifteenth (15) of the month, disenrollment will be effective the 1st day of the month following the next month.

14.3.3 HMO has a limited right to request a Member be disenrolled from HMO without the Members consent. Disenrollment of a Member may be permitted under the following circumstances:

          (1) disruptive behavior at HMOs facility or a network providers office, unrelated to a physical or behavioral health condition;

          (2) loaning or allowing another person to use HMOs Membership card; or

          (3) other circumstances approved by TDHS justifying disenrollment.

14.3.4 HMO must take reasonable measures to work with the Member to ameliorate the situation prior to requesting disenrollment. Reasonable measures may include providing education and counseling regarding the offensive acts or behaviors.

14.3.5 HMO must notify the Member of HMOs decision to disenroll the Member if all reasonable measures have failed to remedy the problem.

14.3.6 If the Member disagrees with HMOs decision, HMO must notify the Member of the availability of the complaint procedure and the TDHS Fair Hearing process.

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                                       99

14.3.7 HMO CANNOT REQUEST A DISENROLLMENT BASED ON ADVERSE CHANGE IN THE MEMBER[ ]S HEALTH STATUS OR UTILIZATION OF SERVICES WHICH ARE MEDICALLY NECESSARY FOR TREATMENT OF A MEMBER[ ]S CONDITION.

14.3.8 Members may not be disenrolled solely because of a disability or chronic or complex condition.

14.4      AUTOMATIC RE-ENROLLMENT

14.4.1 Members who are disenrolled because they are temporarily ineligible for Medicaid will be automatically re-enrolled into the same health plan. Temporary loss of eligibility is defined as a period of 6 months or less.

14.4.2 HMO must inform its Members of the automatic re-enrollment procedure. Automatic re-enrollment must be included in the Member Handbook (See
          Article 8.2.1).

14.5.     ENROLLMENT REPORTS

14.5.1 TDHS will provide monthly HMO Enrollment Reports to HMO on or before the first of the month.

ARTICLE XV             GENERAL PROVISIONS

15.1      INDEPENDENT CONTRACTOR

          HMO, its agents, employees, network providers, and Subcontractors are independent contractors and do not perform services under this contract as employees or agents of TDHS. HMO is given express, limited authority to exercise the State's right of recovery as provided in
          Article 4.9.

15.2      AMENDMENT

15.2.1 This contract must be amended by TDHS if amendment is required to comply with changes in state or federal laws, rules, or regulations.

15.2.2 TDHS and HMO may amend this contract if reductions in funding or appropriations make full performance by either party impracticable or impossible, and amendment could provide a reasonable alternative to termination. If HMO does not agree to the amendment, contract may be terminated under Article XVIII.

15.2.3 This contract must be amended if either party discovers a material omission of a negotiated or required term, which is essential to the successful performance or maintaining compliance with the terms of the contract. The party discovering the omission must notify the other party of the omission in writing as soon as possible after discovery. If there is a


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          disagreement regarding whether the omission was intended to be a term of the contract, the parties must submit the dispute to dispute resolution under Article 15.8 of this contract.

15.2.4    This contract may be amended by mutual agreement at any time.

15.2.5 All amendments to this contract must be in writing and signed by both parties.

15.2.6 No agreement shall be used to amend this contract unless it is made a part of this contract by specific reference, and is numbered sequentially by order of its adoption.

15.3      LAW, JURISDICTION AND VENUE

          Venue and jurisdiction shall be in the state and federal district courts of Travis County, Texas. The laws of the State of Texas shall be applied in all matters of state law.

15.4      NON-WAIVER

          Failure to enforce any provision or breach shall not be taken by either party as a waiver of the right to enforce the provision or breach in the future.

15.5      SEVERABILITY

          Any part of this contract which is found to be unenforceable, invalid, void, or illegal shall be severed from the contract. The remainder of the contract shall be effective.

15.6      ASSIGNMENT

          This contract was awarded to HMO based on HMO s qualifications to perform personal and professional services. HMO cannot assign this contract without the written consent of TDI and TDHS. This provision does not prevent HMO from subcontracting duties and responsibilities to qualified Subcontractors. If TDI and TDHS consent to an assignment of this contract, a transition period of 90 days will run from the date the assignment is approved by TDI and TDHS so that Members' services are not interrupted and, if necessary, the notice provided for in Section 15.7 can be sent to Members. The assigning HMO must also submit a transition plan, as set out in Section 18.2.1, subject to TDHS approval.

15.7      MAJOR CHANGE IN CONTRACTING

          TDHS may send notice to Members when a major change affecting HMO occurs. A "major change" includes, but is not limited to, a substantial change of subcontractors and assignment of this contract. The notice


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          letter to Members may permit the Members to re-select their plan and
          PCP. TDHS will bear the cost of preparing and sending the notice letter.

15.8      NON-EXCLUSIVE

          This contract is a non-exclusive agreement. Either party may contract with other entities for similar services in the same service area.

15.9      DISPUTE RESOLUTION

          All disputes arising under this contract shall be resolved through TDHS' dispute resolution procedures, except where a remedy is provided for through TDHS' administrative rules or processes. All administrative remedies must be exhausted prior to other methods of dispute resolution.

15.10     DOCUMENTS CONSTITUTING CONTRACT

          This contract includes this document and all amendments and appendices to this document, the Request for Application, the Application submitted in response to the Request for Application, the Texas Medicaid Provider Procedures Manual and Texas Medicaid Bulletins addressed to HMOs, contract interpretation memoranda issued by TDHS for this contract, and the federal waiver granting TDHS authority to contract with HMO. If any conflict in provisions between these documents occurs, the terms of this contract and any amendments shall prevail. The documents listed above constitute the entire contract between the parties.

15.11     FORCE MAJEURE

          TDHS and HMO are excused from performing the duties and obligations under this contract for any period that they are prevented from performing their services as a result of a catastrophic occurrence, or natural disaster, clearly beyond the control of either party, including but not limited to an act of war, but excluding labor disputes.

15.12     NOTICES

          Notice may be given by any means which provides for verification of receipt. All notices to TDHS shall be addressed to Bureau Chief, Texas Department of Health, Bureau of Managed Care, 1100 W. 49th Street, Austin, TX 78756-3168, with a copy to the Contract Administrator. Notices to HMO shall be addressed to President/CEO,
                    James D. Donovan, Jr.
                    2730 N. Stemmons Freeway, Suite 608 West Tower
                    Dallas, TX 75207

15.13     SURVIVAL

          The provisions of this contract which relate to the obligations of HMO to maintain records and reports shall survive the expiration or earlier


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          termination of this contract for a period not to exceed six (6) years unless another period may be required by record retention policies of the State of Texas or HCFA.

ARTICLE XVI            DEFAULT AND REMEDIES

16.1      DEFAULT BY TDHS

16.1.1    FAILURE TO MAKE CAPITATION PAYMENTS

          Failure by TDHS to make capitation payments when due is a default under this contract.

16.1.2    FAILURE TO PERFORM DUTIES AND RESPONSIBILITIES

          Failure by TDHS to perform a material duty or responsibility as set out in this contract is a default under this contract.

16.2      REMEDIES AVAILABLE TO HMO FOR TDHS DEFAULT

          HMO may terminate this contract as set out in Article 18.1.5 of this contract if TDHS commits either of the events of default set out in
          Article 16.1.

16.3      DEFAULT BY HMO

16.3.1    FAILURE TO PERFORM AN ADMINISTRATIVE FUNCTION

          Failure of HMO to perform an administrative function is a default under this contract. Administrative functions are any requirements under this contract that are not direct delivery of health care services, including claims payment; encounter data submission; filing any report when due; cooperating in good faith with TDHS, an entity acting on behalf of TDHS, or an agency authorized by statute or law to require the cooperation of HMO in carrying out an administrative, investigative, or prosecutorial function of the Medicaid program; providing or producing records upon request; or entering into contracts or implementing procedures necessary to carry out contract obligations.

16.3.1.1  REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's failure to perform an administrative function under this contract, TDHS may:


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          -         Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3;

          -         Assess liquidated money damages as set out in Article 18.4;
                    and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.2    ADVERSE ACTION AGAINST HMO BY TDI

          Termination or suspension of HMO's TDI Certificate of Authority or any adverse action taken by TDI that TDHS determines will affect the ability of HMO to provide health care services to Members is a default under this contract.

16.3.2.1  REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For an adverse action against HMO by TDI, TDHS may:

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3; and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.3    INSOLVENCY

          Failure of HMO to comply with state and federal solvency standards or incapacity of HMO to meet its financial obligations as they come due is a default under this contract.

16.1.1.1  REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's insolvency, TDHS may:

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3; and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.


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16.3.4    FAILURE TO COMPLY WITH FEDERAL LAWS AND REGULATIONS

          Failure of HMO to comply with the federal requirements for Medicaid, including, but not limited to, federal law regarding misrepresentation, fraud, or abuse; and, by incorporation, Medicare standards, requirements, or prohibitions, is a default under this contract.

          The following events are defaults under this contract pursuant to 42 U.S.C. "1396b(m)(5), 1396u-2(e)(1)(A):

16.3.4.1 HMO's substantial failure to provide medically necessary items and services that are required under this contract to be provided to Members;

16.3.4.2 HMO's imposition of premiums or charges on Members in excess of the premiums or charge permitted by federal law;

16.3.4.3 HMO's acting to discriminate among Members on the basis of their health status or requirements for health care services, including expulsion or refusal to enroll an individual, except as permitted by federal law, or engaging in any practice that would reasonably be expected to have the effect of denying or discouraging enrollment with HMO by eligible individuals whose medical condition or history indicates a need for substantial future medical services;

16.3.4.4 HMO's misrepresentation or falsification of information that is furnished to HCFA, TDHS, a Member, a potential Member, or a health care provider;

16.3.4.5 HMO's failure to comply with the physician incentive requirements under 42 U.S.C. '1396b(m)(2)(A)(x); or

16.3.4.6 HMO's distribution, either directly or through any agent or independent contractor, of marketing materials that contain false or misleading information, excluding materials prior approved by TDHS.

16.3.5    REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. If HMO repeatedly fails to meet the requirements of Articles 16.3.4.1 through and including 16.3.4.6, TDHS must, regardless of what other sanctions are provided, appoint temporary management and permit Members to disenroll without cause. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's failure to comply with federal laws and regulations, TDHS may:


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          -         Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3;

          -         Appoint temporary management as set out in Article 18.5;

          - Initiate disenrollment of a Member of Members without cause as set out in Article 18.6;

          -         Suspend or default all enrollment of individuals;

          -         Suspend payment to HMO;

          - Recommend to HCFA that sanctions be taken against HMO as set out in Article 18.7;

          -         Assess civil monetary penalties as set out in Article 18.8;
                    and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.6    FAILURE TO COMPLY WITH APPLICABLE STATE LAW

          HMO's failure to comply with Texas law applicable to Medicaid, including, but not limited to, Article 32.039 of the Texas Human Resources Code and state law regarding misrepresentation, fraud, or abuse, is a default under this contract.

16.3.6.1  REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's failure to comply with applicable state law, TDHS may:

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3;

          - Assess administrative penalties as set out in Article 32.039, Government Code, with the opportunity for notice and appeal as required by Article 32.039; and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.7    MISREPRESENTATION OR FRAUD UNDER ARTICLE 4.8

          HMO's misrepresentation or fraud under Article 4.8 of this contract is a default under this contract.

16.3.7.1  REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.


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          For HMO's misrepresentation or fraud under Article 4.8, TDHS may:

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         P Suspend new enrollment as set out in Article 18.3; and/or

          - P Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.8    EXCLUSION FROM PARTICIPATION IN MEDICARE OR MEDICAID

16.3.8.1 Exclusion of HMO or any of the managing employees or persons with an ownership interest whose disclosure is required by '1124(a) of the Social Security Act (the Act) from the Medicaid or Medicare program under the provisions of '1128(a) and/or (b) of the Act is a default under this contract.

16.3.8.2 Exclusion of any provider or subcontractor or any of the managing employees or persons with an ownership interest of the provider or subcontractor whose disclosure is required by '1124(a) of the Social Security Act (the Act) from the Medicaid or Medicare program under the provisions of '1128(a) and/or (b) of the Act is a default under this contract if the exclusion will materially affect HMO's performance under this contract.

16.3.8.3  REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's exclusion from Medicare or Medicaid, TDHS may:

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3; and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.9    FAILURE TO MAKE PAYMENTS TO NETWORK PROVIDERS AND SUBCONTRACTORS

          HMO's failure to make timely and appropriate payments to network providers and subcontractors is a default under this contract. Withholding or recouping capitation payments as allowed or required under other articles of this contract is not a default under this contract.

16.3.9.1  REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT


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          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's failure to make timely and appropriate payments to network providers and subcontractors, TDHS may:

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3;

          -         Assess liquidated money damages as set out in Article
                    18.4; and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.10   FAILURE TO TIMELY ADJUDICATE CLAIMS

          Failure of HMO to adjudicate (paid, denied, or external pended) at least ninety (90%) of all claims within thirty (30) days of receipt and ninety-nine percent (99%) of all claims within ninety days of receipt for the contract year is a default under this contract.

16.3.10.1 REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consequently. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's failure to timely adjudicate claims, TDHS may:

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3; and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.11   FAILURE TO DEMONSTRATE THE ABILITY TO PERFORM CONTRACT FUNCTIONS

          Failure to pass any of the mandatory system or delivery functions of the Readiness Review required in Article I of this contract is a default under the contract.

16.3.11.1 REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised


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          concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's failure to demonstrate the ability to perform contract functions, TDHS may:

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3; and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.12 FAILURE TO MONITOR AND/OR SUPERVISE ACTIVITIES OF CONTRACTORS OR NETWORK PROVIDERS

16.3.12.1 Failure of HMO to audit, monitor, supervise, or enforce functions delegated by contract to another entity that results in a default under this contract or constitutes a violation of state or federal laws, rules, or regulations is a default under this contract.

16.3.12.2 Failure of HMO to properly credential its providers, conduct reasonable utilization review, or conduct quality monitoring is a default under this contract.

16.3.12.3 Failure of HMO to require providers and contractors to provide timely and accurate encounter, financial, statistical, and utilization data is a default under this contract.

16.3.12.4 REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's failure to monitor and/or supervise activities of contractors or network providers, TDHS may:

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3; and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.13   PLACING THE HEALTH AND SAFETY OF MEMBERS IN JEOPARDY

          HMO's placing the health and safety of the Members in jeopardy is a default under this contract.

16.3.13.1 REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT


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          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's placing the health and safety of Members in jeopardy, TDHS may:

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3; and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

16.3.14   FAILURE TO MEET ESTABLISHED BENCHMARK

          Failure of HMO to meet any benchmark established by TDHS under this contract is a default under this contract.

16.3.14.1 REMEDIES AVAILABLE TO TDHS FOR THIS HMO DEFAULT

          All of the listed remedies are in addition to all other remedies available to TDHS by law or in equity, are joint and several, and may be exercised concurrently or consecutively. Exercise of any remedy in whole or in part does not limit TDHS in exercising all or part of any remaining remedies.

          For HMO's failure to meet any benchmark established by TDHS under this contract, TDHS may:

          - Remove the THSteps component from the capitation paid to HMO if the benchmark(s) missed is for THSteps;

          - Terminate the contract if the applicable conditions set out in Article 18.1.1 are met;

          -         Suspend new enrollment as set out in Article 18.3;

          -         Assess liquidated money damages as set out in Article
                    18.4; and/or

          - Require forfeiture of all or part of the TDI performance bond as set out in Article 18.9.

ARTICLE XVII           NOTICE OF DEFAULT AND CURE OF DEFAULT

17.1 TDHS will provide HMO with written notice of default (Notice of Default) under this contract. The Notice of Default may be given by any means that provides verification of receipt. The Notice of Default must contain the following information:

17.1.1 A clear and concise statement of the circumstances or conditions that constitute a default under this contract;


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17.1.2    The contract provision(s) under which default is being declared;

17.1.3 A clear and concise statement of how and/or whether the default may be cured;

17.1.4 A clear and concise statement of the time period during which the HMO may cure the default if HMO is allowed to cure;

17.1.5 The remedy or remedies TDHS is electing to pursue and when the remedy or remedies will take effect;

17.1.6 If TDHS is electing to impose money damages and/or civil monetary penalties, the amount that TDHS intends to withhold or impose and the factual basis on which TDHS is imposing the chosen remedy or remedies;

17.1.7 Whether any part of money damages or civil monetary penalties, if TDHS elects to pursue one or both of those remedies, may be passed through to an individual or entity who is or may be responsible for the act or omission for which default is declared;

17.1.8 Whether failure to cure the default within the given time period, if any, will result in TDHS pursuing an additional remedy or remedies, including, but not limited to, additional damages or sanctions, referral for investigation or action by another agency, and/or termination of the contract

ARTICLE XVIII          EXPLANATION OF REMEDIES

18.1      TERMINATION

18.1.1    TERMINATION BY TDHS

18.1.1    TDHS may terminate this contract if:

18.1.1.1 HMO substantially fails or refuses to provide medically necessary services and items that are required under this contract to be provided to Members after notice and opportunity to cure;

18.1.1.2 HMO substantially fails or refuses to perform administrative functions under this contract after notice and opportunity to cure;

18.1.1.3  HMO materially defaults under any of the provisions of Article XVI;

18.1.1.4 Federal or state funds for the Medicaid program are no longer available; or

18.1.1.5 TDHS has a reasonable belief that HMO has placed the health or welfare of Members in jeopardy.


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18.1.2    TDHS must give HMO 90 days written notice of intent to terminate this contract if termination is the result of HMO's substantial failure or refusal to perform administrative functions or a material default under any of the provisions of Article XVI. TDHS must give HMO reasonable notice under the circumstances if termination is the result of federal or state funds for the Medicaid program no longer being available. TDHS must give the notice required under TDHS formal hearing procedures set out in Section 1.21 in Title 25 of the Texas Administrative Code if termination is the result of HMO's substantial failure or refusal to provide medically necessary services and items that are required under the contract to be provided to Members or TDHS' reasonable belief that HMO has placed the health or welfare of Members in jeopardy.

18.1.2.1  Notice may be given by any means that gives verification of receipt.

18.1.2.2 Unless termination is the result of HMO's substantial failure or refusal to provide medically necessary services and items that are required under this contract to be provided to Members or is the result of TDHS' reasonable belief that HMO has placed the health or welfare of Members in jeopardy, the termination date is 90 days following the date that HMO receives the notice of intent to terminate. For HMO's substantial failure or refusal to provide services and items, HMO is entitled to request a pre-termination hearing under TDHS' formal hearing procedures set out in Section 1.21 of Title 25, Texas Administrative Code.

18.1.3 TDHS may, for termination for HMO's substantial failure or refusal to provide medically necessary services and items, notify HMO's Members of any hearing requested by HMO and permit Members to disenroll immediately without cause. Additionally, if TDHS terminates for this reason, TDHS may enroll HMO's Members with another HMO or permit the HMO's Members to receive Medicaid-covered services other than from an HMO.

18.1.4 HMO must continue to perform services under the transition plan described in Article 18.2.1 until the last day of the month following 90 days from the date of receipt of notice if the termination is for any reason other than TDHS' reasonable belief that HMO is placing the health and safety of the Members in jeopardy. If termination is due to this reason, TDHS may prohibit HMO's further performance of services under the contract.

18.1.5 If the state terminates this contract, HMO may appeal the termination under 32.034, Texas Human Resources Code.

18.1.6    TERMINATION BY HMO

          HMO may terminate this contract if TDHS fails to pay HMO as required under Article XIII of this contract or otherwise materially defaults in its duties and responsibilities under this contract, or by giving notice no later than 30 days after receiving the capitation rates for the second contract year. Retaining premium, recoupment, sanctions, or penalties that are allowed under this contract or that result from HMO's failure to perform or


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          HMO's default under the terms of this contract is not cause for termination.

18.7.1 HMO must give TDHS 90 days written notice of intent to terminate this contract. Notice may be given by any means that gives verification of receipt. The termination date will be calculated as the last day of the month following 90 days from the date the notice of intent to terminate is received by TDHS.

18.1.8 TDHS must be given 30 days from the date TDHS receives HMO's written notice of intent to terminate for failure to pay HMO to pay all amounts due. If TDHS pays all amounts then due within this 30-day period, HMO cannot terminate the contract under this article for that reason.

18.1.9    TERMINATION BY MUTUAL CONSENT

          This contract may be terminated at any time by mutual consent of both HMO and TDHS.

18.2      DUTIES OF CONTRACTING PARTIES UPON TERMINATION

          When termination of the contract occurs, TDHS and HMO must meet the following obligations:

18.2.1 TDHS and HMO must prepare a transition plan, which is acceptable to and approved by TDHS, to ensure that Members are reassigned to other health plans without interruption of services. That transition plan will be implemented during the 90-day period between receipt of notice and the termination date unless termination is the result of TDHS' reasonable belief that HMO is placing the health or welfare of Members in jeopardy.

18.2.2 If the contract is terminated by TDHS for any reason other than federal or state funds for the Medicaid program no longer being available or if HMO terminates the contract based on lower capitation rates for the second contract year as set out in Article 13.1.2:

18.2.2.1 TDHS is responsible for notifying all Members of the date of termination and how Members can continue to receive contract services;

18.2.2.2 HMO is responsible for all expenses related to giving notice to Members; and

18.2.2.3 HMO is responsible for all expenses incurred by TDHS in implementing the transition plan.

18.2.3 If the contract is terminated by HMO for any reason other than based on lower capitation rates for the second contract year as set out in
          Article 13.1.2:

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18.2.3.1  TDHS is responsible for notifying all Members of the date of termination and how Members can continue to receive contract services;

18.2.3.2 TDHS is responsible for all expenses related to giving notice to Members; and

18.2.3.3 TDHS is responsible for all expenses it incurs in implementing the transition plan.

18.2.4    If the contract is terminated by mutual consent:

18.2.4.1 TDHS is responsible for notifying all Members of the date of termination and how Members can continue to receive contract services;

18.2.4.2 HMO is responsible for all expenses related to giving notice to Members; and

18.2.4.3 TDHS is responsible for all expenses it incurs in implementing the transition plan.

18.3      SUSPENSION OF NEW ENROLLMENT

18.3.1 TDHS must give HMO 30 days notice of intent to suspend new enrollment in the Notice of Default other than for default for fraud and abuse or imminent danger to the health or safety of Members. The suspension date will be calculated as 30 days following the date that HMO receives the Notice of Default.

18.3.2 TDHS may immediately suspend new enrollment into HMO for a default declared as a result of fraud and abuse or imminent danger to the health and safety of Members.

18.3.3 The suspension of new enrollment may be for any duration, up to the termination date of the contract. TDHS will base the duration of the suspension upon the type and severity of the default and HMO's ability, if any, to cure the default.

18.4.     LIQUIDATED MONEY DAMAGES

18.4.1 The measure of damages in the event that HMO fails to perform its obligations under this contract may be difficult or impossible to calculate or quantify. Therefore, should HMO fail to perform in accordance with the terms and conditions of this contract, TDHS may require HMO to pay sums as specified below as liquidated damages. The liquidated damages set out in this Article are not intended to be in the nature of a penalty but are intended to be reasonable estimates of TDHS' financial loss and damage resulting from HMO's non-performance.


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18.4.2    TDHS imposes money damages, TDHS may collect those damages by reducing the amount of any monthly premium payments otherwise due to HMO by the amount of the damages. Money damages that are withheld from monthly premium payments are forfeited and will not be subsequently paid to HMO upon compliance or cure of default unless a determination is made after appeal that the damages should not have been imposed.

18.4.3 Failure to file or filing incomplete or inaccurate annual, semi-annual or quarterly reports may result in money damages of not more than $11,000.00 for every month from the month the report is due until submitted in the form and format required by TDHS. These money damages apply separately to each report.

18.4.4 Failure to produce or provide records and information requested by TDHS, an entity acting on behalf of TDHS, or an agency authorized by statute or law to require production of records at the time and place the records were required or requested may result in money damages of not more than $5,000.00 per day for each day the records are not produced as required by the requesting entity or agency if the requesting entity or agency is conducting an investigation or audit relating to fraud or abuse, and not more than $1,000.00 per day for each day records are not produced if the requesting entity or agency is conducting routine audits or monitoring activities.

18.4.5 Failure to file or filing incomplete or inaccurate encounter data may result in money damages of not more than $25,000 for each month HMO fails to submit encounter data in the form and format required by TDHS. TDHS will use the encounter data validation methodology established by TDHS to determine the number of encounter data and the number of months for which damages will be assessed.

18.4.6 Failing or refusing to cooperate with TDHS, an entity acting on behalf of TDHS, or an agency authorized by statute or law to require the cooperation of HMO in carrying out an administrative, investigative, or prosecutorial function of the Medicaid program may result in money damages of not more than $8,000.00 per day for each day HMO fails to cooperate.

18.4.7 Failure to enter into a required or mandatory contract or failure to contract for or arrange to have all services required under this contract provided may result in money damages of not more than $1,000.00 per day that HMO either fails to negotiate in good faith to enter into the required contract or fails to arrange to have required services delivered.

18.4.8 Failure to meet the benchmark for benchmarked services under this contract may result in money damages of not more than $25,000 for each month that HMO fails to meet the established benchmark.


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18.4.9    TDHS may also impose money damages for a default under Article
          16.3.11, Failure to Make Payments to Network Providers and Subcontractors, of this contract. These money damages are in addition to the interest HMO is required to pay to providers under the provisions of Article 7.3.8.10 of this contract.

18.4.9.1 If TDHS determines that HMO has failed to pay a provider for a claim or claims for which the provider should have been paid, TDHS may impose money damages of $2 per day for each day the claim is not paid from the date the claim should have been paid (calculated as 30 days from the date a clean claim was received by HMO) until the claim is paid by HMO.

18.4.9.2 If TDHS determines that HMO has failed to pay a capitation amount to a provider who has contracted with HMO to provide services on a capitated basis, TDHS may impose money damages of $10 per day, per Member for whom the capitation is not paid, from the date on which the payment was due until the capitation amount is paid.

18.5      APPOINTMENT OF TEMPORARY MANAGEMENT

18.5.1 TDHS may appoint temporary management to oversee the operation of the HMO upon a finding that there is continued egregious behavior by the HMO or there is a substantial risk to the health of the Members.

18.5.2 TDHS may appoint temporary management to assure the health of the HMO's Members if there is a need for temporary management while

18.5.2.1  there is an orderly termination or reorganization of the HMO, or

18.5.2.2  are made to remedy violations found under Article 16.3.4.

18.5.3 Temporary management will not be terminated until TDHS has determined that HMO has the capability to ensure that the violations that triggered appointment of temporary management will not recur.

18.5.4 TDHS is not required to appoint temporary management before terminating this contract.

18.5.5 No pre-termination hearing is required before appointing temporary management.

18.6      TDHS-INITIATED DISENROLLMENT OF A MEMBER OR MEMBERS WITHOUT CAUSE

          TDHS must give HMO 30 days notice of intent to initiate disenrollment of a Member or Members in the Notice of Default. The TDHS-initiated disenrollment date will be calculated as 30 days following the date that HMO receives the Notice of Default.


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18.7      RECOMMENDATION TO HCFA THAT SANCTIONS BE TAKEN AGAINST HMO

18.7.1 If HCFA determines that HMO has violated federal law or regulations and that federal payments will be withheld, TDHS will deny and withhold payments for new enrollees of HMO.

18.7.2 HMO must be given notice and opportunity to appeal a decision of TDHS and HCFA pursuant to 42 CFR '434.67.

18.8      CIVIL MONETARY PENALTIES

18.8.1 For a default under Article 16.3.4.1, TDHS may assess not more than $25,000 for each default;

18.8.2 For a default under Article 16.3.4.2, TDHS may assess double the excess amount charged in violation of the federal requirements for each default. The excess amount shall be deducted from the penalty and returned to the Member concerned.

18.8.3 For a default under Article 16.3.4.3, TDHS may assess not more than $100,000 for each default, including $15,000 for each individual not enrolled as a result of the practice described in Article 16.3.4.3.

18.8.4 For a default under Article 16.3.4.4, TDHS may assess not more than $100,000 for each default if the material was provided to HCFA or TDHS and not more than $25,000 for each default if the material was provided to a Member, a potential Member, or a health care provider.

18.8.5 For a default under Article 16.3.4.5, TDHS may assess not more than $25,000 for each default.

18.8.6 For a default under Article 16.3.4.6, TDHS may assess not more than $25,000 for each default.

18.8.7 HMO may be subject to civil money penalties under the provisions of 42 CFR 1003 in addition to or in place of withholding payments for a default under Article 16.3.4.

18.9      FORFEITURE OF ALL OR A PART OF THE TDI PERFORMANCE BOND
          TDHS may require forfeiture of all or a portion of the face amount of the TDI performance bond if TDHS determines that an event of default has occurred. Partial payment of the face amount shall reduce the total bond amount available pro rata.

18.10     REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED


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18.10.1   HMO may dispute the imposition of any sanction under this contract.
          HMO notifies HMO of its dispute by filing a written response to the Notice of Default, clearly stating the reason HMO disputes the proposed sanction. With the written response, HMO must submit to TDHS any documentation that supports HMO's position. HMO must file the review within 15 days from HMO's receipt of the Notice of Default. Filing a dispute in a written response to the Notice of Default suspends imposition of the proposed sanction.

18.10.2 HMO and TDHS must attempt to informally resolve the dispute. If HMO and TDHS are unable to informally resolve the dispute, HMO must notify the Bureau Chief of Managed Care that HMO and TDHS cannot agree. The Bureau Chief will refer the dispute to the Associate Commissioner for Health Care Financing who will appoint a committee to review the dispute under TDHS' dispute resolution procedures. The decision of the dispute resolution committee will be TDHS' final administrative decision.

ARTICLE XIX            TERM

19.1 The effective date of this contract is September 1, 1999. This contract will terminate on August 31, 2001, unless terminated earlier as provided for elsewhere in this contract.

19.2      The contract will not automatically renew beyond the contract period.

19.3 If either party does not intend to renew the contract beyond its initial term, the party intending not to renew must submit a written notice of its intent not to renew to the other party no later than 90 days before the termination date set out in Article 19.1.

19.4 If either party does not intend to renew the contract beyond its initial term and sends the notice required in Article 19.3, a transition period of 90 days will run from the date the notice of intent not to renew is received by the other party. By signing this contract, the parties agree that the terms of this contract shall automatically continue during any transition period.

19.5 The party that does not intend to renew the contract beyond its initial term and sends the notice required by Article 19.3 is responsible for sending notices to all Members on how the Member can continue to receive covered services. The expense of sending the notices will be paid by the non-renewing party. If TDHS does not intend to renew and sends the required notice, TDHS is responsible for any costs it incurs in ensuring that Members are reassigned to other plans without interruption of services. If HMO does not intend to renew and sends the required notice, HMO is responsible for any costs TDHS incurs in ensuring that Members are reassigned to other plans without interruption of services. If both parties do not intend to renew the contract beyond its initial term, TDHS will send the notices to Members and the parties will share equally in the cost of sending the notices and of implementing the transition plan.


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19.6      Non-renewal of this contract is not a contract termination for purposes of appeal rights under the Human Resources Code Section
          32.034.

TEXAS DEPARTMENT OF                                        AMERICAID TEXAS, INC.
HUMAN SERVICES

BY:                                                BY:
   ----------------------                             -------------------------
        ERIC M. BOST                                       JAMES DONOVAN JR.
        COMMISSIONER                                       PRESIDENT AND CEO

DATE SIGNED:   9/1/99                             DATE SIGNED:    8/24/99
            ------------                                      ---------------
APPROVED AS TO FORM:

------------------------
Office of General Counsel


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                                       ATTACHMENTS

Copies of attachments A - E will be available in the Regulatory Department upon request.


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